============================================================================


                           CONTRIBUTION AGREEMENT


                                    among

                    SARACEN PROPERTIES, INC., SARACENO HOLDING TRUST GENERAL PARTNERSHIP, DOMINIC J. SARACENO, 150 WELLS AVENUE REALTY TRUST, RIVER PARK REALTY TRUST, SEVENTY WELLS AVENUE LLC, NEWTON ACQUISITION LLC I, SARACEN PORTLAND L.L.C., KSA NEWTON ACQUISITION LIMITED PARTNERSHIP II AND KSA NEWTON LIMITED PARTNERSHIP I

                              as "Contributor"


                                     and


                    WELLSFORD/WHITEHALL PROPERTIES, L.L.C.

                              as "Contributee"



                        Date: As of February 12, 1998


============================================================================

                              TABLE OF CONTENTS


1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-

2.   CONTRIBUTION AND CONVEYANCE . . . . . . . . . . . . . . . . . . . .-14-
     2.1  Contribution of the Non-Nomura Properties (other than 70
          Wells) . . . . . . . . . . . . . . . . . . . . . . . . . . . .-14-
     2.2  Contribution of the Contributed LLC Interests. . . . . . . . .-15-

3.   CONTRIBUTION AMOUNT . . . . . . . . . . . . . . . . . . . . . . . .-15-
     3.1  Payment of the Contribution Amount . . . . . . . . . . . . . .-15-
     3.2  Allocation of the Contribution Amount. . . . . . . . . . . . .-17-
     3.3  Escrow of Deposit and Promissory Notes . . . . . . . . . . . .-17-

4.   ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .-20-
     (a)  Fixed Rents. . . . . . . . . . . . . . . . . . . . . . . . . .-20-
     (b)  Overage Rents. . . . . . . . . . . . . . . . . . . . . . . . .-21-
     (c)  Taxes and Assessments. . . . . . . . . . . . . . . . . . . . .-23-
     (d)  Operating Expenses and Utilities.. . . . . . . . . . . . . . .-23-
     (e)  Nomura Loan. . . . . . . . . . . . . . . . . . . . . . . . . .-24-
     (f)  Service Contracts. . . . . . . . . . . . . . . . . . . . . . .-24-
     (g)  Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . .-24-
     (h)  Miscellaneous Revenues . . . . . . . . . . . . . . . . . . . .-24-
     (i)  Bank Accounts of Wells Senior. . . . . . . . . . . . . . . . .-24-
     (j)  Utility and Service Contract Deposits. . . . . . . . . . . . .-24-
     (k)  Prepayments Fees and Costs in Connection with Prepaying the
          Existing Non-Nomura Mortgage Indebtedness. . . . . . . . . . .-24-
     (l)  Nomura Loan Reserves and Escrows . . . . . . . . . . . . . . .-25-
     (m)  Escrows Under the Existing Non-Nomura Mortgage Indebtedness. .-25-
     (n)  Unfunded Tenant Allowances and Leasing Commissions . . . . . .-25-
     (o)  Common Expenses and Assessments With Respect to the
          Condominium. . . . . . . . . . . . . . . . . . . . . . . . . .-26-
     (p)  Prepayment Fee Adjustment for the Existing Non-Nomura
          Mortgage Indebtedness Due to Exercise of Extension Right . . .-26-
     (q)  Certain Brokerage Commissions and Legal and Accounting Fees
          Owed by Contributor. . . . . . . . . . . . . . . . . . . . . .-27-
     (r)  Lazard Mezzanine Loan. . . . . . . . . . . . . . . . . . . . .-27-
     (s)  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-28-

6.   CLOSING DELIVERIES. . . . . . . . . . . . . . . . . . . . . . . . .-29-

7.   REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR . . . . . . . . . . .-37-
     7.1 Representations and Warranties Concerning the Saracen Persons
          and the Saracen Members. . . . . . . . . . . . . . . . . . . .-37-
     7.2  Additional Representations Relating to Wells Avenue Holdings
          LLC, Wells Avenue Senior Holdings Inc., Wells Senior, Seventy
          Wells Avenue Inc. and Seventy Wells Avenue LLC.. . . . . . . .-43-
     7.3  Representations of Contributor Regarding the Contributor
          Properties.. . . . . . . . . . . . . . . . . . . . . . . . . .-46-
     7.4  Representations and Warranties of Contributor Concerning the
          Nomura Loan. . . . . . . . . . . . . . . . . . . . . . . . . .-54-
     7.5  Representations and Warranties of Contributor Concerning the
          Lazard Mezzanine Loan. . . . . . . . . . . . . . . . . . . . .-55-

8.   REPRESENTATIONS AND WARRANTIES OF CONTRIBUTEE . . . . . . . . . . .-56-
     8.1. Representations and Warranties Concerning the Contributee and
          the Term Loan Borrower . . . . . . . . . . . . . . . . . . . .-56-
     8.2  Additional Representations Relating to the Contributee
          Property Owners. . . . . . . . . . . . . . . . . . . . . . . .-60-
     8.3  Representations of Contributee Regarding the Contributee
          Properties.. . . . . . . . . . . . . . . . . . . . . . . . . .-62-
     8.4  Representations and Warranties Concerning the Term Loan and
          the Revolving Credit Loan. . . . . . . . . . . . . . . . . . .-68-

9.  SURVIVAL OF CERTAIN REPRESENTATIONS; REMEDIES FOR INACCURACIES AND
     OTHER CHANGES TO REPRESENTATIONS. . . . . . . . . . . . . . . . . .-69-
     9.1  Certificates of Contributor and Contributee. . . . . . . . . .-69-
     9.2  Termination Remedies for Material Adverse Changes Discovered
          Prior to Closing.. . . . . . . . . . . . . . . . . . . . . . .-70-
     9.3  Post-Closing Damage Claim for Certain Discovered
          Inaccuracies.. . . . . . . . . . . . . . . . . . . . . . . . .-73-
     9.4  Representations and Warranties Which Survive Closing or
          Termination. . . . . . . . . . . . . . . . . . . . . . . . . .-77-

10.  TRANSACTION COSTS . . . . . . . . . . . . . . . . . . . . . . . . .-77-
     10.1  Transaction Costs Payable by Contributor. . . . . . . . . . .-77-
     10.2  Transaction Costs Payable by Contributee. . . . . . . . . . .-78-

11.  TITLE AND PERMITTED EXCEPTIONS. . . . . . . . . . . . . . . . . . .-79-
     11.1  Permitted Exceptions and Title Policy . . . . . . . . . . . .-79-
     11.2  Use of Cash Balance to Discharge Title Exceptions . . . . . .-81-
     11.3  Title Exceptions. . . . . . . . . . . . . . . . . . . . . . .-81-
     11.4  Cooperation of Contributor and Contributee. . . . . . . . . .-83-

12.  CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . .-83-

13.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-86-
     13.1 Operation of Premises. . . . . . . . . . . . . . . . . . . . .-86-
     13.2 Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . .-87-
     13.3 Estoppel Certificates. . . . . . . . . . . . . . . . . . . . .-88-
     13.4 Concerning the Nomura Loan . . . . . . . . . . . . . . . . . .-89-
     13.5 Concerning the Lazard Mezzanine Loan and the Existing Non-
          Nomura Mortgage Indebtedness . . . . . . . . . . . . . . . . .-89-
     13.6 Operations of the Companies. . . . . . . . . . . . . . . . . .-89-
     13.7 Condominium Documents. . . . . . . . . . . . . . . . . . . . .-90-
     13.8 Closing Steps Summary Actions. . . . . . . . . . . . . . . . .-90-
     13.9 Indemnity of Contributor . . . . . . . . . . . . . . . . . . .-90-
     13.10     Concerning the Nomura Consent and the Lazard Consent. . .-91-

14.  CASUALTY AND CONDEMNATION . . . . . . . . . . . . . . . . . . . . .-92-
     14.1 Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . .-92-
     14.2 Condemnation . . . . . . . . . . . . . . . . . . . . . . . . .-92-

15.  DEFAULT; REMEDIES; SURVIVAL . . . . . . . . . . . . . . . . . . . .-93-
     15.1.     Default By Contributee Prior to Closing . . . . . . . . .-93-
     15.2.     Default By Contributor Prior to Closing . . . . . . . . .-93-
     15.3.     Definition of Default.. . . . . . . . . . . . . . . . . .-94-
     15.4.     Provisions which Survive Closing. . . . . . . . . . . . .-94-
     15.5.     Provisions which Survive Termination. . . . . . . . . . .-94-

16.  BROKERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-94-

17.  TAX CERTIORARI PROCEEDINGS. . . . . . . . . . . . . . . . . . . . .-94-

18.  INSPECTION BY CONTRIBUTOR AND CONTRIBUTEE . . . . . . . . . . . . .-95-

19.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-96-

20.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . .-97-

21.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .-98-
     (a)  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .-98-
     (b)  Further Assurances . . . . . . . . . . . . . . . . . . . . . .-98-
     (c)  Successors . . . . . . . . . . . . . . . . . . . . . . . . . .-99-
     (d)  No Third Party Beneficiary . . . . . . . . . . . . . . . . . .-99-
     (e)  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .-99-
     (f)  Schedules and Exhibits . . . . . . . . . . . . . . . . . . . .-99-
     (g)  Severability . . . . . . . . . . . . . . . . . . . . . . . . .-99-
     (h)  Modification . . . . . . . . . . . . . . . . . . . . . . . . .-99-
     (i)  Waiver of Trial by Jury. . . . . . . . . . . . . . . . . . . .-99-
     (j)  No Recording . . . . . . . . . . . . . . . . . . . . . . . . .-99-
     (k)  Captions; Interpretation . . . . . . . . . . . . . . . . . . -100-
     (l)  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . -100-
     (m)  Consent of Contributor . . . . . . . . . . . . . . . . . . . -100-
     (n)  Exculpation of Contributee, WCPT and Whitehall . . . . . . . -100-
     (o)  Exculpation of Contributor . . . . . . . . . . . . . . . . . -101-
     (p)  Modification of Saracen Companies, Inc. Lease. . . . . . . . -101-
     (q)  Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . -101-
     (r)  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . -101-

                                  EXHIBITS

Exhibit A - Closing Steps Summary
Exhibit B - Description of Contributor Properties
Exhibit C - List of Nomura Loan Documents
Exhibit D - Description of Contributee Properties
Exhibit E - List of Revolving Credit Loan Documents
Exhibit F - List of Term Loan Documents
Exhibit G - Contribution Amount Allocations
Exhibit H - Outstanding Required Repairs Under the Nomura Loan Documents
Exhibit I - Outstanding Contributee Membership Warrants and Options
Exhibit J - Enumerated Tangible Personal Property
Exhibit K - Existing Non-Nomura Mortgage Indebtedness
Exhibit L - Nomura Estoppel Certificate
Exhibit L-1 Lazard Mezzanine Loan Estoppel Certificate
Exhibit M - List of Lazard Mezzanine Loan Documents
Exhibit N - Permitted Exceptions
Exhibit O-1 - Form of Deed (Massachusetts properties)
Exhibit O-2 - Form of Deed (Maine property)
Exhibit P - Form of Assignment and Assumption of Member Interests in Wells Avenue Holdings LLC
Exhibit Q - Form of Bill of Sale
Exhibit R - Form of Assignment and Assumption of Leases
Exhibit S - Form of Assignment and Assumption of Tenant Proceedings
Exhibit T - Form of Assignment and Assumption of Service Contracts, Permits, Warranties and Intangible Personal Property
Exhibit U - Form of Tenant Notice Letters
Exhibit V - Form of Tenant Estoppel Certificates
Exhibit W-1 - Form of Contributor's Counsel Opinion Letter
Exhibit W-2 - Form of Contributee's Counsel Opinion Letter
Exhibit X - Form of Asset Management Agreement
Exhibit Y-1 - Form of Property Management Agreement (Nomura Properties) Exhibit Y-2 - Form of Property Management Agreement (Non-Nomura Properties) Exhibit Z - Form of Trustee Certificate Re Condominium
Exhibit AA - Title Endorsements
Exhibit AB - Non-Imputation Title Affidavit
Exhibit AC - Specified Allocation of Membership Units and Series A Preferred
             Membership Units Among the Saracen Members
Exhibit AD - Form of Operating Agreement Amendment
Exhibit AE - Form of Registration Rights Agreement
Exhibit AF - Form of Section 4.2(j) Letter

                            Contributor Schedules

Schedule A-1   -    Pending Litigation

Schedule A-2   -    Organization Documents of Companies

Schedule A-3   -    Contributor Rent Rolls

Schedule A-4   -    Leases

Schedule A-5   -    Unfunded Tenant Improvement Allowances

Schedule A-6   -    Brokerage Agreements & Unpaid Leasing Brokerage
                    Commissions

Schedule A-7   -    List of Engineering Reports

Schedule A-8   -    Outstanding Violations

Schedule A-9   -    Service Contracts

Schedule A-10 -     Insurance

Schedule A-11 -     List of Environmental Reports

Schedule A-12 -     Pending Special Assessments/Tax Certiorari Proceedings

Schedule A-13 -     Property Escrows

Schedule A-14 -     Permits

Schedule A-15 -     Trade Names

                            Contributee Schedules

Schedule B-1   -    Pending Litigation

Schedule B-2   -    Organization Documents of Contributed Companies

Schedule B-3   -    Contributee Rent Rolls

Schedule B-4   -    Leases

Schedule B-5   -    Unfunded Tenant Improvement Allowances

Schedule B-6   -    Brokerage Agreements & Unpaid Leasing Brokerage
                    Commissions

Schedule B-7   -    List of Engineering Reports

Schedule B-8   -    Outstanding Violations

Schedule B-9   -    Insurance

Schedule B-10  -    List of Environmental Reports

Schedule B-11  -    Pending Special Assessments/Tax Certiorari Proceedings

Schedule B-12  -    Trade Names

                           CONTRIBUTION AGREEMENT


          THIS CONTRIBUTION AGREEMENT (the "Agreement"), made and effective as of the 12th day of February, 1998, among SARACEN PROPERTIES, INC., SARACENO HOLDING TRUST GENERAL PARTNERSHIP, DOMINIC J. SARACENO, 150 WELLS AVENUE REALTY TRUST, RIVER PARK REALTY TRUST, SEVENTY WELLS AVENUE LLC, NEWTON ACQUISITION LLC I, SARACENO PORTLAND L.L.C., KSA NEWTON ACQUISITION LIMITED PARTNERSHIP II and KSA NEWTON LIMITED PARTNERSHIP I, all having an office at c/o the Saracen Companies, 57 Wells Avenue, Newton Centre, MA. 02159, and WELLSFORD/WHITEHALL PROPERTIES, L.L.C., having an office at c/o Wellsford Commercial Properties Trust, 610 Fifth Avenue, New York, N.Y. 10020.

                            W I T N E S S E T H:

          WHEREAS, Wells Avenue Senior Holdings LLC owns fee simple title to the properties located at 333 Elm Street, Norfolk, Massachusetts ("333 Elm"), 128 Technology Center, Waltham, Massachusetts ("Technology Center"), 201 University Avenue, Westwood, Massachusetts ("201 University"), 7/57 Wells Avenue, Newton, Massachusetts ("7/57 Wells"), and 75/85/95 Wells Avenue, Newton, Massachusetts ("75/85/95 Wells");

          WHEREAS, Wells Avenue Senior Holdings LLC is the owner of the four story office building condominium unit located in Dedham, Massachusetts, and designated as "Unit O" in, and created by, that certain Master Deed of Dedham Place Condominium made by Dedham Place Associates Joint Venture, and recorded in the Norfolk County Registry of Deeds on November 27, 1991 at Book 9118, Page 376 et. al. ("Dedham Place");

          WHEREAS, 150 Wells Avenue Realty Trust owns fee simple title to the property located at 150 Wells Avenue, Needham, Massachusetts ("150 Wells");

          WHEREAS, River Park Realty Trust owns fee simple title to the property located at 72 River Park, Needham, Massachusetts ("72 River Park");


          WHEREAS, Wells Avenue Holdings LLC owns 100% of Seventy Wells Avenue Inc. and owns a 99% interest in Seventy Wells Avenue LLC, and Seventy Wells Avenue Inc. owns a 1% interest in Seventy Wells Avenue LLC;

          WHEREAS, Seventy Wells Avenue LLC owns fee simple title to the property located at 70 Wells Avenue, Newton, Massachusetts ("70 Wells");

          WHEREAS, Newton Acquisition LLC I owns fee simple title to the property located at 160 Wells Avenue, Newton, Massachusetts ("160 Wells");

          WHEREAS, Saracen Portland LLC owns fee simple title to the property located at 2331 Congress Street, Portland, Maine ("2331 Congress");


          WHEREAS, KSA Newton Acquisition Limited Partnership II owns fee simple title to the property located at 60 Turner Street, Waltham, Massachusetts ("60 Turner");

          WHEREAS, KSA Newton Limited Partnership I owns fee simple title to the property located at 74 Turner Street, Waltham, Massachusetts ("74 Turner");

          WHEREAS, Dominic J. Saraceno owns fee simple title to the property located at 100 Wells Avenue, Waltham, Massachusetts ("100 Wells");

          WHEREAS, Saracen Properties Inc. indirectly owns an interest in, and controls, Wells Avenue Holdings LLC, which entity owns Wells Avenue Senior Holdings, Inc., and Wells Avenue Holdings LLC and Wells Avenue Senior Holdings, Inc., in turn, collectively own Wells Avenue Senior Holdings LLC;


          WHEREAS, Saraceno Holding Trust General Partnership is the manager of, and owns 99% of the member interests in, Wells Avenue Holdings LLC, and Pacific Preferred LLC owns a 1% member interest in Wells Avenue Holdings LLC;

          WHEREAS, Contributee (as hereinafter defined) owns 100% of the member interests in WEL/WH 1275 K Street L.L.C., and WEL/WH 1275 K Street L.L.C., in turn, owns fee title to those certain properties commonly known as 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 700 Atrium Drive, Franklin, New Jersey; 1275 K Street, Washington, D.C.; 1800 Valley Road, Wayne, New Jersey; and Greenbrook Corporate Center located at 90-100 Passaic Avenue, Fairfield, New Jersey;

          WHEREAS, Contributee owns, in addition to certain other properties, fee title to those certain properties commonly known as One Cyanamid Plaza (a/k/a Pointview), Wayne, New Jersey; 1700 Valley Road, Wayne, New Jersey; and 26 Main Street, Chatham, New Jersey;

          WHEREAS, each of the Contributor Property Owners (as hereinafter defined), other than Wells Avenue Senior Holdings LLC and Seventy Wells Avenue LLC, has agreed to contribute or otherwise convey to Contributee all of the Contributor Property Owners' respective right, title and interest in and to their respective Contributor Properties (as hereinafter defined), and Contributee has agreed to accept the contribution and conveyance of such Contributor Properties, subject to the terms and conditions hereof;
          WHEREAS, Saracen Properties, Inc. has agreed to cause Saraceno Holding Trust General Partnership to contribute or otherwise convey its member interests in Wells Avenue Holdings LLC to Contributee, and Contributee has agreed to accept the contribution and conveyance of such interests, subject to the terms and conditions hereof;

          WHEREAS, in connection with the transactions contemplated herein, Contributee has agreed to (i) issue to the Saracen Members (as hereinafter defined) certain member interests in Contributee, (ii) pay a specified sum to Contributee and (iii) accept title to the Contributed LLC Interests (as hereinafter defined) and the Contributor Properties subject to certain existing liens and encumbrances, all as more particularly set forth in this Agreement and in the Operating Agreement Amendment (as hereinafter defined);


          WHEREAS, in connection with the transactions contemplated herein, Contributee has agreed to (i) engage Asset Manager (as hereinafter defined) as the asset manager for the Contributor Properties, pursuant to the Asset Management Agreement (as hereinafter defined) and (ii) engage Property Manager (as hereinafter defined) as the property manager for the Contributor Properties, pursuant to the Property Management Agreement (as hereinafter defined); and

          WHEREAS, certain of the actions, steps and procedures to be taken and/or performed by Contributor and Contributee, and their respective affiliates and Subsidiaries, to consummate the foregoing, are set forth in the "Closing Steps Summary" annexed hereto as Exhibit A (the "Closing Steps Summary").

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Contributor and Contributee agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated:

          "Actual Knowledge" means (i) with respect to Contributor, the actual (and not constructive or imputed) knowledge of Dominic J. Saraceno, Kurt W. Saraceno and/or William F. Rand, III, without any separate obligation on their part to make any independent investigation of the matters being represented, warranted or certified, and (ii) with respect to Contributee, the actual (and not constructive or imputed) knowledge of Edward Lowenthal, Richard Previdi and/or Gregory Hughes, without any separate obligation on their part to make any independent investigation of the matters being represented, warranted or certified.

          "Asset Management Agreement" means that certain Asset Management Agreement dated as of the Closing Date between Contributee, as owner, and Asset Manager, as the asset manager, with respect to the Contributor Properties, in the form of Exhibit X annexed hereto.

          "Asset Manager" means Saracen Partners LLC, a Massachusetts limited liability company to be formed and owned by William F. Rand, III, Dominic J. Saraceno, Kurt W. Saraceno and Cary G. Tarpinian, and to be designated as the asset manager under the Asset Management Agreement.

          "Brokers" has the meaning given in Section 16.

          "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the Commonwealth of Massachusetts or the State of New York are authorized or obligated by law or executive order to be closed.

          "Cash Balance" has the meaning given in Section 3.1(j).

          "Closing" and "Closing Date" have the respective meanings given in
Section 5.

          "Closing Steps Summary" has the meaning given in the Recitals.

          "Companies" means, collectively, Wells Senior, Wells Avenue Holdings LLC, Wells Avenue Senior Holdings, Inc., Seventy Wells Avenue Inc. and Seventy Wells Avenue LLC, and each is individually called a "Company".

          "Condominium" means Dedham Place Condominium.

          "Condominium Documents" means, collectively, (i) that certain Master Deed of Dedham Place Condominium (and all exhibits annexed thereto) made by Dedham Place Associates Joint Venture, and recorded in the Norfolk County Registry of Deeds on November 27, 1991 at Book 9118, Page 376 et. al., and (ii) the Dedham Place Condominium Trust and By-Laws dated November 20, 1991 and made by Dominic J. Saraceno, as trustee.

          "Contributed LLC Interests" means the 99% member interests in Wells Avenue Holdings LLC which are held as of the date hereof by Saraceno Holding Trust General Partnership.

          "Contributee" means Wellsford/Whitehall Properties, L.L.C., a Delaware limited liability company.

          "Contributee Properties" means those certain parcels of land described on Exhibits D-1 through Exhibits D-11 annexed hereto, and the buildings and improvements located on such land, which properties are commonly known as 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 700 Atrium Drive, Franklin, New Jersey; 1275 K Street, Washington, D.C.; One Cyanamid Plaza, Wayne, New Jersey; 1700 Valley Road, Wayne, New Jersey; 1800 Valley Road, Wayne, New Jersey; Greenbrook Corporate Center located at 90-100 Passaic Avenue, Fairfield, New Jersey; and 26 Main Street, Chatham, New Jersey. Each such property is herein individually called a "Contributee Property".

          "Contributee Property Owners" means, collectively, the Term Loan Borrower and Contributee, and "Contributee Property Owner" means each of the Term Loan Borrower and Contributee, individually.

          "Contributee's Representation Certificate" has the meaning given in Section 9.1.

          "Contributor's Representation Certificate" has the meaning given in Section 9.1.

          "Contribution Amount" has the meaning given in Section 3.1.

          "Contributor" means, collectively, Saracen Properties, Inc., a Massachusetts corporation; Dominic J. Saraceno, an individual; Saraceno Holding Trust General Partnership, a Massachusetts general partnership; 150 Wells Avenue Realty Trust, a Massachusetts nominee trust; River Park Realty Trust, a Massachusetts nominee trust; Seventy Wells Avenue LLC, a Massachusetts limited liability company; Newton Acquisition LLC I, a Massachusetts limited liability company; Saracen Portland L.L.C., a Maine limited liability company; KSA Newton Acquisition Limited Partnership II, a Massachusetts limited partnership, and KSA Newton Limited Partnership I, a Massachusetts limited partnership.

          "Contributor Liquidated Damages Promissory Note" means that certain promissory note dated as of the date hereof, made by Dominic J. Saraceno and Kurt W. Saraceno in the original principal amount of $1,000,000.

          "Contributor Properties" means, collectively, the Nomura Properties and the Non-Nomura Properties. Each such property is herein individually called a "Contributor Property".

          "Contributor Property Owners" means, collectively, 150 Wells Avenue Realty Trust, River Park Realty Trust, Seventy Wells Avenue LLC, Newton Acquisition LLC I, Saracen Portland L.L.C.; KSA Newton Acquisition Limited Partnership II, KSA Newton Limited Partnership I, Wells Senior, and Dominic J. Saraceno; "Contributor Property Owner" means each of the foregoing Persons.

          "Dedham Place Condominium Unit" means the condominium unit designated as "Unit O" in the Condominium Documents, together with a 51% appurtenant interest in the common areas and facilities of the Condominium.

          "Deposit" shall have the meaning ascribed thereto in the Option Agreement.

          "Dollars" or "$" means lawful currency of the United States of America, and all sums payable by either party to the other pursuant to this Agreement shall be paid in Dollars.

          "Environmental Law" shall mean any and all federal, state and local statutes, laws, regulations, rules, orders, decrees, permits, authorizations, judicial or administrative opinions, common law and agency requirements relating to the protection of human health or the environment, hazardous substances or indoor air quality.

          "Escrow Agent" shall mean Robinson Silverman Pearce Aronsohn & Berman LLP.

          "Existing Non-Nomura Mortgage Indebtedness" means those certain mortgage loans described on Exhibit K annexed hereto.

          "First Loan" means that certain loan in the original principal amount of $250,000 made by Contributee to Dominic J. Saraceno and Kurt W. Saraceno, evidenced by the First Loan Note, and made by Contributee on January 28, 1998.

          "First Loan Note" means that certain promissory note for $250,000, dated January 28, 1998, made by Dominic J. Saraceno and Kurt W. Saraceno to Contributee, and evidencing the First Loan.

          "Fixed Rents" has the meaning given in Section 4.

          "Governmental Authority" means (i) with respect to Contributor, the United States, the State in which each Contributor Property is located, each county in which each Contributor Property is located, and any political subdivision, agency, authority, department, court, commission, board, bureau or instrumentality of any of the foregoing which has or is asserting jurisdiction over any of the parties hereto or over any of the Contributor Properties, and (ii) with respect to Contributee, the United States, the State in which each Contributee Property is located, each county in which each Contributee Property is located, and any political subdivision, agency, authority, department, court, commission, board, bureau or instrumentality of any of the foregoing which has or is asserting jurisdiction over any of the parties hereto or over any of the Contributee Properties.

          "Hazardous Substances" shall mean any substance in any concentration which is listed, classified or regulated pursuant to any Environmental Law including, but not limited to, (A) any petroleum products or by-products, asbestos containing materials, polychlorinated biphenyls, lead containing materials, radioactive materials, radon or solid waste; and
(B) any other substance where handling or exposure is prohibited, limited or regulated because of potential risks to human health, safety or the environment; provided that, the term "Hazardous Substances" shall not include any cleaning products, copy machine fluids and other substances commonly used in the maintenance or operation of a building similar to the Contributor Properties or the Contributee Properties, to the extent that such substances are used and stored in compliance with all applicable laws.

          "Improvements" means all buildings and all other improvements of every kind and nature located on the Land, including, without limitation, heating and air conditioning systems, furnaces, engines, pipes, pumps, tanks, motors, conduits, switch boards, plumbing, lifting, fire prevention, fire extinguishing and refrigerating equipment and apparatus (provided, however, that with respect to Dedham Place only, Improvements shall not include any facilities and/or improvements which are a part of the common areas and common facilities of the Condominium).

          "Indebtedness" means, with respect to any Person, (i) all indebtedness and obligations of or assumed by such Person in respect of money borrowed (including any indebtedness which is nonrecourse to the credit of such Person but which is secured by a Lien on any asset of such Person) or evidenced by a promissory note, bond, debenture, letter of credit reimbursement agreement or other written obligations to pay money for borrowed money, (ii) any indebtedness or obligation of others secured by a Lien on any asset of such Person, whether or not such indebtedness or obligation is assumed by such Person; (iii) any guaranty, endorsement, suretyship or other undertaking pursuant to which such Person may be liable on account of any obligation of any third party other than a Subsidiary;
(iv) indebtedness for the deferred purchase price of property or services;
(v) obligations of such Person incurred in connection with entering into a Lease which, in accordance with generally accepted accounting principles, should be capitalized; and (v) the indebtedness or obligations of a partnership or joint venture in which such person is a general partner or joint venturer.

          "Intangible Personal Property" means, collectively, (i) rights to unpaid condemnation or insurance proceeds and other awards or compensation arising from any taking, casualty or disposition, (ii) the right in and to the use of any and all property names and logos which are specific to one or more of the Contributor Properties (such as, by way of example, "Dedham Place" and "Technology Center"); provided, however, that the foregoing shall not include in any manner any interest in or to any of (x) tradenames or trademarks of tenants or other third parties not controlled by Contributor,
(y) the name "Saracen", "Saracen Properties" or any other name or tradename using the name "Saracen" or the like, or (z) any related logos of Saracen, Saracen Properties, Saracen Companies and the like; (iii) all licenses, consents and approvals required to make use of utilities serving the Contributor Properties (or any of them), (iv) loans made by Contributor (or any of the separate entities or persons constituting Contributor) to tenants in lieu of tenant improvement allowances or similar inducements for any such tenant's Lease and (v) any other intangible personal property of every kind and character appurtenant to the ownership and use of the Contributor Properties or any Contributor Property.

          "Land" means the parcels of land described on Exhibit B-1 through B-13 annexed hereto and made a part hereof.

          "Lazard" means Lazard Freres Real Estate Fund II L.P., or any successor holder of the Lazard Mezzanine Loan.

          "Lazard Consent" shall have the meaning ascribed thereto in the Option Agreement.

          "Lazard Estoppel Certificate" means an estoppel certificate from Lazard with respect to the Lazard Mezzanine Loan, substantially in the form annexed hereto as Exhibit L-1.

          "Lazard Mezzanine Loan" means that certain loan in the original principal amount of $21,387,000 made by Lazard Freres Real Estate Fund II L.P. to Wells Avenue Holdings LLC.

          "Lazard Mezzanine Loan Documents" means the documents and instruments described on Exhibit M annexed hereto.

          "Leases" means the leases, licenses and occupancy agreements (including all modifications and amendments thereto and all subleases) for space in the Contributor Properties or the Contributee Properties, as the case may be.

          "Lender" means, collectively, BankBoston, N.A., Goldman Sachs Mortgage Company, and other lending institutions which may become parties from time to time to that certain Revolving Credit Agreement executed in connection with the Revolving Credit Loan and/or that certain Term Loan Agreement executed in connection with the Term Loan.

          "LF Member" means Pacific Preferred LLC, a New York limited liability company, in its capacity as a member of Wells Avenue Holdings LLC under the Wells Avenue Operating Agreement, or any successor holder of such member interests.

          "LF Redemption Amount" means the amount necessary to purchase or otherwise redeem in full the member interest of the LF Member in Wells Avenue Holdings LLC.

          "Lien" means any lien, mortgage, charge, restriction, option, right of first refusal or offer, contractual restriction on transfer, security interest, tax lien, pledge, encumbrance, conditional sale or title retention agreement, or other claim of any kind or nature against any real or personal property securing any Indebtedness, or any agreement to create or confer any of the foregoing, in each case whether arising by agreement or under any statute or law or otherwise.

          "Liquidated Sum Amount" means an amount equal to Five Hundred Thousand ($500,000) Dollars.

          "Liquidated Sum Title Exception" means a Title Exception that arises on or after the date of this Agreement, but on or prior to the Closing Date, which can be discharged solely by the payment of a liquidated sum of money; provided, however, that the term "Liquidated Sum Title Exception" as used in this Agreement shall not include the following: (i) any Voluntary Title Exceptions; (ii) any Title Exceptions that are expressly and specifically approved by Contributee in writing; and (iii) any Permitted Exceptions.

          "Membership Units" has the meaning ascribed thereto in the Operating Agreement.

          "NACC Member" means Property Acquisition Trust I, a Delaware business trust, in its capacity as a special member of Wells Avenue Holdings LLC under the Wells Avenue Operating Agreement, or any successor holder of such member interests.

          "NACC Redemption Amount" means the amount necessary to purchase or otherwise redeem in full the member interest of the NACC Member in Wells Avenue Holdings LLC.

          "Nomura" means Nomura Asset Capital Corporation, and/or Amresco Management Inc. acting in its capacity as the loan servicer for the Nomura Loan, and/or any successor servicer of the Nomura Loan (acting in its capacity as the loan servicer for the Nomura Loan), as the case may be.

          "Nomura Consent" shall have the meaning ascribed thereto in the Option Agreement.

          "Nomura Estoppel Certificate" means an estoppel certificate from Nomura, with respect to the Nomura Loan, substantially in the form annexed hereto as Exhibit L.

          "Nomura Loan" means that certain loan made by Nomura to Wells Senior in the original principal amount of $69,000,000, as evidenced by the Nomura Loan Documents.

          "Nomura Loan Documents" means the documents and instruments described on Exhibit C annexed hereto.

          "Nomura Properties" means, collectively, (x) each of the parcels of Land described on Exhibits B-1 through Exhibits B-5 annexed hereto and the Improvements located on such Land and (y) the Dedham Place Condominium Unit and all of the Appurtenant Interests (as such term is defined in the Condominium Documents) relating to the Dedham Place Condominium Unit; each of the foregoing being commonly known, respectively, as 333 Elm Street, Norfolk, Massachusetts; 128 Technology Center, Westwood, Massachusetts; 201 University Avenue, Westwood, Massachusetts; 7/57 Wells Avenue, Newton Massachusetts; 75/85/95 Wells Avenue, Newton, Massachusetts; and Dedham Place, Dedham, Massachusetts.

          "Non-Nomura Properties" means, collectively, each of the parcels of Land described on Exhibits B-6 through Exhibits B-13 annexed hereto and the Improvements located on such Land, and commonly known as 150 Wells Avenue, Needham, Massachusetts; 72 River Park, Needham, Massachusetts; 70 Wells Avenue, Newton, Massachusetts; 100 Wells Avenue, Waltham, Massachusetts; 160 Wells Avenue, Newton, Massachusetts; 2331 Congress Street, Portland, Maine; 60 Turner Street, Waltham, Massachusetts; and 74 Turner Street, Waltham, Massachusetts.

          "Non-Nomura Property Owners" means, collectively, all of the Contributor Property Owners other than Wells Senior, and "Non-Nomura Property Owner" means, individually, each of Contributor Property Owners other than Wells Senior.

          "Operating Agreement" means the limited liability company operating agreement of Contributee dated as of August 28, 1997, as the same may be amended from time to time after the date hereof and prior to the Closing Date, provided that such amendment would have been permitted under the provisions of Section 12.1 of the Operating Agreement Amendment (i.e., as if Section 12.1 of the Operating Agreement Amendment were in effect for the benefit of the Saracen Members on the date hereof).

          "Operating Agreement Amendment" means the amendment to the Operating Agreement of Contributee (including with all exhibits and schedules annexed thereto), dated as of the Closing Date, among the Saracen Members, WCPT and Whitehall, the form of which agreement is annexed hereto as Exhibit AD.

          "Option Agreement" means that certain Option Agreement dated as of the date hereof, between Contributor and Contributee with respect to this Agreement.

          "Organizational Documents" of a Person means (i) with respect to a corporation, such Person's certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock, (ii) with respect to a partnership, such Person's certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person's certificate of formation, limited liability company operating agreement or other document affecting the rights of holders of limited liability company interests, and (iv) with respect to a trust, such Person's trust agreement, or any other document affecting the rights of the trustee(s) and the beneficiaries of the trust.

          "Overage Rent" has the meaning given in Section 4.

          "Permits" means all governmental licenses, permits, approvals, consents and certificates which are in effect on the Closing Date and are required or used in connection with the ownership or operation of the Contributor Properties and/or any Contributor Property.

          "Permitted Exceptions" means (i) those matters of title which are set forth on Exhibit N-1 through Exhibit N-14 annexed hereto and made a part hereof, (ii) the Leases and rights of tenants thereunder as tenants only, (iii) the standard printed exceptions to the ALTA extended coverage title policy form (10-17-92 Form), (iv) with respect to the Nomura Properties only, the Nomura Loan Documents, (v) subject to adjustment as provided in Section 4, real estate taxes and water and sewer charges for the current year, (vi) the affect of any laws, regulations, governmental actions or governmental mandates affecting any one or more of the Contributor Properties, and (vii) any other matters affecting title to any of the Contributor Properties as of the date hereof, other than Liquidated Sum Title Exceptions, Voluntary Title Exceptions and such other title matters which (x) Contributor had Actual Knowledge of as of the date hereof and (y) Contributee did not have Actual Knowledge of as of the date hereof (and could not have discovered prior to the date hereof through the exercise of reasonable due diligence activities).

          "Person" means any individual, partnership, corporation, limited liability company, trust or other legal entity.

          "Property Management Agreement" means, collectively, (i) that certain Property Management Agreement dated as of the Closing Date between Wells Avenue Holdings LLC, as owner, and Property Manager, as the property manager, with respect to the Nomura Properties, in the form of Exhibit Y-1 annexed hereto and (ii) that certain Property Management Agreement dated as of the Closing Date between Contributee or an affiliate thereof, as owner, and Property Manager, as the property manager, with respect to the Non-Nomura Properties, in the form of Exhibit Y-2 annexed hereto.

          "Property Manager" means Saracen Companies, LLC, a Massachusetts limited liability company, which entity is to be designated as the property manager under the Property Management Agreement.

          "Records and Plans" means all of the following items relating to the construction, improvement, ownership, use, maintenance, leasing and operation of the Contributor Properties which are in the possession of Contributor or Contributor's Subsidiaries, or their respective affiliates or agents: (i) all files, correspondence, memoranda, operating manuals, logs and similar records, including, without limitation, construction contracts and other contracts and agreements entered into by or on behalf of Contributor or its Subsidiaries; (ii) all structural reviews, environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental (including any with respect to the impact of materials used in the construction of the Improvements) and architectural reports, studies and certificates; (iii) all preliminary, final and proposed construction and building plans and specifications (including elevations, floor plans, schematic design drawings, renderings, working drawings, "as-built" drawings and structural calculations) respecting the Improvements; and (iv) all accounting, financial and similar books and records maintained by or on behalf of Contributor or its Subsidiaries.

          "Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into at the Closing among WCPT and each of the Saracen Members, in the form annexed hereto as Exhibit AE.

          "Revolving Credit Loan Documents" means the documents and instruments described on Exhibit E annexed hereto.

          "Revolving Credit Loan" means that certain revolving credit facility made by Lender to Contributee in the maximum principal amount of $150,000,000, as evidenced by the Revolving Credit Loan Documents.

          "Saracen Members" means, collectively, Dominic J. Saraceno, Kurt
W. Saraceno, William F. Rand, III, Ingeborg B. Saraceno, Heidi Lawler, Leas Saraceno, Stephen Davis, Edward Werner, Carleton G. Tarpinian and George McLaughlin; each such Person is herein individually called a "Saracen Member".

          "Saracen Persons" means, collectively, Saracen Properties, Inc., a Massachusetts corporation; Dominic J. Saraceno, an individual; 150 Wells Avenue Realty Trust, a Massachusetts nominee trust; River Park Realty Trust, a Massachusetts nominee trust; Seventy Wells Avenue LLC, a Massachusetts limited liability company; Newton Acquisition LLC I, a Massachusetts limited liability company; Saracen Portland L.L.C., a Maine limited liability company; KSA Newton Acquisition Limited Partnership II, a Massachusetts limited partnership; KSA Newton Limited Partnership I, a Massachusetts limited partnership; Saraceno Holding Trust General Partnership, a Massachusetts general partnership; Wells Avenue Holdings LLC, a Massachusetts limited liability company; Wells Avenue Senior Holdings Inc., a Massachusetts corporation (and any successor thereto); and Wells Avenue Senior Holdings LLC, a Massachusetts limited liability company; "Saracen Person" means each of the foregoing.

          "Second Loan" means that certain loan in the original principal amount of $250,000 made by Contributee to Dominic J. Saraceno and Kurt W. Saraceno, evidenced by the Second Loan Note, and made by Contributee concurrently with its execution of the Option Agreement.

          "Second Loan Note" means that certain promissory note for $250,000, dated the same date as the Option Agreement, made by Dominic J. Saraceno and Kurt W. Saraceno to Contributee, and evidencing the Second Loan.

          "Section 4.2(j) Letter" means that certain letter agreement, in the form of Exhibit AF annexed hereto, referred to in Section 4.2(j) of the Operating Agreement (as amended by the Operating Agreement Amendment).

          "Series A Preferred Membership Units" has the meaning ascribed thereto in the Operating Agreement Amendment.

          "Service Contracts" means the service contracts, management contracts, maintenance contracts, union contracts, concession agreements, agency agreements and other written contracts or agreements (including all modifications and amendments thereto) affecting one or more of the Contributor Properties or the Contributee Properties (as the case may be) or the operation thereof.

          "Subsidiary" means (i) in the case of Contributor, any Person more than 50% owned, directly or indirectly, by one or more of the entities constituting Contributor, or any Person over which Contributor (or one or more of the persons or entities constituting Contributor), has management control and (ii) in the case of Contributee, any Person more than 50% owned, directly or indirectly, by Contributee, or any Person over which Contributee has management control.

          "Tangible Personal Property" means all equipment, appliances, tools, machinery, supplies, building material, furniture, fittings, fixtures and articles of personal property affixed or attached to, installed or placed in or upon and to be used for or useable in any present or future enjoyment, occupancy or operation of the Improvements or the Land or any part thereof (other than those items of personal property which are owned by the Property Manager or any tenants of any part of the Contributor Properties).

          "Term Loan" means that certain term loan facility made by Lender to Term Loan Borrower in the maximum principal amount of $225,000,000, as evidenced by the Term Loan Documents.

          "Term Loan Borrower" means WEL\WH 1275 K Street L.L.C, a Delaware limited liability company.

          "Term Loan Documents" means the documents and instruments described on Exhibit F annexed hereto.

          "Title Exception(s)" means any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition, limitation or other matter affecting title to any of the Contributor Properties.

          "Title Insurers" means (i) with respect to the Non-Nomura Properties, Commonwealth Land Title Insurance Company and (ii) with respect to the Nomura Properties, Chicago Title Insurance Company.

          "Title Policies" has the meaning given in Section 11.1(c).

          "Voluntary Title Exceptions" means Title Exceptions that are knowingly and intentionally created by an instrument executed by any one or more of the Contributor Property Owners after the date hereof, including any mortgage lien; provided, however, that the term "Voluntary Title Exceptions" as used in this Agreement shall not include the following: (i) any Permitted Exceptions; (ii) any leases entered into after the date hereof, in accordance with the terms of this Agreement; or (iii) any Title Exceptions that are approved by Contributee in writing.

          "Warranties" means all warranties and guaranties, express or implied, given in connection with the acquisition, development, construction, maintenance, repair, renovation or inspection of the Contributor Properties or any Contributor Property.

          "WCPT" means Wellsford Commercial Properties Trust.

          "Wells Avenue Operating Agreement" means that certain Amended and Restated Operating Agreement for Wells Avenue Holdings LLC, dated as of March 27, 1997, as amended by (i) the First Amendment of Amended and Restated Operating Agreement for Wells Avenue Holdings LLC, dated as of June 30, 1997 and (ii) the Second Amendment of Amended and Restated Operating Agreement for Wells Avenue Holdings LLC, dated as of December ___, 1997.

          "Wells Senior" means Wells Avenue Senior Holdings LLC.

          "Whitehall" means WHWEL Real Estate Limited Partnership.

     2.   CONTRIBUTION AND CONVEYANCE.

          2.1 Contribution of the Non-Nomura Properties (other than 70 Wells). Subject to the terms and conditions set forth in this Agreement, Contributor agrees to contribute and otherwise convey to Contributee and Contributee agrees to accept such contribution and conveyance from Contributor, with respect to the following:

          (a)  the Non-Nomura Properties (other than 70 Wells);

          (b) (i) all of the Tangible Personal Property listed on Exhibit J annexed hereto and (ii) all of Contributor's right, title and interest in and to all other Tangible Personal Property relating or in anyway appertaining to the Non-Nomura Properties or any Non-Nomura Property (other than 70 Wells);

          (c) all of Contributor's right, title and interest in and to the Service Contracts and the Leases in effect on the Closing Date and relating to the Non-Nomura Properties or any Non-Nomura Property (other than 70 Wells) (including, subject to adjustment as set forth in Section 4 hereof, all rents, issues and profits thereunder);

          (d) all of Contributor's right, title and interest in and to any strips and gores adjacent to each Non-Nomura Property (other than 70 Wells) and any land lying in the bed of any right-of-way, street, road or avenue opened or proposed, in front of or adjoining each Non-Nomura Property (other than 70 Wells), to the center line thereof;

          (e) all of Contributor's right, title and interest in and to all of the easements, rights, privileges and appurtenances belonging or in any way appertaining to the Non-Nomura Properties or any Non-Nomura Property (other than 70 Wells);

          (f) all of Contributor's right, title and interest in and to the Intangible Personal Property relating or in anyway appertaining to the Non-Nomura Properties or any Non-Nomura Property (other than 70 Wells);

          (g) all of Contributor's right, title and interest in and to the transferable Permits for the Non-Nomura Properties (other than 70 Wells);

          (h) all of Contributor's right, title and interest in and to the transferable Warranties relating or in any way appertaining to the Non-Nomura Properties or any Non-Nomura Property (other than 70 Wells);

          (i) all of Contributor's right, title and interest in and to any unpaid awards for any taking by condemnation or any damage to any of the Contributor Properties by reason of a change of grade of any street or highway, or any award paid to any of the Contributors and not used or applied by the Contributors to the restoration of the affected Contributed Property(s); and

          (j) all of Contributor's right, title and interest in and to any unpaid proceeds for any damage to any of the Contributor Properties by reason of a Casualty, or any proceeds paid to any of the Contributors and not used or applied by the Contributors to the restoration of the affected Contributor Property(s).

          2.2 Contribution of the Contributed LLC Interests. Subject to the terms and conditions set forth in this Agreement, Contributor agrees to contribute and otherwise convey the Contributed LLC Interests to Contributee, and Contributee agrees to accept such contribution and conveyance of the Contributed LLC Interests from Contributor, in the manner set forth in this Agreement and the Closing Steps Summary.

     3.   CONTRIBUTION AMOUNT.

          3.1 Payment of the Contribution Amount. The consideration (the "Contribution Amount") for (i) the contribution or other conveyance of the Non-Nomura Properties to Contributee and (ii) the contribution or other conveyance of the Contributed LLC Interests to Contributee, is ONE HUNDRED FORTY ONE MILLION EIGHT HUNDRED FIFTY THOUSAND ($141,850,000.00) DOLLARS. The Contribution Amount shall be paid at the Closing, subject to adjustments and apportionments as provided in Section 4 hereof, as follows:

          (a) By Escrow Agent releasing the Deposit to Contributor at the Closing pursuant to the provisions of subsection 3.3(c) below;

          (b) Seven Million Five Hundred Ninety Nine Thousand Nine Hundred Ninety Four and 54/100 ($7,599,994.54) Dollars by Contributee issuing to the respective Saracen Members, in accordance with the specified allocations among the respective Saracen Members as set forth on Exhibit AC annexed hereto (subject to any reallocation by Contributor in accordance with subsection 6(al) below), 468,557 Membership Units in Contributee (each such Membership Unit having, on the Closing Date, a Deemed Value Per Membership Unit (as defined in the Operating Agreement Amendment) of $16.22), as more particularly set forth in the Closing Steps Summary and the Operating Agreement Amendment;

          (c) Nineteen Million ($19,000,000) Dollars by Contributee issuing to the Saracen Members, in accordance with the specified allocations among the respective Saracen Members as set forth on Exhibit AC annexed hereto, 760,000 Series A Preferred Membership Units (each such Series A Preferred Membership Unit having, on the Closing Date, a liquidation preference of $25.00 per unit), as more particularly set forth in the Closing Steps Summary and the Operating Agreement Amendment;

          (d) Sixty Eight Million Four Hundred Twenty Eight Thousand Five Hundred ($68,428,500) Dollars (or such other amount as is equal to the outstanding principal balance of the Nomura Loan on the Closing Date) in connection with the Nomura Loan which is to remain outstanding after the Closing;

          (e) Twenty One Million Three Hundred Eighty Seven Thousand ($21,387,000) Dollars (or such other amount as is equal to the outstanding principal balance of the Lazard Mezzanine Loan on the Closing Date) in connection with the Lazard Mezzanine Loan;

          (f) An amount equal to the aggregate of the outstanding principal balance of all of the Existing Non-Nomura Mortgage Indebtedness as of the Closing Date, by Contributor causing the Non-Nomura Properties to be transferred to Contributee subject to the Liens securing the Existing Non-Nomura Mortgage Indebtedness;

          (g) $500,000 by Contributee forgiving the First Loan and the Second Loan in full (said loans being deemed to be paid in full upon Closing);

          (h) The NACC Redemption Amount, by Contributee paying such sum to Nomura in connection with redeeming the member interest of the NACC Member in Wells Avenue Holdings LLC; and

          (i) A cash payment (the "Cash Balance"), if any, subject to adjustment pursuant to Section 4 below, equal to the excess of (i) $141,850,000.00 less (ii) the sum of all of the amounts set forth or otherwise described in clauses (a) through (h) of this subsection 3.1 above, by wire transfer of immediately available federal funds to an account or accounts designated by Contributor in writing at least 5 Business Days prior to the Closing.

          3.2 Allocation of the Contribution Amount. Contributor and Contributee agree that the Contribution Amount shall be allocated among the respective Contributor Properties in accordance with the Contribution Amount allocations set forth on Exhibit G annexed hereto. The parties agree that such allocation has been arrived at by a process of arm's length negotiations, including the parties' best judgment as to the fair market value of each respective Contributor Property. The parties agree to the allocation as final and binding, and will consistently reflect those allocations on their respective Federal, State and local tax returns. The terms and provisions of this Section shall survive the Closing.

          3.3 Escrow of Deposit and Promissory Notes. The Deposit, the Contributor Liquidated Damages Promissory Note, the First Loan Note and the Second Loan Note (said promissory notes being herein collectively called the "Promissory Notes") shall be held, paid over and/or released (as the case may be), by the Escrow Agent in accordance with the following provisions:

          (a) Escrow Agent shall hold the Deposit in an interest-bearing bank account (or as otherwise agreed in writing by Contributor, Contributee and Escrow Agent) until the Closing or sooner termination of this Agreement. Any interest earned on the Deposit shall be paid to the same party entitled to be paid the Deposit hereunder (as and when such party is entitled to the Deposit). If Contributor shall receive such interest, then Saracen Properties, Inc. shall pay any income taxes thereon. If Contributee shall receive such interest, then Contributee shall pay any income taxes thereon. For purposes hereof, the tax identification number of Saracen Properties, Inc. is 04-3206720, and the tax identification number of Contributee is 13-3962848.

          (b) Prior to the execution of this Agreement by Contributee, Escrow Agent has been holding the First Loan Note, the Second Loan Note and the Contributor Liquidated Damages Promissory Note (collectively, the "Promissory Notes") in escrow pursuant to the terms of the Option Agreement. Upon the effective exercise of the option under and pursuant to the terms of the Option Agreement, the Option Agreement terminates by its terms, and Escrow Agent shall thereafter continue to hold the Promissory Notes in escrow pursuant to the terms of this Agreement.

          (c) Upon the Closing, the Deposit and the interest accrued thereon, if any, shall be paid by Escrow Agent to Contributor (or as Contributor shall direct in writing to Contributee and Escrow Agent). In addition, upon the Closing Escrow Agent shall mark the Promissory Notes as "Cancelled" and shall release the Promissory Notes to Contributor.

          (d) If for any reason the Closing does not occur, then either party hereto may make a written demand (the "Demand Notice") upon Escrow Agent for payment of the Deposit and/or the release of the Promissory Notes. The party giving such Demand Notice shall specify therein the basis for such demand. If Escrow Agent receives such Demand Notice, then within two (2) Business Days after its receipt of the Demand Notice Escrow Agent shall deliver a copy of such Demand Notice to the other party to this Agreement. If, within five (5) Business Days after such other party's receipt from Escrow Agent of a copy of the Demand Notice, Escrow Agent does not receive from such other party a written objection (the "Objection Notice") to the proposed payment of the Deposit and/or the release of the Promissory Notes, then Escrow Agent is hereby authorized to make, and promptly thereafter shall make, such payment and release. The party giving such Objection Notice shall specify therein the basis for such objection. If Escrow Agent does receive such Objection Notice within such five (5) Business Day period, then Escrow Agent shall continue to hold the Deposit and the Promissory Notes in escrow until otherwise directed by joint written instructions from both Contributor and Contributee or a final judgment of a court of competent jurisdiction.

          (e) Contributor and Contributee acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Each of Contributor and Contributee shall indemnify and hold Escrow Agent harmless from and against one-half (1/2) of all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

          (f) Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in good faith and in accordance with the advice of such counsel. Escrow Agent shall not be bound in any way by the terms of any other agreement to which Contributor and Contributee are parties, whether or not it has knowledge thereof, and Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Contributor, Contributee or any other party thereto. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by Contributor and Contributee and (i) acknowledged by Escrow Agent or (ii) if and to the extent the same relates to or effects the Escrow Agent or its obligations hereunder, agreed to in writing by Escrow Agent.
In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its reasonable opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until it shall jointly be directed otherwise in writing by Contributor and Contributee, or by a final judgment of a court of competent jurisdiction.

          (g) Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. Escrow Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such notice, demand, certificate or document.

          (h) If Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Deposit and the Promissory Notes, it may do so by delivering the same to any other escrow agent mutually acceptable to Contributor and Contributee, and if no such escrow agent shall be selected, then Escrow Agent may do so by delivering the Deposit and the Promissory Notes to any court having jurisdiction and bringing any action of interpleader or any other applicable proceeding. Escrow Agent shall give written notice of such deposit to Contributor and Contributee. Upon such delivery, Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Deposit and the Promissory Notes.

          (i) This Agreement shall not create any fiduciary duty on Escrow Agent's part to Contributor or Contributee, nor disqualify Escrow Agent from representing Contributee or any affiliate, principal, partner or member thereof in any dispute with Contributor, including, without limitation, any dispute with respect to this Agreement, the Deposit and/or the Promissory Notes.

          (j) In the event that the Closing does not occur, and either party hereto shall commence litigation against the other with respect to the Deposit and/or the Promissory Notes, or if the parties hereto do not otherwise agree, in writing, as to which party is entitled to receive the Deposit and the Promissory Notes, then the losing party in such action (or, if no such action is commenced, the party who ultimately does not receive the Deposit and the Promissory Notes) shall reimburse the prevailing party for all reasonable attorneys' fees and disbursements incurred by such prevailing party with respect to such action or disagreement.

          (k) Whenever Escrow Agent is obligated to release any one or more of the Promissory Notes and/or the Deposit (and any interest accrued thereon) to Contributor, then Escrow Agent shall release the requisite Promissory Notes, and the Deposit and such accrued interest directly to Saracen Properties, Inc. as the duly authorized and appointed agent and representative of all of the Saracen Persons constituting Contributor. Each of the Saracen Persons constituting Contributor hereby irrevocably appoints and designates Saracen Properties, Inc. as its duly authorized agent and representative to accept such receipt from Escrow Agent of such Promissory Notes and/or the Deposit (and any interest accrued thereon) under this Agreement.

          (l) Escrow Agent has acknowledged its agreement to the foregoing provisions of this Section 3.3 by signing in the place indicated on the signature page of this Agreement.

     4. ADJUSTMENTS. On the Closing Date, Contributor and Contributee shall collectively determine and calculate, with respect to (i) each Contributor Property, (ii) the Nomura Loan (iii) the Existing Non-Nomura Mortgage Indebtedness, (iv) the Lazard Mezzanine Loan, (v) the LF Redemption Amount, and (vi) certain other items expressly set forth herein, the adjustments and prorations with respect to the items set forth below. Such adjustments and prorations shall be calculated effective as of 11:59 P.M. on the day preceding the Closing Date, based upon a 365 day year, and the net amount thereof shall be added to (if such net amount is in Contributor's favor) or deducted from (if such net amount is in Contributee's favor) the Cash Balance of the Contribution Amount. If the net amount in favor of Contributee exceeds the amount of the Cash Balance, then the amount of such excess shall be paid by Contributor at Closing. Prior to the Closing, Contributee and Contributor shall cause their respective accountants to prepare a preliminary schedule of adjustments, which schedule shall be finalized on or prior to the Closing Date. If, however, the amounts of any of the adjustment items are not determinable by the Closing Date, then such adjustments shall be determined as soon as practicable following the Closing when such adjustments can be determined, and the requisite net amount shall be paid by Contributee to Contributor, or by Contributor to Contributee, as the case may be, within 10 days after such adjustment amounts have been determined. Any errors or omissions in computing adjustments on the Closing Date (calculated as of the day prior to the Closing Date) shall be promptly corrected, provided that the party seeking to correct such errors or omissions shall have notified the other party of such errors or omissions on or prior to the date that is twelve (12) months following the Closing Date. The provisions of this Section 4 shall survive the Closing for fifteen (15) months following the Closing Date.

          (a)  Fixed Rents.

               (i) Fixed rents, base rents, minimum rents or basic rentals payable in fixed installments for stated periods (collectively, "Fixed Rents") paid or payable by tenants under the Leases in connection with their occupancy of all or any portion of the Contributor Properties shall be adjusted and prorated on an if, as and when collected basis. For purposes of this subsection (a), any Fixed Rents with respect to the Nomura Properties which have been deposited into the Deposit Account (as such term is defined in the Nomura Loan Documents) prior to the Closing Date shall be deemed to have been received by or on behalf of Contributor, and any such Fixed Rents which have been deposited into the Deposit Account from and after the Closing shall be deemed to have been received by or on behalf of Contributee.

               (ii) Any Fixed Rents collected by or on behalf of Contributee or Contributor after the Closing from tenants of all or any part of the Contributor Properties who owe Fixed Rents relating to periods prior to the Closing, shall be applied as follows:

     - first, in payment of Fixed Rents for the month in which the Closing Date occurs, to be apportioned between Contributor and Contributee as of the Closing Date,

     - second, in payment of Fixed Rents then due and payable for the period (if any) after the month in which the Closing Date occurs through the end of the month in which such amount is collected, and

     - third, in payment of Fixed Rents for the period prior to the month in which the Closing Date occurs.

               (iii) Each such amount, less any reasonable costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. In furtherance and not in limitation of the preceding provisions of this subsection (a), with respect to any tenant which has paid all Fixed Rents due and payable to the Closing Date, if, prior to the Closing, Contributor shall receive any prepaid Fixed Rents from such tenant attributable to a period following the Closing, then, subject to the netting of all adjustments under this Section 4, Contributee shall be entitled to a payment equal to the amount of such prepaid Fixed Rents.

          (b)  Overage Rents.

               (i) With respect to any Lease of all or any portion of the Contributor Properties that provides for so-called common area maintenance or "cam" charges, or provides for so-called "escalation rent", "operating cost pass-throughs" or "expense reimbursements" based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise, or provides for the tenant to make additional rent payments based upon real estate taxes or operating expenses (such cam charges, additional rent, escalation rent, operating cost pass-throughs and expense reimbursements being collectively called "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis as provided in this Section 4(b). For purposes of this subsection
(b), any Overage Rents with respect to the Nomura Properties which have been deposited into the Deposit Account (as such term is defined in the Nomura Loan Documents) prior to the Closing Date shall be deemed to have been received by or on behalf of Contributor, and any such Fixed Rents which have been deposited into the Deposit Account from and after the Closing shall be deemed to have been received by or on behalf of Contributee.

               (ii) If the Closing Date shall occur prior to the time when any such Overage Rent is payable, then such Overage Rent for the applicable accounting period in which the Closing Date occurs shall be apportioned subsequent to the Closing promptly after the collection thereof.
Contributee shall pay to Contributor the proportion of such Overage Rent that the portion of such accounting period prior to the Closing Date bears to the entire accounting period, less a like portion of all reasonable costs and expenses (including reasonable attorneys fees and disbursements) incurred by Contributee in collecting such Overage Rent, provided that the tenant paying such Overage Rent has made all payments of Fixed Rents and Overage Rents then due to Contributee pursuant to the terms of such tenant's Lease.

               (iii) With respect to any Overage Rent relating to an accounting period that shall have expired prior to the Closing Date, but which Overage Rent shall become payable after the Closing Date, Contributee shall pay the entire amount over to Contributor upon Contributee's receipt thereof, less the reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Contributee in collecting such Overage Rent, provided that the tenant paying such Overage Rent has made all payments of Fixed Rents and Overage Rents then due to Contributee pursuant to the terms of such tenant's Lease.

               (iv) If, prior to the Closing Date, Contributor shall have collected any sums on account of Overage Rent for a year or other period, or any portion of such period, beginning prior but ending subsequent to the Closing Date, then such sum shall be apportioned as of the day preceding the Closing Date. To the extent that any portion of the Overage Rent is required by any Lease(s) to be paid monthly on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of the applicable lease year), such estimated amounts are to be recalculated based upon the actual expenses and other relevant factors for that calendar (or lease) year, with the appropriate adjustments being made with the tenant(s), then such portion of the Overage Rent shall be prorated between Contributor and Contributee at the Closing based on the estimated payments received to the Closing Date for the calendar or lease year in which the Closing Date occurs. At the time(s) of final calculation and collection from (or refund to) tenants under the Leases of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Contributor and Contributee, with the net credit resulting from such re-proration being payable to the appropriate party (i.e., to Contributor if the recalculated amounts exceed the estimated amounts and to Contributee if the recalculated amounts are less than the estimated amounts).

          (c) Taxes and Assessments. Except to the extent paid directly by tenants pursuant to their Leases, all real estate taxes, assessments and personal property taxes on the Contributor Properties shall be prorated based upon the current actual tax bill. If the most current actual tax bill which has been received by the Closing Date is not for the current tax year, then, after the Closing, Contributee and Contributor shall re-prorate the real estate taxes, assessments and/or personal property taxes (except to the extent real estate taxes, assessments and/or personal property taxes are paid directly by tenants pursuant to their Leases) as soon as the current actual tax bill is available. All amounts payable for real estate taxes, assessments and/or personal property taxes attributable for the period prior to the Closing Date shall be the obligation of Contributor and all amounts payable for real estate taxes, assessments and/or personal property taxes attributable for the period from and after the Closing Date shall be the obligation of Contributee. If, after the Closing Date, there is any change to the amount of real estate taxes, assessments and/or personal property taxes assessed against the Contributor Properties (or any of them) with respect to the taxes and/or assessments payable prior to the Closing Date (or payable with respect to an tax accounting period in which the Closing occurs), by reason of back assessments, corrections to previous tax bills or other events, then, except to the extent the same are directly paid by tenants pursuant to their Leases, Contributee and Contributor shall re-prorate the real estate taxes, assessments and/or personal property taxes following the Closing to determine the appropriate credit to Contributor or Contributee, as the case may be. The party owing such credit shall pay the amount thereof to the other promptly after such re-proration is completed.

          (d) Operating Expenses and Utilities. All service charges and fees for sewer, water, electricity and other utilities, and any operating costs incurred in the ordinary course of business in connection with the normal operation of the Contributor Properties, that are not paid directly by tenants pursuant to their Leases, shall be initially prorated as of the Closing Date on an accrual basis based upon the most current available bills or meter readings. Contributor shall be responsible for all such expenses that are payable or accrue prior to the Closing and Contributee shall be responsible for all such expenses which are payable or accrue from and after the Closing. Contributor shall be credited as of the Closing Date with an amount equal to any such expenses prepaid by Contributor which relate to the period from and after the Closing Date. After the Closing Date, Contributee and Contributor shall re-prorate the expenses as soon as the actual bills are available.

          (e) Nomura Loan. All interest and any other charges due under the Nomura Loan for the period prior to the Closing Date shall be the obligation of Contributor, and all interest and other charges due under the Nomura Loan from and after the Closing Date shall be the obligation of Contributee.

          (f) Service Contracts. Except and to the extent prorated pursuant to Section 4(d) above, charges and payments under all Service Contracts relating to the Contributor Properties and being transferred to Contributee at Closing shall be prorated as of the Closing on an accrual basis.

          (g)  Permits.  Except and to the extent prorated pursuant to
Section 4(d) above, periodic license and permit fees on transferable Permits relating to the Contributor Properties shall be prorated as of the Closing on an accrual basis.

          (h) Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements relating to the Contributor Properties shall be prorated as of the Closing on an accrual basis.

          (i) Bank Accounts of Wells Senior and Seventy Wells Avenue LLC. At Closing, (i) Wells Senior shall retain all security deposits under the Leases with respect to the Nomura Properties, including all interest thereon (if and to the extent required pursuant to such Leases or applicable law), and Contributor shall be entitled to all other amounts in the bank accounts of Wells Senior and (ii) Seventy Wells Avenue LLC shall retain all security deposits under the Leases with respect to 70 Wells, including all interest thereon (if and to the extent required pursuant to such Leases or applicable law), and Contributor shall be entitled to all other amounts in the bank accounts of Seventy Wells Avenue LLC.

          (j) Utility and Service Contract Deposits. Deposits under transferred Service Contracts and transferable utility deposits relating to the Contributor Properties shall be credited to Contributor, and from and after the Closing, Contributor shall have no further right or interest in and to any such deposits.

          (k) Prepayments Fees and Costs in Connection with Prepaying the Existing Non-Nomura Mortgage Indebtedness. Contributor acknowledges that pursuant to the terms of the Closing Steps Summary, at the Closing Contributee will refinance all of the Existing Non-Nomura Mortgage Indebtedness with one or more loans from the Lender and/or BankBoston, N.A. and/or Goldman Sachs Mortgage Company. In connection therewith, Contributee shall receive a credit against the Contribution Amount in an amount equal to the aggregate of all prepayment charges and fees (including, without limitation, all sums in the nature of "yield maintenance" payments, charges or fees), accrued and unpaid interest (including, without limitation, all deferred interest), and all other costs, fees and expenses (including lenders' attorneys' fees and disbursements and all recording fees and charges necessary to discharge of record or otherwise transfer any security interests securing the Existing Non-Nomura Mortgage Indebtedness or any part thereof) payable by or on behalf of Contributee to or at the direction of the respective lenders of the Existing Non-Nomura Mortgage Indebtedness in connection with refinancing the Existing Non-Nomura Mortgage Indebtedness at Closing, and Contributee shall pay (or shall cause its Lender to so pay) all such amounts at Closing.

          (l) Nomura Loan Reserves and Escrows. All amounts on deposit with Nomura pursuant to the Nomura Loan Documents with respect to (i) the Tax and Insurance Escrow Fund (as defined in the Nomura Loan Documents),
(ii) the Rollover Reserve Fund (as defined in the Nomura Loan Documents),
(iii) the Required Repair Fund (as defined in the Nomura Loan Documents),
(iv) the Capital Reserve Fund (as defined in the Nomura Loan Documents) and
(v) the Reserve (as such term is defined in that certain letter agreement dated December 31, 1996 between Nomura Asset Capital Corporation and Wells Senior regarding certain environmental matters, and hereinafter referred to as the "Side Letter Reserve") shall be credited to Contributor; provided, however, that such credit shall not exceed $374,000 in the aggregate in respect of amounts contained in the applicable reserve funds and escrow accounts described in items (iii), (iv) and (v) of this subsection (l).

          (m) Escrows Under the Existing Non-Nomura Mortgage Indebtedness. If (i) at the Closing there are any sums being held in escrow by the respective lenders of the Existing Non-Nomura Mortgage Indebtedness and (ii) such lenders agree to off-set the amounts of such escrows against the outstanding principal balance and accrued and unpaid interest owed, as of the Closing, in connection with the prepayment by Contributee of such Existing Non-Nomura Mortgage Indebtedness at the Closing, then the amounts of such escrows shall be credited to Contributor. In the event that any such escrowed sums are not so off-set by such lenders against the amounts necessary to prepay the Existing Non-Nomura Mortgage Indebtedness, and if at any time after the Closing Contributee receives any such escrowed sums from the respective lenders, then Contributee promptly shall remit such sums to Contributor.

          (n) Unfunded Tenant Allowances and Leasing Commissions. Contributee shall be credited with an amount equal to the sum of (i) all unfunded tenant allowances, and the amount necessary to complete all uncompleted tenant work to be completed and paid for by the landlord, with respect to Leases for the Contributor Properties in effect as of the date of this Agreement (but, except as and to the extent set forth in the next succeeding sentence, not with respect to any renewals, expansions, extensions or replacements thereof exercised after the date hereof) and (ii) all unpaid leasing brokerage commissions relating to Leases in effect as of the date of this Agreement (but, except as and to the extent set forth in the next succeeding sentence, not with respect to any renewals, expansions, extensions or replacements thereof exercised after the date hereof), to the extent that as of the Closing Date the same remain unpaid (and/or unperformed in connection with any uncompleted tenant work to be completed and paid for by the landlord) in connection with any of the Leases (inclusive of all renewals, expansions, extensions or replacements thereof exercised prior to the date hereof) relating to the Contributor Properties and which are in effect as of the date of this Agreement. Notwithstanding the foregoing, if, after the date of this Agreement and prior to the Closing, (i) a tenant under a Lease existing as of the date of this Agreement exercises a renewal option or an expansion option pursuant to the terms of its Lease and (ii) such exercise triggers an obligation of the landlord under such lease to pay for any tenant allowances or brokers' commissions relating to the renewal of or expansion under, such Lease, or triggers an obligation of the landlord to perform certain tenant work, then the payment of such allowances and brokers' commissions, and the payment for the cost of the tenant improvement work, shall be allocated between Contributor and Contributee in the manner set forth in Section 13.2(c) hereof as if such Lease were a new Lease.

          (o) Common Expenses and Assessments With Respect to the Condominium. All amounts attributable to common expenses and assessments payable to the trustees under the Condominium Documents with respect to Dedham Place, for the period prior to the Closing Date, shall be the obligation of Contributor, and all amounts attributable to common expenses and assessments payable to the trustees under the Condominium Documents with respect to Dedham Place, for the period from and after the Closing Date, shall be the obligation of Contributee.

          (p) Prepayment Fee Adjustment for the Existing Non-Nomura Mortgage Indebtedness Due to Exercise of Extension Right. For purposes of this subsection 4(p), the following terms shall have the following meanings:

     "Interest Rate Index" shall mean the interest rate index used to calculate the applicable prepayment fee payable in connection with prepaying any of the Existing Non-Nomura Mortgage Indebtedness and, provided that such prepayment fee is calculated based upon a "yield maintenance" type formula, where the applicable prepayment fee is determined based upon the excess of the applicable loan interest rate over an interest rate tied to a specified interest rate index (e.g. a rate tied to U.S. Treasury Bills of a specified maturity);

     "Old Interest Rate" shall mean the interest rate, using the applicable Interest Rate Index, that would have applied in calculating an applicable prepayment fee if the loan in question had been prepaid on March 23, 1998;

     "New Interest Rate" shall mean the interest rate, using the applicable Interest Rate Index, that applies in calculating an applicable prepayment fee where the loan in question is prepaid on the Closing Date.

If (i) Contributor shall have exercised its right to extend the Option Exercise Date (as defined in the Option Agreement) and the scheduled Closing Date, in accordance with the terms of the Option Agreement, (ii) the prepayment fee payable in connection with prepaying any of the Existing Non-Nomura Mortgage Indebtedness is calculated based upon an Interest Rate Index, and (iii) the interest rate for such Interest Rate Index in effect on the extended Closing Date differs from the interest rate for such Interest Rate Index that would have applied in calculating the prepayment fee if Contributee had not so exercised its extension option, then the following shall apply:

     (A) to the extent that the prepayment fee payable on the Closing Date for the loan in question, using the New Interest Rate, exceeds the prepayment fee that would have been payable on the Closing Date if the Old Interest Rate had applied on the Closing Date, then the Cash Balance of the Contribution Amount shall be increased by such excess amount; and

     (B) to the extent that the prepayment fee payable on the Closing Date for the loan in question, using the New Interest Rate, is less than the prepayment fee that would have been payable on the Closing Date if the Old Interest Rate had applied on the Closing Date, then the Cash Balance of the Contribution Amount shall be decreased by the amount of such difference.

          (q) Certain Brokerage Commissions and Legal and Accounting Fees Owed by Contributor. At the Closing Contributee shall receive a credit of $1,500,000 against the Cash Balance in respect of Contributee's paying, at Closing (i) $1,000,000 of the Broker's Fees pursuant to subsection 10.2(d) below and (ii) $500,000 (in the aggregate) of Contributor's attorneys' fees and accountants' fees pursuant to subsection 10.2(e) below.

          (r) Lazard Mezzanine Loan. At the Closing Contributee shall receive a credit against the Cash Balance in an amount equal to the sum of:

     (i) all accrued and unpaid interest at the "pay rate" of 10% for the period prior to the Closing Date,

     (ii) all accrued and unpaid Additional Cash Flow Interest (as such term is defined in the Lazard Mezzanine Loan Documents) for the period prior to the Closing Date,

     (iii) all other accrued and unpaid charges under the Lazard Mezzanine Loan attributable to the period prior to the Closing Date, other than any interest which is part of the Additional IRR Interest (as such term is defined in the Lazard Mezzanine Loan Documents) and any charges which are the express responsibility of Contributee pursuant to the provisions of this subsection; and

     (iv) an amount equal to the LF Redemption Amount.

          All interest and other charges accrued under the Lazard Mezzanine Loan and attributable to the period from and after the Closing Date shall be the obligation of Contributee. In addition, all Additional IRR Interest (as such term is defined in the Lazard Mezzanine Loan Documents) and all other prepayment fees and charges payable in connection with any prepayment of the Lazard Mezzanine Loan by Contributee at or after Closing (including any prepayment fees or sums in the nature of "yield-maintenance" payments), or any "buy-down" of the interest rate on the Lazard Mezzanine Loan by Contributee (other than any sums described in the first sentence of this subsection), shall be the obligation of Contributee.

          If any portion of the Contribution Amount which is allocated to 70 Wells (as set forth on Exhibit G annexed hereto), in excess of the amount necessary to pay in full the existing Non-Nomura Mortgage Indebtedness encumbering 70 Wells, is deemed to be "Total Revenues" (as such term is defined in the Lazard Mezzanine Loan Documents), and pursuant to the terms of the Lazard Mezzanine Loan Documents, Contributor is required by Lazard to apply such excess amount (herein called the "Excess Amount") to pay down any accrued and unpaid Additional IRR Interest, then at Closing the Cash Balance shall be increased by an amount equal to the Excess Amount.

          (s) Other. Any other item which, under the terms of this Agreement, is to be apportioned at Closing shall be prorated as of the Closing on an accrual basis.

     5. CLOSING. (a) The Closing shall be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 a.m., on or about May 27, 1998 (such date, as the same may be extended by either party hereto pursuant to the express terms of this Agreement, or as otherwise extended by mutual agreement of the parties hereto, being herein called the "Closing Date"). For purposes of this Agreement, the "Closing" means the consummation of the contribution and conveyance to Contributee of the Non-Nomura Properties, the contribution and conveyance to Contributee of the Contributed LLC Interests as contemplated by this Agreement and the Closing Steps Summary, the payment of the Cash Balance by Contributee to Contributor (or to such Persons as Contributor may direct in writing), the issuance to the Saracen Members of the requisite Membership Units and the Series A Preferred Membership Units described in Section 3 above, the execution and delivery of the documents enumerated in Section 6 below, and the consummation of each of the steps and actions set forth in this Agreement and/or in the Closing Steps Summary.

          (b) TIME SHALL BE OF THE ESSENCE with respect to the respective obligations of Contributor and Contributee to be performed on the Closing Date. Notwithstanding the foregoing, if (i) either Contributor or Contributee will not be able to perform its respective obligations hereunder which are to be performed on the Closing Date, (ii) such inability is due to one or more events or circumstances beyond the reasonable control of the nonperforming party, and (iii) any such inability on the part of Contributee does not relate to the Nomura Loan, the Lazard Mezzanine Loan, the Nomura Consent and/or the Lazard Consent, then either party hereto may elect by written notice to the other party hereto, to extend the Closing Date from May 27, 1998 to a date which is not later than June 10, 1998. Such written notice shall set forth the new Closing Date (which shall not be later than June 10, 1998), and TIME SHALL BE OF THE ESSENCE with respect to such new Closing Date.

     6.   CLOSING DELIVERIES.  At the Closing the following shall occur:

          (a) The Saracen Members, Whitehall and WCPT shall each execute and deliver the Operating Agreement, as amended by the Operating Agreement Amendment in the form annexed hereto as Exhibit AD, and Contributee shall issue to the Saracen Members the requisite Membership Units and the Series A Preferred Membership Units described in Section 3 above (it being acknowledged that such issuance shall be evidenced by Schedule 5.1(h) of the Operating Agreement Amendment, and Contributee will not be delivering separate certificates in respect of such Membership Units or such Series A Preferred Membership Units);

          (b) Contributee shall pay the Cash Balance to such Persons as Contributor shall direct in writing;

          (c) Each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC with respect to 70 Wells) shall execute, acknowledge and deliver to Contributee a Massachusetts quitclaim deed for its Non-Nomura Property, substantially in the form of Exhibit O-1 annexed hereto and in proper form for recording (except that the deed for 2331 Congress shall be a Maine quitclaim deed with covenants, substantially in the form of Exhibit O-2 annexed hereto), together with such signed transfer tax returns and/or transfer tax affidavits as are required by applicable law in connection with the conveyance of the Non-Nomura Properties (other than 70 Wells), including, without limitation, the required Real Estate Transfer Tax form required to be filed with the applicable County Registry of Deeds in Maine in connection with the transfer of 2331 Congress;

          (d) Contributor and Contributee shall each execute, acknowledge and deliver to the other an instrument of assignment and assumption, in the form of Exhibit P annexed hereto, duly executed, acknowledged and delivered by Saraceno Holding Trust General Partnership and Contributee, sufficient to
(i) transfer to Contributee all of the Contributed LLC Interests, free and clear of all liens and encumbrances affecting such member interests (other than any liens securing the Lazard Mezzanine Loan) and (ii) provide that Contributee shall assume all of the obligations of Saraceno Holding Trust General Partnership under the operating agreement of Wells Avenue Holdings LLC arising from and after the Closing Date.

          (e) Contributor shall cause each of the Saracen Members to execute and deliver the Section 4.2(j) Letter. Contributee shall execute and deliver, and shall cause each of WCPT, Whitehall and Wellsford Real Properties Inc. to execute and deliver, the Section 4.2(j) Letter.

          (f) Each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC with respect to 70 Wells) shall duly execute, acknowledge and deliver to Contributee a general bill of sale, in substantially the form of Exhibit Q annexed hereto, conveying to Contributee all of such Non-Nomura Property Owners' right, title and interest in and to the Tangible Personal Property relating to their respective Non-Nomura Properties, free and clear of all liens and encumbrances, other than the Permitted Exceptions;

          (g) Each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC with respect to 70 Wells) and Contributee shall duly execute, acknowledge and deliver an assignment and assumption of the Leases in effect on the Closing Date with respect to the Non-Nomura Properties (other than 70 Wells), in substantially the form of Exhibit R annexed hereto, which provides for the assignment by each of such Non-Nomura Property Owners of their respective right, title and interest as landlord in and to such Leases and the assumption by Contributee of all of such Non-Nomura Property Owners' obligations (including, without limitation, the obligation to apply or remit each security deposit in accordance with the terms of the applicable Lease) as landlord under such Leases arising from and after the Closing Date;

          (h) Each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) and Contributee shall duly execute, acknowledge and deliver an assignment and assumption of all pending tenant proceedings with respect to the Leases for the Non-Nomura Properties (other than 70 Wells), in the form of Exhibit S annexed hereto (including, without limitation, all dispossess proceedings and/or rent arrearage proceedings) which provides for the assignment by each of such Non-Nomura Property Owners of their respective right, title and interest in and to such tenant proceedings and the assumption by Contributee of all of such Non-Nomura Property Owners' obligations as landlord with respect to such tenant proceedings arising from and after the Closing Date (it being agreed that any tenant arrearages collected in connection with such tenant proceedings, less all reasonable costs and expenses incurred by Contributee in connection therewith, shall be apportioned in accordance with the provisions of subsections 4(a) and 4(b) above);

          (i) Each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) and Contributee shall duly execute, acknowledge and deliver an assignment and assumption of Service Contracts, Permits, Warranties and Intangible Personal Property with respect to the Non-Nomura Properties (other than 70 Wells), in substantially the form of Exhibit T annexed hereto, which assignment shall assign to Contributee all of the right, title and interest of each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) in and to the Service Contracts, the transferable Permits, the transferable Warranties and the Intangible Personal Property with respect to, or used in connection with, the Non-Nomura Properties (other than 70 Wells) and the assumption by Contributee of all of the Non-Nomura Property Owners' obligations (other than the obligations of Seventy Wells Avenue LLC) under the same arising from and after the Closing Date; in connection with the foregoing, each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) shall at the Closing deliver to Contributee notice letters to each of the contract vendors whose Service Contracts are being assigned to Contributee, notifying such vendors of the aforesaid assignment and assumption;

          (j) The Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) shall each deliver to Contributee the security deposits held by such Non-Nomura Property Owners under their respective Leases (together with all accrued interest thereon, if any, which is payable to the applicable tenants under applicable law or the terms of their respective Leases) by (i) a credit to Contributee against the Cash Balance or (ii) assignment to Contributee of any tenants' securities in form other than cash or bank accounts by way of appropriate instruments of transfer or assignment in form reasonably acceptable to Contributee and Contributor;

          (k) Each of the Contributor Property Owners shall deliver to Contributee the executed original counterparts or, to the extent executed original counterparts are not in the possession of Contributor, its property manager or the Contributor Property Owners, copies (certified by Contributor as true and correct in all material respects) of all Leases and Service Contracts relating to the Contributor Properties;

          (l) Contributor shall duly execute and deliver to Contributee a certification of non-foreign status, in form required by the Internal Revenue Code Section 1445 and the regulations issued thereunder.
Contributor understands that such certification will be retained by Contributee and will be made available to the Internal Revenue Service on request;

          (m) The Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) and Contributee shall jointly and duly execute notice letters, in the form of Exhibit U annexed hereto and dated as of the date of Closing, to the tenants under the Leases for the Non-Nomura Properties (other than 70 Wells), which notice letters shall (A) advise such tenants and other entities of the conveyance, (B) to the extent applicable, advise such tenants and other entities that their security deposit (or other form of security), if any, and any interest thereon, has been transferred to Contributee and that all obligations arising from and after the date of such letter in connection with such security deposits shall thereafter be assumed by Contributee, (C) set forth Contributee's name and address and the manner in which future payments of rental are to be made and (D) direct the tenant to name Contributee and the Property Manager as additional insureds under any insurance the tenant is required to maintain under its Lease. Such notice letters shall be retained by Contributee and delivered by Contributee to each tenant and other such entity promptly following Closing;

          (n)  [Intentionally Deleted]

          (o) Each of the Contributor Property Owners shall deliver to Contributee written notices dated as of the Closing Date to all taxing authorities having jurisdiction over the Contributor Properties changing the address for service and delivery of statements and bills;

          (p) Each of the Non-Nomura Property Owners (other than Seventy Wells Avenue LLC) and Contributee shall jointly execute a letter to each of the applicable utility companies for the Non-Nomura Properties (other than 70 Wells), in form and substance reasonably satisfactory to both Contributor and Contributee, advising such utility companies of the termination of the Non-Nomura Property Owners' responsibility (other than with respect to Seventy Wells Avenue LLC) for such charges for utilities furnished to the Non-Nomura Properties (other than 70 Wells) from and after the Closing;

          (q) Each of the Contributor Property Owners shall deliver to Contributee, by leaving same at the respective Contributor Properties, originals or the best copies available to Contributor or the Contributor Property Owners, of all Permits which are evidenced by a written document or instrument;

          (r) Contributor shall (or shall cause the respective Contributor Property Owners to) deliver to Contributee possession of the Records and Plans by leaving same at the respective Contributor Properties in the location in which such Records and Plans are presently located;

          (s) Contributor shall (or shall cause each of the respective Contributor Property Owners to) deliver to Contributee all keys and entrance cards to all of the doors and all parking passes to the Improvements (not held by the tenants) and keys to any of the respective Contributor Property Owners' Tangible Personal Property requiring same which are in Contributor's, its property manager's or the respective Contributor Property Owners' possession, by leaving same at the respective Contributor Property;

          (t) Contributor shall deliver to Contributee a letter duly executed by each of the Contributor Property Owners, terminating all existing property management agreements and listing agreements (if any) with respect to the Contributor Properties, which property management agreements and listing agreements shall be identified in such letter;

          (u) Contributor shall deliver to Contributee tenant estoppel certificates, substantially in form of Exhibit V annexed hereto, duly executed by tenants who in the aggregate represent both (i) not less than 75% of all of the tenants of the Contributor Properties and (ii) not less than 90% of the total leased rentable square footage for all of the Contributor Properties;

          (v) Contributee shall deliver to Contributor tenant estoppel certificates, substantially in form of Exhibit V annexed hereto, duly executed by tenants who in the aggregate represent both (i) not less than 75% of all of the tenants of the Contributee Properties and (ii) not less than 90% of the total leased rentable square footage for all of the Contributee Properties;

          (w) Contributor shall deliver to Contributee an opinion letter of Contributor's counsel with respect to the matters set forth on Exhibit W-1 annexed hereto;

          (x) Contributee shall deliver to Contributor an opinion letter of Contributor's counsel with respect to the matters set forth on Exhibit W-2 annexed hereto;

          (y) Each entity constituting Contributor shall deliver to Contributee (i) a copy of its Organizational Documents, certified as true and correct by an officer, a managing member, a general partner or a trustee (as applicable) of each such entity and (ii) a certified copy of such authorizing documents of each of the entities constituting Contributor as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary action of Contributor, and as may be otherwise reasonably required by the Title Insurers at the Closing;
          (z) Contributor shall deliver to Contributee (i) a copy of the respective Organizational Documents in effect as of the Closing Date for each of the Companies, certified as true and correct by an officer or managing member (as applicable) of each respective Company, (ii) a certified copy of such authorizing documents of each of the Companies as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary corporate action of each of the Companies, and as may be otherwise reasonably required by the Title Insurers at the Closing and (iii) all books and records of each of the respective Companies;

          (aa) Contributee shall deliver to Contributor (i) a copy of its Organizational Documents, certified as true and correct by a member of such entity and (ii) a certified copy of such authorizing documents of Contributee as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary action of Contributee, and as may be otherwise reasonably required by the Title Insurers at the Closing;

          (ab) Contributor shall deliver to Contributee pay-off letters and wiring instructions in form reasonably satisfactory to Contributor, Contributee and the Title Insurers, dated not earlier than 10 days prior to the Closing Date, from each of the holders of any portion of the Existing Non-Nomura Mortgage Indebtedness, setting forth all sums necessary to pay all of the Existing Non-Nomura Mortgage Indebtedness in full as of the Closing Date (including all outstanding principal amounts, prepayment fees, accrued and unpaid interest, per diem charges, lenders' attorneys' fees and disbursements, etc.), together with such other documents (if any) that the Title Insurers may reasonably require in order to issue the Title Policies to Contributee without any exceptions for any mortgages, deeds of trust, UCC-1 financing statements, pledge agreements, assignments of leases and rents, security agreements, Liens or other security interests in connection with or otherwise securing any of the Existing Non-Nomura Mortgage Indebtedness
(upon payment by Contributee of the amounts set forth in such pay-off letters relating to the Existing Non-Nomura Mortgage Indebtedness);

          (ac) Contributor shall deliver to Contributee a pay-off letter and wiring instructions, in form reasonably satisfactory to Contributor and Contributee, dated not earlier than 10 days prior to the Closing Date, from the NACC Member, specifying the amount necessary to pay the NACC Redemption Amount as of the Closing Date;

          (ad) Contributor shall execute and deliver to Contributee the Contributor's Representation Certificate;

          (ae) Contributee shall execute and deliver to Contributor the Contributee's Representation Certificate;

          (af)  [Intentionally Deleted]

          (ag) Contributee and the Asset Manager shall each execute and deliver to the other the Asset Management Agreement in the form of Exhibit X annexed hereto, Wells Avenue Holdings LLC and the Property Manager shall each execute and deliver to the other the Property Management Agreement in the form of Exhibit Y-1 annexed hereto (and Contributee shall execute such agreement for certain limited purposes as set forth therein), and Contributee (or 1275 K Street LLC, a wholly owned subsidiary of Contributee) and the Property Manager shall each execute and deliver to the other the Property Management Agreement in the form of Exhibit Y-2 annexed hereto;

          (ah) Contributor and Contributee shall receive the Nomura Estoppel Certificate, duly executed by Nomura or its authorized representatives (provided, however, that the parties hereto acknowledge that the Nomura Estoppel Certificate shall be deemed received even if such estoppel certificate does not include any one or more of items (4) through
(9) set forth on Exhibit L, and/or even if such estoppel certificate does not expressly state that Contributor, Contributee, the Lender, BankBoston, N.A. and/or Goldman Sachs Mortgage Company may rely on the accuracy of the statements set forth in the Nomura Estoppel Certificate);

          (ai) Contributor and Contributee shall receive the Lazard Estoppel Certificate, duly executed by Lazard or its authorized representatives (provided, however, that the parties hereto acknowledge that the Lazard Estoppel Certificate shall be deemed received even if such estoppel certificate does not include any one or more of items (4) through (7) set forth on Exhibit L-1, and/or even if such estoppel certificate does not expressly state that Contributor, Contributee, the Lender, BankBoston, N.A. and/or Goldman Sachs Mortgage Company may rely on the accuracy of the statements set forth in the Lazard Estoppel Certificate);

          (aj) Contributor shall deliver to Contributee a letter from each of the Brokers, which letter shall set forth the full amount of all commissions and fees due to such Broker in connection with the transactions contemplated by this Agreement and the Closing Steps Summary, and stating that no other sums are owed to such Broker in connection with such transactions;

          (ak) Contributor shall cause the trustees of the Condominium to deliver to Contributee a certificate, on behalf of the Condominium, in the form of Exhibit Z annexed hereto, together with a letter addressed to Contributee stating that the owner of the Hotel Unit (as such term is defined in the Condominium Documents) has paid all common charges and assessments due and payable with respect to the Hotel Unit;

          (al) Contributor shall deliver to Contributee

     (i) a letter directing Contributee to issue the Membership Units and the Series A Preferred Membership Units to the Saracen Members in the respective allocated amounts set forth on Exhibit AC annexed hereto; provided, however, that prior to Closing, Contributor shall have the right to reallocate among the Saracen Members the number of Membership Units and Series A Preferred Membership Units to be issued to each of the respective Saracen Members (and thereby change the allocation numbers set forth on Exhibit AC), so long as (x) Contributor delivers a revised allocation statement, in the form of Exhibit AC, to Contributee not less than 15 days prior to the Closing Date and (y) any such reallocation shall not result in Dominic J. Saraceno having a Percentage Interest (as such term is defined in the Operating Agreement Amendment) (assuming for purposes of determining Dominic J. Saraceno's Percentage Interest pursuant to this subsection only, all of his outstanding Series A Preferred Membership Units were converted into Membership Units) equal to or greater than 10%, and

     (ii) a separate letter from each Saracen Member, confirming the number of Membership Units and Series A Preferred Membership Units to be issued to such Saracen Member;

          (am) Contributee shall cause WCPT, and Contributor shall cause each of the Saracen Members, to execute and deliver the Registration Rights Agreement in the form annexed hereto as Exhibit AE;

          (an) Contributor shall cause the Saracen Companies, Inc. to, and Contributee shall, execute and deliver the lease modification agreement described in subsection 21(p) below;

          (ao) Contributee shall deliver to Contributor documentation reasonably satisfactory to Contributor evidencing that the holder of the Lazard Mezzanine Loan has released Dominic J. Saraceno, Kurt W. Saraceno, William F. Rand, III, and Saraceno Holding Trust General Partnership from their respective guarantee obligations under the guaranty dated as of December 31, 1996 in favor of Lazard Freres Real Estate Fund II LP with respect to the Lazard Mezzanine Loan;

          (ap) Contributee and the owner of the Hotel Unit (as such term is defined in the Condominium Documents) shall, at closing, enter into a license agreement in form and substance reasonably satisfactory to Contributee, which agreement shall provide (i) a license to the owner of the Hotel Unit to permit the existing letter "H" (or, if the name, franchise or license of the hotel at the Hotel Unit is changed, any sign similar in type, size, style and location and reasonably acceptable to Contributee, which is used in connection with identifying the name, franchise or license of the hotel being operated at the Hotel Unit) to remain on the exterior of Dedham Place in its existing location, (ii) a term of 99 years commencing on the Closing Date, (iii) a fixed rent of $1,000 per month payable monthly in advance commencing on January 1, 1999, (iv) a right of the licensee to terminate such license on not less than 90 days prior written notice and (v) that the owner of Dedham Place will not be required to perform any services under the license agreement;

          (aq) Provided that (i) Contributee has obtained all consents from Nomura, Lazard, the NACC Member (to the extent applicable) and the LF Member which are necessary to consummate the transactions contemplated by this Agreement and the Closing Steps Summary and (ii) Contributee has taken each step or action which is a condition precedent to the next step or action to be taken by Contributor as set forth in the Closing Steps Summary, then Contributor shall execute and deliver to Contributee such documents and instruments as are reasonably necessary to effectuate the transactions described in the Closing Steps Summary;

          (ar) Provided that Contributor has taken each step or action which Contributor is required to take pursuant to subsection 6(aq) above, then Contributee shall execute and deliver to Contributor such documents and instruments as are reasonably necessary to effectuate the transactions described in the Closing Steps Summary;

          (as) Provided that (i) Contributee has obtained all consents from Nomura, Lazard, the NACC Member (to the extent applicable) and the LF Member which are necessary to consummate the transactions contemplated by this Agreement, and (ii) Contributee has taken each step or action required under this Agreement which is a condition precedent to the next step or action to be taken by Contributor under this Agreement, then the Persons constituting Contributor shall execute and/or deliver such other instruments or documents which either (x) by the terms of this Agreement are to be delivered by each of such Persons at Closing, or (y) are reasonably necessary in order for Contributor and Contributee to consummate the transactions specifically contemplated and intended by this Agreement; and

          (at) Provided that Contributor has taken each step or action which Contributor is required to take pursuant to subsection 6(as) above, then Contributee and the Term Loan Borrower shall execute and/or deliver such other instruments or documents which either (i) by the terms of this Agreement are to be delivered by each of Contributee and/or the Term Loan Borrower at Closing, or (ii) are reasonably necessary in order for Contributor and Contributee to consummate the transactions specifically contemplated and intended by this Agreement.

     7. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR. Contributor hereby represents and warrants to Contributee, as of the date hereof, as follows:

          7.1 Representations and Warranties Concerning the Saracen Persons and the Saracen Members.

          (a) Organization and Authority of Saracen Properties Inc. Saracen Properties Inc. is a Massachusetts corporation which has been duly organized and is validly existing and in good standing in Massachusetts and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Saracen Properties Inc. has the requisite power and authority to carry on its business as it is now being conducted.

          (b) Organization and Authority of Saraceno Holding Trust General Partnership. Saraceno Holding Trust General Partnership is a Massachusetts general partnership which has been duly organized and is validly existing and in good standing in Massachusetts and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Saraceno Holding Trust General Partnership has the requisite power and authority to carry on its business as it is now being conducted.

          (c) Organization and Authority of Wells Avenue Holdings LLC, Wells Avenue Holdings Inc. and Seventy Wells Avenue Inc.

          (i) Wells Avenue Holdings LLC is a Massachusetts limited liability company which has been duly formed and is validly existing and in good standing in Massachusetts and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Wells Avenue Holdings LLC has the requisite power and authority to carry on its business as it is now being conducted.

          (ii) Wells Avenue Senior Holdings Inc. is a Massachusetts corporation which has been duly formed and is validly existing and in good standing in Massachusetts and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Wells Avenue Senior Holdings Inc. has the requisite power and authority to carry on its business as it is now being conducted.

          (iii) Seventy Wells Avenue Inc. is a Massachusetts corporation which has been duly formed and is validly existing and in good standing in Massachusetts and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Seventy Wells Avenue Inc. has the requisite power and authority to carry on its business as it is now being conducted.

          (d) Organization and Authority of the respective Contributor Property Owners.

          (i) 150 Wells Avenue Realty Trust and River Park Realty Trust are both Massachusetts nominee trusts which have been duly formed and are validly existing and in good standing in Massachusetts and are duly licensed or qualified to transact business in each jurisdiction in which the nature of their respective business activities or assets requires such licensing or qualification.

          (ii) Wells Senior, Seventy Wells Avenue LLC, Newton Acquisition LLC I, KSA Newton Acquisition Limited Partnership II and KSA Newton Limited Partnership I are all Massachusetts limited liability companies or Massachusetts limited partnerships, as the case may be, which have been duly formed, and are validly existing and in good standing in Massachusetts and are duly licensed or qualified to transact business in each jurisdiction in which the nature of their respective business activities or assets requires such licensing or qualification.

          (iii) Saracen Portland L.L.C. is a Maine limited liability company which has been duly formed, and is validly existing and in good standing in Maine and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification.

          (iv) Each of the respective Contributor Property Owners has the requisite power and authority to carry on its business as it is now being conducted.

          (e)  Due Authorization; Binding Agreements.

          (i) This Agreement has been duly authorized, executed and delivered by each of the Persons constituting Contributor. Assuming that this Agreement is a legal, valid and binding obligation of Contributee, this Agreement constitutes a legal, valid and binding obligation of each of such Persons, enforceable against each such Person in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (ii) Each of the instruments, documents and agreements to be executed by any one or more of the Saracen Persons on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement or otherwise set forth in the Closing Steps Summary, including, without limitation, any of the documents listed in Section 6 above (x) will, as of the Closing Date, be duly authorized, executed and delivered by each of the Saracen Persons, and (y) assuming that (A) each of the aforesaid instruments, documents and agreements will, on the Closing Date, constitute a legal, valid and binding obligation of Contributee, to the extent that Contributee is a party thereto, (B) with respect to the Registration Rights Agreement, assuming that the Registration Rights Agreement constitutes a legal, valid and binding obligation of WCPT, and (C) with respect to the
Section 4.2(j) Letter, assuming that the Section 4.2(j) Letter constitutes a legal, valid and binding obligation of Contributee, Whitehall, WCPT and Wellsford Real Properties, Inc., on the Closing Date each of the aforesaid instruments, documents and agreements, when executed and delivered by the requisite Saracen Persons, will constitute a legal, valid and binding obligation of each of such Saracen Persons, enforceable against each such Saracen Person in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (iii) The Operating Agreement, as amended by the Operating Agreement Amendment, has been duly authorized, and as of the Closing Date will be executed and delivered, by each of the Saracen Members. Assuming that the Operating Agreement, as amended by the Operating Agreement Amendment, will, on the Closing Date, constitute a legal, valid and binding obligation of WCPT and Whitehall, the Operating Agreement, as amended by the Operating Agreement Amendment, will, when executed and delivered by the Saracen Members, constitutes a legal, valid and binding obligation of each of the Saracen Members, enforceable against each of the Saracen Members in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (f) Consents and Approvals. To the Actual Knowledge of Contributor, no order, permission, consent, approval, license, authorization, registration or filing by or with any government agency having jurisdiction over any of the Saracen Persons, any of the Saracen Members or any other Person is required for the consummation of the Closing, the contribution of the Non-Nomura Properties and the Contributed LLC Interests to Contributee in the manner set forth in the Closing Steps Summary, or the execution, delivery or performance by (i) any of the Saracen Persons of this Agreement or any other document or instrument to be executed and delivered by any of the Saracen Persons (in their respective individual capacities or as a partner, member or other equity holder of any other Saracen Person) in connection with the Closing and the consummation of the transactions contemplated by this Agreement or otherwise set forth in the Closing Steps Summary, and (ii) each of the Saracen Members of the Operating Agreement, as amended by the Operating Agreement Amendment; except for such orders, permissions, consents, approvals, licenses, authorizations, registrations and filings as have already been obtained, given or made.

          (g) No Violation. To the Actual Knowledge of Contributor, the execution, delivery and performance of (w) this Agreement and the consummation of the Closing and the other transactions contemplated hereby and by the Closing Steps Summary by the Saracen Persons (or any of them) and
(x) the Operating Agreement, as amended by the Operating Agreement Amendment, by each of the Saracen Members, do not and will not (including with the giving of notice, lapse of time or both) (i) materially violate, materially conflict with, result in a material breach of any of the provisions of, or constitute a material default under,

          (1) any of the respective Organizational Documents of any Saracen Person (assuming, however, that with respect to the Wells Avenue Operating Agreement, the existing mortgage loan encumbering 70 Wells Avenue has been satisfied, and the NACC Redemption Amount and the LF Redemption Amount have (in accordance with, and subject to the terms and conditions of, the Wells Avenue Operating Agreement) been paid in full at the Closing by Contributee as contemplated by this Agreement and the Closing Steps Summary),

          (2) any bond, note or other evidence of Indebtedness, indenture, mortgage, deed of trust, loan agreement or similar instrument by which any one or more of the Saracen Persons and/or the Saracen Members, or their respective assets, is subject or bound (including, without limitation, the Nomura Loan Documents); provided, however, that the foregoing provisions of this clause (2) shall not apply to any documents evidencing or otherwise securing any portion of the Existing Non-Nomura Mortgage Indebtedness, and, with respect to the Nomura Loan and the Lazard Mezzanine Loan, are subject to the assumption that the consent of Nomura and Lazard is obtained with respect to the transfer of the Contributed LLC Interests to Contributee,

           (3) any lease or any other material agreement or contract by which any one or more of the Saracen Persons and/or the Saracen Members, or their respective assets, is subject or bound; provided, however, that the foregoing provisions of this clause (3) shall not apply to any documents evidencing or otherwise securing any portion of the Existing Non-Nomura Mortgage Indebtedness, the Nomura Loan or the Lazard Mezzanine Loan,


          (4) any applicable statute, law, order, rule or regulation of any court or governmental agency having jurisdiction over any one or more of the Saracen Persons and/or the Saracen Members or their respective assets, or

          (5) any term or provision of any judgment, decree, order, statute, writ, injunction, rule or regulation of any arbitrator, court or Governmental Authority binding on one or more of the Saracen Persons and/or the Saracen Members or their respective assets, or (ii) result in the creation of any Lien upon any of the Contributed LLC Interests, the stock or assets of Wells Avenue Senior Holdings Inc. and/or Seventy Wells Avenue Inc., the member interests or assets of Wells Senior and/or Seventy Wells Avenue LLC, or any one or more of the Contributor Properties (except for any Liens expressly contemplated to be created by Contributee at the Closing in connection with securing the Term Loan and/or the Revolving Credit Loan and/or refinancing the Existing Non-Nomura Mortgage Indebtedness and/or refinancing or acquiring the Lazard Mezzanine
Loan).

          (h) Disclosure. To the Actual Knowledge of Contributor, none of the information furnished or made available by or on behalf of any of the Saracen Persons or any of their respective subsidiaries, affiliates, agents or representatives to Contributee or its affiliates or representatives concerning or relating to any of the Saracen Persons, the Contributed LLC Interests, the Companies, any Contributor Property, the Nomura Loan (including the Nomura Loan Documents), the Lazard Mezzanine Loan, the NACC Member and/or the LF Member (and the redemption of such member interests under the Wells Avenue Operating Agreement), or any other transaction contemplated by this Agreement (including, without limitation, the consummation of Closing and the consummation of the actions to be taken at Closing as set forth in the Closing Steps Summary) is false or misleading in any material respect, contains any untrue statement of material fact or omits to state a material fact necessary to make the same not misleading, and except as heretofore disclosed to Contributee or its affiliates or representatives in writing, none of the Saracen Persons has any Actual Knowledge of any facts or circumstances that would have a material adverse effect on the operations, use or value of any Contributor Property, the Contributed LLC Interests, or any of the Companies.

          (i) Litigation. Other than as set forth on Schedule A-1, none of the Persons constituting Contributor is a party to any legal action, suit, arbitration, inquiry or proceeding (and no investigation in respect of any of such Persons is pending) before any court, governmental authority or arbitrator, which, if adversely determined, would have a material adverse affect on the ability of Contributor to consummate the transactions contemplated hereby, and, to the Actual Knowledge of Contributor, no such action, suit, proceeding or investigation is threatened in each case. Other than as set forth on Schedule A-1, none of Wells Avenue Holdings LLC, Wells Avenue Senior Holdings Inc. or Wells Senior is a party to any legal action, suit, arbitration, inquiry or proceeding (and no investigation in respect of any of the foregoing entities is pending) before any court, governmental authority or arbitrator which, if adversely determined, would have a material adverse affect on the Companies, taken as a whole, or on the value or operation of the Nomura Properties, and, to the Actual Knowledge of Contributor, no such action, suit, proceeding or investigation is threatened in each case.

          (j) Condition of each Saracen Person and the Saracen Members. None of the Saracen Persons or the Saracen Members has filed (or is contemplating filing) any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against any of the foregoing. No general assignment of any assets of any of the Saracen Persons or the Saracen Members has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for any of the foregoing Persons or any of their respective assets. None of the Saracen Persons or the Saracen Members is insolvent and the consummation of the Closing and the transactions contemplated by this Agreement and the Closing Steps Summary will not render any of the foregoing Persons insolvent.

          (k) Ownership of Tenants. To the Actual Knowledge of Contributor, none of the Saracen Persons, the Asset Manager, the Property Manager, or the Saracen Members owns, directly or indirectly, (i) one percent (1%) or more of the total combined voting power of all classes of stock entitled to vote, or one percent (1%) or more of the total amount of shares of all classes of stock, partnership interests, member interests or beneficial interests of any Person that is a tenant of any Contributor Property or (ii) an interest of one percent (1%) or more in the assets or net profits of any such tenant, except that the Saracen Companies occupies approximately 5,540 rentable square feet of office space at 57 Wells Avenue pursuant to a Lease listed on Schedule A-4 hereto.

          (l) Ownership of the Contributed LLC Interests. (i) Saraceno Holding Trust General Partnership is the managing member of, and owns 99% of, and to the Actual Knowledge of Contributor, Pacific Preferred LLC owns 1% of, the legal and beneficial interest in Wells Avenue Holdings LLC, and the NACC Member has an economic interest in Wells Avenue Holdings LLC as set forth in the Wells Avenue Operating Agreement. Wells Avenue Holdings LLC owns 100% of the legal and beneficial interest in Wells Avenue Senior Holdings Inc. and 99% of the member interests in Wells Senior. Wells Avenue Senior Holdings Inc. owns 1% of the member interests in Wells Senior and is the managing member of Wells Senior. Wells Avenue Holdings LLC owns 100% of the legal and beneficial interest in Seventy Wells Avenue Inc., and 99% of the member interests in (and is the non-managing member of) Seventy Wells Avenue LLC. Seventy Wells Avenue Inc. owns 1% of the member interests in Seventy Wells Avenue LLC and is the managing member of Seventy Wells Avenue LLC.

          (m) Indebtedness. Upon the consummation of the transactions contemplated by this Agreement and the Closing Steps Summary, none of the Contributed LLC Interests will be subject to any Indebtedness and none of the Companies shall, upon Closing, have any obligation with respect to any such Indebtedness, other than (i) the Nomura Loan, (ii) the Lazard Mezzanine Loan, (iii) the Existing Non-Nomura Mortgage Indebtedness, (iv) real estate taxes which have been adjusted for pursuant to Section 4 above, (v) accounts payable or other indebtedness incurred in the ordinary course of business and which are substantially similar in nature and amount to those accounts payable or other indebtedness shown on the most recent financial statements of the Companies which have been delivered to Contributee prior to the date hereof, and (vi) any other Indebtedness and/or Liens as shall be created by or at the direction of Contributee at or after the Closing or are otherwise specifically permitted by the terms of this Agreement.

          (n) Non-Imputation. To the Actual Knowledge of Contributor, none of the Saracen Persons has any Actual Knowledge of a defect in title that would allow the Title Insurers insuring any Contributor Property as of the Closing Date to deny coverage of such defect based on knowledge of the insured.

          7.2 Additional Representations Relating to Wells Avenue Holdings LLC, Wells Avenue Senior Holdings Inc., Wells Senior, Seventy Wells Avenue Inc. and Seventy Wells Avenue LLC.

          (a) Subsidiaries. None of the Companies owns any equity interest in any corporation, partnership or any other Person, other than (i) Wells Avenue Holdings LLC owning 100% of the stock of Wells Avenue Senior Holdings Inc., 99% of the member interests of Wells Senior, 100% of the stock of Seventy Wells Avenue Inc. and 99% of the member interests of Seventy Wells Avenue LLC, (ii) Wells Avenue Senior Holdings Inc. owning 1% of the member interests of Wells Senior and (iii) Seventy Wells Avenue Inc. owning 1% of the member interests in Seventy Wells Avenue LLC. To the Actual Knowledge of Contributor, except for the Nomura Properties, the personal property necessary or appropriate for the ownership and operation of the Nomura Properties, cash and cash equivalents, and as provided in the immediately preceding sentence, none of the Companies owns any other material real or personal property or other assets.

          (b) Business Activities. Since its formation, no Company has engaged in any business other than the ownership, operation, maintenance and financing of, or has owned, directly or indirectly, any real property, other than the Nomura Properties and 70 Wells.

          (c) Absence of Undisclosed Liabilities and Contractual Obligations. Except for (i) the Nomura Loan, (ii) the Lazard Mezzanine Loan, (iii) obligations under Leases relating to the Nomura Properties (all of which have been disclosed in writing to Contributee), (iv) obligations under Service Contracts relating to the Nomura Properties (all of which have been disclosed in writing to Contributee), (v) unpaid leasing brokerage obligations (all of which have been disclosed in writing to Contributee),
(vi) real estate taxes which have been adjusted for pursuant to Section 4 above, (vi) the existing mortgage loan in the original principal amount of $2,000,000 made by Nomura Asset Capital Corporation to 70 Wells Avenue LLC and encumbering 70 Wells, (viii) accounts payable or other indebtedness incurred in the ordinary course of business and which are substantially similar in nature and amount to those accounts payable or other indebtedness shown on the most recent financial statements of the Companies which have been delivered to Contributee prior to the date hereof, none of the Companies has any liabilities of any nature (other than de minimis liabilities incurred in the ordinary course of business), whether matured or unmatured, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether due or to become due, regardless of whether the disclosure thereof otherwise would be required by GAAP.

          (d) Rights. Except with respect to certain rights under the Lazard Mezzanine Loan (copies of all of the material loan documents, setting forth all such rights, having been delivered to Contributee), there are no rights, options, warrants or convertible or exchangeable securities (or instruments exchangeable or convertible into any of the foregoing) or commitments, agreements, arrangements or undertakings of any kind (any or all of the foregoing, for purposes of this subsection, being referred to as "rights") to which any of the Companies is a party or by which any of them is bound, obligating any such entity (or its Subsidiaries) to issue, deliver, grant, sell or create, or cause to be issued, delivered, granted, sold or created, assets of such entity (or of its Subsidiaries) or additional partnership interests, membership interests, shares of capital stock or other voting or non-voting securities of or ownership interests in such entity (or its Subsidiaries) or equivalents of any of the foregoing (or instruments exchangeable or convertible into any of the foregoing) or obligating any such entity (or its Subsidiaries) to issue, deliver, grant, sell, create, extend or enter into any such rights. Except with respect to certain rights under the Lazard Mezzanine Loan, there are no outstanding contractual obligations of any of the Companies or any of their respective Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests, membership interests, shares of capital stock or other voting or non-voting securities of or ownership interests in such entity (or its Subsidiaries).

          (e) Organizational Documents. Set forth on Schedule A-2 is a list of all Organizational Documents of each Company, which Organizational Documents are in full force and effect and true and complete copies of such Organizational Documents have been delivered by Contributor to Contributee. No amendments or modifications to any of such Organizational Documents have been approved. None of the members or shareholders of any Company is in material default of any of its obligations under the foregoing Organizational Documents, and no event has occurred or is continuing, and no condition exists, which, with the passage of time or the giving of notice, or both, would constitute a material default by any such members or shareholders under such Organizational Documents or permit any other party thereto to terminate the rights of such defaulting party.

          (f)  Employees.  There are no employees of any of the Companies.

          (g) Taxes. Subject to the provisions of subsection 4(c) above, each of the Companies has paid, or made adequate provision for the payment of, all taxes which are due and payable on any assessment made against such Company or any of its properties and all other taxes, assessments, fees, liabilities or other charges imposed on such Company or any of its properties by any Governmental Authority. Each Company has filed all necessary tax returns that are required by law to be filed as of the date hereof.

          (h) Concerning the NACC Member and the LF Member Interests. The NACC Redemption Amount and the LF Redemption Amount are the full amounts necessary, respectively, to redeem the interests of the NACC Member and the LF Member in Wells Avenue Holdings LLC (assuming the payment in full of the Lazard Mezzanine Loan). Pursuant to the terms of the Wells Avenue Operating Agreement, upon payment to the NACC Member of the NACC Redemption Amount, the interests of the NACC Member in Wells Avenue Holdings LLC shall automatically, without any further action necessary on the part of the NACC Member, Wells Avenue Holdings LLC or any other Person (including the execution of any instrument or document), be deemed redeemed by Wells Avenue Holdings LLC and the NACC Member shall no longer hold any interest in Wells Avenue Holdings LLC. Pursuant to the terms of the Wells Avenue Operating Agreement, upon payment to the LF Member of the LF Redemption Amount (and assuming the payment in full of the Lazard Mezzanine Loan), the interests of the LF Member in Wells Avenue Holdings LLC shall automatically, without any further action necessary on the part of the LF Member, Wells Avenue Holdings LLC or any other Person (including the execution of any instrument or document), be deemed redeemed by Wells Avenue Holdings LLC and the LF Member shall no longer hold any interest in Wells Avenue Holdings LLC. To the Actual Knowledge of Contributor, as of February 10, 1998, the NACC Redemption Amount is approximately $4,984,304.43 and the LF Redemption Amount is approximately $130,000.00. All LF Monthly Preferred Distributions (as defined in the Wells Avenue Operating Agreement) owed to the LF Member as of the date hereof, and all NACC Monthly Preferred Distributions (as defined in the Wells Avenue Operating Agreement) owed to the NACC Member as of the date hereof under the Lazard Mezzanine Loan Documents and the Wells Avenue Operating Agreement, have been paid in full. Saraceno Holding Trust General Partnership has paid NACC the $900,000 payment required under Paragraph 1 of the Second Amendment of Amended and Restated Operating Agreement for Wells Avenue Holdings LLC, and the right of NACC to receive an additional 10% interest in Wells Avenue Holdings LLC pursuant to said Paragraph 1 is no longer in force or effect. That certain promissory note entitled "Convertible Note" dated December 31, 1996 and made by Wells Avenue Holdings LLC to Nomura Asset Capital Corporation, evidencing an indebtedness of $5,500,000, is no longer in force or effect. The right of the NACC Member to convert said "Convertible Note" into a membership interest in Wells Avenue Holdings LLC, pursuant to the terms of that certain Conversion Agreement dated as of December 31, 1996, has been exercised, and said Conversion Agreement is no longer in force or effect.

     7.3  Representations of Contributor Regarding the Contributor
Properties.

          (a) Leases. (i) To the Actual Knowledge of Contributor, the rent roll for each Contributor Property annexed hereto as Schedule A-3 (each, a "Contributor Rent Roll" and collectively, the "Contributor Rent Rolls"), is a true, correct and complete list of all Tenants (as hereinafter defined) at such Contributor Property and the amount of rental payments and security deposits set forth on each Contributor Rent Roll is true and correct in all material respects. Set forth on Schedule A-4 is a true, accurate and complete list of all existing Leases for each Contributor Property, including all amendments or other modifications thereto, and there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of any of the Contributor Properties other than the Leases set forth on Schedule A-4. A true and complete copy of each Lease (including all amendments and modifications) for each Contributor Property has heretofore
been delivered to Contributee.   To the Actual Knowledge of Contributor,
except as set forth on Schedule A-4, each Lease for the Contributor Properties is in full force and effect and has not been amended, modified, waived or changed in any manner. For purposes of this Section 7.3, "Tenant" means any Person occupying (or permitted to occupy) space at any Contributor Property pursuant to any lease, sublease, license, occupancy or other agreement to which any Contributor Property Owner (or its predecessor in interest) is a party, whether written or oral, covering or permitting the occupancy of space at such Contributor Property or any portion thereof (including any renewals, extensions, amendments or modifications thereof).

          (ii) Except as set forth in the Contributor Rent Rolls, the Leases or Schedule A-4, (A) to the Actual Knowledge of Contributor, the rents set forth in the Leases for the Contributor Properties are being collected on a current basis and there are no arrearages in excess of one month, (B) Contributor has no Actual Knowledge of, and has no Actual Knowledge of having received any notices with respect to, any termination, surrender, vacating, assignment, renewal options or exercise of any other similar rights under any Lease of any Contributor Property or that any Tenant intends either to cease such operation or to vacate any Contributor Property (other than temporarily due to casualty, remodeling, renovation or similar causes); (C) there are no security deposits relating to the Leases for the Contributor Properties (including letters of credit), all security deposits listed on the relevant Contributor Rent Roll are held in segregated accounts if and to the extent required pursuant to applicable law and regulation or the terms of the respective Leases, and except as set forth in Schedule A-4, none of the security deposits required to be deposited by a tenant under its Lease with the landlord has been applied in whole or in part by the landlord under such Lease (other than any such security deposits that have been replaced by such tenant(s)); (D) to the Actual Knowledge of Contributor, no Contributor Property Owner has sent or received any notice that there is any default or any condition which, with the giving of notice or the passage of time, or both, would constitute a default under any Lease (other than with respect to any default that has been cured and is not continuing), and to the Actual Knowledge of Contributor, no Tenant has asserted any claim, offset or defense which would in any way affect the collection of rent from such Tenant; (E) except for any collateral assignments of leases and rents which secure the Nomura Loan and/or any of Existing Non-Nomura Mortgage Indebtedness, no Contributor Property Owner has pledged, encumbered, assigned or otherwise transferred any Lease or their interest therein with respect to the Contributor Properties; (F) each Contributor Property Owner has the sole right to collect rents and all other amounts due under each Lease for its respective Contributor Property; (G) to the Actual Knowledge of Contributor there are no (and, to the Actual Knowledge of Contributor, after the Closing there will not be any) prepaid rentals or free rent periods; (H) no Tenant has any option, right of first offer or first refusal or other preferential right to purchase (or any other similar right to acquire any ownership or profit participation interest) or lease (including any renewal of an existing lease or right of expansion or extension) any improvements at any Contributor Property or any portion thereof, and no Tenant has any right of termination of its Lease; (I) to the Actual Knowledge of Contributor, all liabilities and obligations relating to any lease "buy out" agreement, "take-over" agreements or assumed lease incurred in connection with any Lease with respect to the Contributor Properties have been fully performed, satisfied or paid; (J) to the Actual Knowledge of Contributor, all material obligations of the landlord to be performed prior to the date hereof under each Lease for the Contributor Properties have been performed; (K) except as set forth on Schedule A-5, all decorating, alterations and other work required to be performed by each Contributor Property Owner pursuant to each Lease for the Contributor Properties in order to prepare the premises demised thereunder for initial occupancy, or any cost thereof to be reimbursed to any such tenants as incident of such initial occupancy (including, without limitation, all tenant improvement allowances and similar tenant contributions), has been performed or reimbursed in full, (L) except as set forth on Schedule A-5, all free rent periods, rent concessions and abatement of rents which have been granted to Tenants have expired, and (M) Schedule A-5 sets forth, on a Lease-by-Lease basis, the unfunded tenant improvement allowance due by each Contributor Property Owner to each of its respective Tenants.

          (iii) Except as set forth in the brokerage contracts provided to Contributee prior to the date hereof, to the Actual Knowledge of Contributor, no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any Lease and no real estate broker or other person has any interest in any Lease. Set forth on Schedule A-6 is a list of all leasing brokerage contracts to which any Contributor Property Owner is a party and, to the Actual Knowledge of Contributor, all other leasing brokerage contracts to which any Contributor Property Owner is bound.
Except as set forth on Schedule A-6, to the Actual Knowledge of Contributor, no brokerage or leasing commissions or other compensation is now, or at anytime hereafter will be, due and payable to any broker or finder with respect to any one or more of the Leases, other than in respect of any unexercised renewal options, expansion options, extension options, rights of first offer or first refusal or similar options which have not been exercised.

          (b) Physical Condition. Except as disclosed in the engineering reports listed on Schedule A-7 and delivered to Contributee prior to the date hereof, Contributor has no Actual Knowledge of (i) any structural or other material defect in or any damage to any Contributor Property, whether latent or otherwise, or (ii) any capital expenditure in excess of $100,000 which would need to be made at any individual Contributor Property within six (6) months of the date hereof in order to maintain each Contributor Property in good repair and order.

          (c) Compliance with Laws. Except as set forth on Schedule A-8, to Contributor's Actual Knowledge, each Contributor Property Owner is in material compliance with all applicable laws and each of them has obtained and complied with all material consents, approvals, permits and licenses of Governmental Authorities required to conduct their respective businesses as presently operated, and such consents, approvals, permits and licenses have not been terminated. Except as set forth on Schedule A-8, no Contributor Property Owner has received any written notice from any Governmental Authority or insurer that a Contributor Property Owner or a Contributor Property is not in such compliance. Except as set forth on Schedule A-8, each Contributor Property Owner has delivered to Contributee true and complete copies of all certificates of occupancy in its possession pertaining to all or any portion of the Contributor Properties.

          (d) Contracts. Set forth on Schedule A-9 is a true, correct and complete list of (i) all contracts (including Service Contracts) affecting the ownership, use and operation of any Contributor Property and (ii) all contracts to which any of Wells Avenue Holdings LLC, Wells Avenue Senior Holdings, Inc., or Wells Senior is a party (collectively, the "Contracts"). Except as set forth on Schedule A-9, none of the Contracts is with any Person which is an Affiliate of, or is otherwise related to, any of the Saracen Persons. Copies of the Contracts have been made available by Contributor to Contributee for review. None of the Persons constituting Contributor is a party to any employment, union or other similar agreement. Except as set forth on Schedule A-9, no written notice of material default under any Contract has been sent or received by or on behalf of any Contributor Property Owner, other than any default notice setting forth a material default which, as of the Closing Date, has been cured. Except as set forth on Schedule A-9, all of the Service Contracts are cancelable upon not more than 30 days notice without fee or penalty.

          (e) Condemnation Proceedings. To the Actual Knowledge of Contributor, no proceedings have been commenced or threatened by an authority having the power of eminent domain to condemn any part of any Contributor Property or any Improvements thereon or any property owned by a party to a reciprocal easement agreement affecting any Contributor Property.

          (f) Insurance. Attached hereto as Schedule A-10 is a true and correct copy of the certificates of insurance evidencing all of the existing insurance coverage for each of the Contributor Properties, such policies are in full force and effect and all premiums thereunder have been paid to the extent due, no notice of cancellation has been received with respect thereto and, to the Actual Knowledge of Contributor, no such cancellation has been threatened. Except as set forth on Schedule A-10 annexed hereto, no Contributor Property Owner has made any claim under any of such insurance policies which remains unpaid or outstanding. No Contributor Property Owner has made any claim under any of the title insurance policies relating to the relevant Contributor Property. Neither Contributor nor, to the Actual Knowledge of Contributor, any affiliate or representative of Contributor, has received any written notice from any insurance company which has issued a policy with respect to any of the Contributor Properties or from any board of fire underwriters (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been cured or corrected,
(ii) requesting the performance of any repairs, alterations or other work which have not been performed or (iii) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.

          (g) Easements and Restrictive Covenants. No Contributor Property Owner has received or been informed in writing of the receipt of any written notice that there exists, and, to the Actual Knowledge of Contributor, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting any Contributor Property, or any portion thereof, that would, under the terms of such instrument or agreement, permit any other party to, or any other beneficiary of, or owner of property benefitted or burdened by, any such easement, restrictive covenant or similar instrument or agreement to cancel its obligations under any such easement, restrictive covenant or similar instrument or agreement or to be relieved of its operating covenants thereunder.

          (h) Third-Party Rights. Except as set forth in the Leases or on the Contributor Rent Rolls annexed hereto as Schedule A-3, there are no agreements (and no Person other than the Contributor Property Owners has the right) to sell, mortgage or otherwise encumber any Contributor Property or any portion thereof or interest therein. Except as set forth in the Leases or on the Contributor Rent Rolls annexed hereto as Schedule A-3, no Person has an option to purchase or right of first offer or right of first refusal (or any similar right) over all or any part of any Contributor Property (or any interest therein), or any right to participate in the profits or proceeds of any Contributor Property. The tenant under that certain lease between Dominic J. Saraceno and Cullinane Database Systems, Inc. (formerly d/b/a Cullinet Software and now generally known as Computer Associates), dated April 23, 1983, as amended by (i) that certain First Amendment to Lease dated July 20, 1984, (ii) that certain First Addendum to Lease dated July 9, 1987, and (iii) that certain letter agreement dated December 30. 1996, with respect to 201 University, has waived in writing its right of first offer to acquire title to 201 University as set forth in such lease. The consummation of the transactions contemplated by this Agreement will not violate or conflict with, in any material manner, the terms and provisions of such lease (including, without limitation, the said tenant's right of first offer with respect to 201 University Avenue).

          (i) Environmental Matters. Except as set forth in the environmental reports previously provided to Contributor, a list of which environmental reports is set forth on Schedule A-11: to the Actual Knowledge of Contributor, (i) none of the Contributor Property Owners has caused or permitted any Hazardous Substance (as defined below) to be maintained, released or disposed of on, under or at any of the Contributor Properties or any part thereof in violation of any applicable laws, (ii) the Contributor Properties and the Contributor Property Owners are in material compliance, and have heretofore complied in all material respects, with all Environmental Laws, (iii) neither Contributor or any Contributor Property Owner or affiliate or Subsidiary of any of the foregoing has received any written notice with respect to any Contributor Property alleging any violation of, or liability under, any Environmental Law, from any Governmental Authority, insurer or any tenant of any of the Contributor Properties, (iv) there are no administrative, regulatory or judicial proceedings pending or threatened against any Contributor or any Contributor Property Owner in connection with any of the Contributor Properties pursuant to, or alleging any material violation of, or material liability under, any Environmental Laws, (v) none of the Contributor Properties have been contaminated with any Hazardous Substance at levels which equal or exceed the minimum levels for reporting or remediation standards under applicable laws, (vi) there are no underground storage tanks located on any Contributor Property or asbestos which might be expected to require abatement, monitoring or remediation (other than in the event that tenant improvements or other construction is commenced at such Contributor Property), and (vii) Contributor has delivered to Contributee copies of all environmental reports, studies, sampling data, environmental permits and governmental submissions relating to Hazardous Substances or Environmental Laws with respect to the Contributor Properties that are in the possession or control of Contributor or its affiliates.

          (j) Project Equipment. As to each Contributor Property, to the Actual Knowledge of Contributor, the equipment and other personal, tangible and intangible property located at such Contributor Property (including all Tangible Personal Property), which will be owned by Contributee immediately after the Closing, will be sufficient to permit the operation of the Contributor Property in the same manner of operation as existed prior to the Closing.

          (k) Independent Units. To the Actual Knowledge of Contributor, each Contributor Property is an independent unit that does not now rely on any facilities (other than facilities of municipalities or public utility and water companies) located on any property not included in such Contributor Property or otherwise controlled by the relevant Contributor Property Owner to fulfill any municipal or governmental requirement or for the furnishing to such Contributor Property of any essential building systems or utilities, except where such Contributor Property is served by a beneficial easement or other agreement of record (each, a "Utility Easement") that provides such Contributor Property with access to such facilities in a manner sufficient to fulfill such municipal or governmental requirements or to furnish building systems or utilities to such Contributor Property; and which respect to those Contributor Properties that are benefited by any such Utility Easement, each such Utility Easement is in full force and effect, has not been violated by Contributor, any Contributor Property Owner or any Improvements located on the Land, and neither Contributor, Wells Senior nor any of their respective affiliates or representatives have received any notice of any such violation. Upon the contribution and conveyance of each of the Non-Nomura Properties to Contributee, Contributee shall be entitled to the full benefit and rights granted under such Utility Easements.

          (l) Assessed Value. Except as set forth on Schedule A-12, neither Contributor nor any Contributor Property Owner has received any notice of, and Contributor has no Actual Knowledge of, any proposed change in the assessed value of all or any portion of any Contributor Properties, other than the customary scheduled increases in the state, county and city where such Contributor Property is located, or such change as would not have a material adverse effect on the owner of such Contributor Property or the value thereof. Except as set forth on Schedule A-12, neither Contributor nor the Contributor Property Owners, or (to the Actual Knowledge of Contributor) any of their respective representatives, have received any written notice of any proposed or pending special assessments which affect any Contributor Property or any portion thereof, other than such special assessment that would not have a material adverse effect on the owner of such Contributor Property or the value thereof.

          (m) Separate Tax Parcel. Each of the Contributor Properties is separately assessed by all applicable governmental authorities for taxing purposes. Contributor has delivered to Contributee a copy of the latest real estate tax bill in Contributor's possession with respect to each Contributor Property. Other than as set forth in Schedule A-12, to the Actual Knowledge of Contributor, there are no applications or proceedings before any governmental authority, department or agency with respect to the taxing of any of the Contributor Properties.

          (n) Zoning. Neither Contributor nor any Contributor Property Owner, or any of their respective representatives, has made any currently pending application for variances, special permits or rezoning of any Contributor Property. To the Actual Knowledge of Contributor, (i) the present use of each of the Contributor Properties, and the specific uses identified in the Leases for the Contributor Properties, is not in material violation of the applicable zoning laws, ordinances and regulations pertaining to the Contributor Properties, and (ii) all roads necessary for the utilization of each of the Contributor Properties have been completed and have been dedicated to public use and accepted by the appropriate Governmental Authorities.

          (o) Contributor Escrow. Except as set forth in Schedule A-13 annexed hereto, no amounts are currently required to be held in escrow for the benefit of any of Contributor Property Owner in connection with its acquisition of any of the Contributor Properties (other than escrow in the nature of tenant security deposits, the escrows required under the Nomura Loan Documents and any escrows required in connection with the Existing Non-Nomura Mortgage Indebtedness). To the Actual Knowledge of Contributor, Schedule A-13 accurately sets forth the amounts remaining on deposit with respect to such escrows and each respective Contributor Property Owner is in compliance in all material respects with all escrow agreements entered into in connection with the escrow sums set forth on Schedule A-13.

          (p) Permits. Schedule A-14 is a complete and correct list of each material license or permit held by each Contributor Property Owner in connection with the ownership and operation of the Contributor Properties, and to the Actual Knowledge of Contributor, such Permits are all of the material Permits necessary for the use and operation by the Contributor Property Owners of the Contributor Properties as the same are currently used and operated. All charges and fees currently due and payable for such Permits have been paid in full.

          (q) No Public Commitments. To the Actual Knowledge of Contributor, no commitments have been made to any governmental authority, school board, church or other religious body, to any homeowners or homeowners' association, or to any other organization, group or individual, relating to any of the Contributor's Properties which would impose an obligation upon Contributee, or any of the Companies to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature on or off any of the Contributor's Properties. The provisions of this subparagraph shall not apply to any regular or non-discriminatory local real estate or school taxes assessed against any of Contributor's Properties.

          (r) The Condominium. The Condominium has been duly formed and is validly existing pursuant to applicable law, including Massachusetts General Law c. 183A, as amended. The percentage interest in the common areas of the Condominium which are appurtenant to Dedham Place is 51%. The Condominium Documents (i) are all of the material documents and instruments which have been entered into in connection with the creation of the Condominium, (ii) have not been modified or amended and (iii) are in full force and effect. All common expenses and assessments which are due and payable with respect to the Dedham Place Condominium Unit have been paid in full, and to the Actual Knowledge of Contributor, all common expenses and assessments which are due and payable with respect to the Hotel Unit have been paid in full. To the Actual Knowledge of Contributor, no increase in the annual common expenses and assessments payable with respect to the Dedham Place Condominium Unit is currently contemplated or pending. To the Actual Knowledge of Contributor, Contributor is not in default of any of its material obligations under or with respect to the Condominium Documents, and Contributor has not received any written notice of any such default which remains uncured. The trustees with respect to the Dedham Place Condominium Trust are William F. Rand, III and Kurt W. Saraceno. The insurance required to be maintained by the trustees pursuant to Section 5.7.1 of the Dedham Place Condominium Trust and By-Laws is in full force and effect, and true and correct copies of the insurance certificate evidencing the same is annexed hereto as part of Schedule A-10. Contributor has informed Contributee that historically there has not been a separate budget for common area expenses of the Condominium, and each unit owner has paid separately for maintenance of the common areas of the Condominium. Promptly after the date hereof Contributor shall develop a proposed 1998 budget for the common area expenses of the Condominium, which budget shall be subject to the reasonable prior approval of Contributee.

     7.4  Representations and Warranties of Contributor Concerning the
Nomura Loan.

          (a) Nomura Loan Documents. Exhibit C annexed hereto lists all of the agreements, instruments and documents evidencing, securing or otherwise relating to the Nomura Loan, true and correct copies of which have been delivered to Contributee. None of the Nomura Loan Documents have been modified or amended.

          (b) Balances. As of the date of this Agreement (and after giving effect to the loan payment due February 11, 1998), the outstanding principal balance of the Nomura Loan is $68,505,270.89. To the Actual Knowledge of Contributor, as of February 11, 1998 (and after giving effect to the loan payment due February 11, 1998), (i) the accrued and unpaid interest on the Nomura Loan is $0, (ii) the amount on deposit in the Tax and Insurance Escrow Fund (as defined in the Nomura Loan Documents) is approximately $193,322.70, (iii) the amount on deposit in the Capital Reserve Fund (as defined in the Nomura Loan Documents) is approximately $143,568.65, and (iv) the amount on deposit in the Rollover Reserve Fund (as defined in the Nomura Loan Documents) is approximately $544,812.64.

          (c) No Default. Each of the Nomura Loan Documents is in full force and effect. No written notice of a default on the part of Nomura under any of the Nomura Loan Documents has been sent by or on behalf of any Saracen Person (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice (or both), would constitute a so-called "event of default" or conditional limitation under a Nomura Loan Document), other than a default notice setting forth a default which, as of the Closing Date, has been cured. No written notice of a default on the part of any Saracen Person (or any Subsidiary of any Saracen Person) under any of the Nomura Loan Documents has been received by or on behalf of any Saracen Person (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice (or both), would constitute a so-called "event of default" or conditional limitation under a Nomura Loan Document), other than a default notice setting forth a default which, as of the Closing Date, has been cured.
Wells Senior is in compliance with all of the material terms, covenants and conditions of the Nomura Loan Documents. All of the obligations of Contributor set forth in (i) that certain letter agreement dated December 31, 1996 between Nomura Asset Captial Corporation and Wells Senior with respect to certain environmental reports and certain environmental remediation issues and (ii) that certain letter agreement dated December 31, 1996 between Nomura Asset Captial Corporation and Wells Senior with respect surveys for the Nomura Properties and certain Clearing Bank Agreements, have been satisfied in full or waived.

          (d) Reserve Fund Payments. All payments required to be made to the Tax and Insurance Escrow Fund, the Capital Reserve Fund the Rollover Reserve Fund and the Side Letter Reserve, as of the Closing Date, have been made in full. The outstanding balance remaining in (i) the Required Repair Fund as of the date of this Agreement is approximately $215,968.87 ($154,562.62 for certain enumerated deferred maintenance items and $61,406.25 for certain enumerated "ADA" repair related work) and (ii) the Side Letter Reserve is approximately $10,700. Except as set forth on Exhibit H annexed hereto, all of the Required Repairs (as defined in the Nomura Loan Documents) have been completed.

          (e) No Defeasance. Wells Senior has not exercised any right to defease all or any portion of the Nomura Loan, and has not delivered any notice to Nomura or any other Person that Wells Senior intends to exercise such right of defeasance.

     7.5 Representations and Warranties of Contributor Concerning the Lazard Mezzanine Loan.

          (a) Lazard Mezzanine Loan Documents. Exhibit M annexed hereto lists all of the agreements, instruments and documents evidencing, securing or otherwise relating to the Lazard Mezzanine Loan, true and correct copies of which have been delivered to Contributee. None of the Lazard Mezzanine Loan Documents have been modified or amended.

          (b) Balances. As of February 28, 1998, to the Actual Knowledge of Contributor, (i) the outstanding principal balance of the Lazard Mezzanine Loan will be $21,387,000, (ii) the Additional IRR Interest will be $1,277,171.03, and (iii) the accrued interest at the 10% "pay rate" will be $106,935.00.

          (c) No Default. Each of the Lazard Mezzanine Loan Documents is in full force and effect. No written notice of a default on the part of Lazard under any of the Lazard Mezzanine Loan Documents has been sent by or on behalf of any Saracen Person (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice (or both), would constitute a so-called "event of default" or conditional limitation under a Lazard Mezzanine Loan Document), other than a default notice setting forth a default which, as of the Closing Date, has been cured. No written notice of a default on the part of any Saracen Person (or any Subsidiary of any Saracen Person) under any of the Lazard Mezzanine Loan Documents has been received by or on behalf of any Saracen Person (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice (or both), would constitute a so-called "event of default" or conditional limitation under any of the Lazard Mezzanine Loan Documents), other than a default notice setting forth a default which, as of the Closing Date, has been cured.
Wells Senior is in compliance with all of the material terms, covenants and conditions of the Lazard Mezzanine Loan Documents.

          (d) No Defeasance. Wells Senior has not exercised any right to defease or prepay all or any portion of the Lazard Mezzanine Loan Documents, and has not delivered any notice to Lazard or any other Person that Wells Senior intends to exercise such right of defeasance or prepayment.

     8. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTEE. Contributee hereby represents and warrants to Contributor, as of the date hereof, as follows:

          8.1. Representations and Warranties Concerning the Contributee and the Term Loan Borrower.

          (a) Organization and Authority of Contributee. Contributee is a Delaware limited liability company which has been duly organized and is validly existing and in good standing in Delaware and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. Contributee has the requisite power and authority to carry on its business as it is now being conducted.

          (b) Organization and Authority of the Term Loan Borrower. The Term Loan Borrower is a Delaware limited liability company which has been duly organized and is validly existing and in good standing in Delaware and is duly licensed or qualified to transact business in each jurisdiction in which the nature of its business activities or assets requires such licensing or qualification. The Term Loan Borrower has the requisite power and authority to carry on its business as it is now being conducted.

          (c)  Due Authorization: Binding Agreements.

          (i) This Agreement has been duly authorized, executed and delivered by Contributee. Assuming that this Agreement is a legal, valid and binding obligation of each of the Persons constituting Contributor, this Agreement constitutes a legal, valid and binding obligation of Contributee, enforceable against Contributee in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (ii) Each of the instruments, documents and agreements to be executed by any one or more of the Contributee Property Owners on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement or otherwise set forth in the Closing Steps Summary, including, without limitation, any of the documents listed in
Section 6 above, (x) will, as of the Closing Date, be duly authorized, executed and delivered by each of the Contributee Property Owners, and (y) assuming that each of the aforesaid instruments, documents and agreements will, on the Closing Date, constitute a legal, valid and binding obligation of Contributor to the extent that Contributor is a party thereto, on the Closing Date each of the aforesaid instruments, documents and agreements, when executed and delivered by the requisite Contributee Property Owners, will constitute a legal, valid and binding obligation of Contributee or the Term Loan Borrower, as the case may be, enforceable against each such Person in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (iii) The Operating Agreement, as amended by the Operating Agreement Amendment, has been duly authorized, and as of the Closing Date will be executed and delivered by each of WCPT and Whitehall. Assuming that the Operating Agreement, as amended by the Operating Agreement Amendment, will, on the Closing Date, constitute a legal, valid and binding obligation of the Saracen Members, then the Operating Agreement, as amended by the Operating Agreement Amendment, will, when executed and delivered by WCPT and Whitehall, constitute a legal, valid and binding obligation of each of WCPT and Whitehall, enforceable against each of WCPT and Whitehall in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (iv) The Registration Rights Agreement has been duly authorized, and as of the Closing Date will be executed and delivered by WCPT. Assuming that the Registration Rights Agreement will, on the Closing Date, constitute a legal, valid and binding obligation of the Saracen Members, then the Registration Rights Agreement will, when executed and delivered by WCPT, constitute a legal, valid and binding obligation of WCPT, enforceable against WCPT in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (v) The Section 4.2(j) Letter has been duly authorized, and as of the Closing Date will be executed and delivered by each of Contributee, Whitehall, WCPT and Wellsford Real Properties, Inc. Assuming that the
Section 4.2(j) Letter will, on the Closing Date, constitute a legal, valid and binding obligation of each of the Saracen Members, then the Section 4.2(j) Letter will, when executed and delivered by Contributee, Whitehall, WCPT and Wellsford Real Properties, Inc., constitute a legal, valid and binding obligation of each of Contributee, Whitehall, WCPT and Wellsford Real Properties, Inc., enforceable against each of such parties in accordance with its terms, except as limited by bankruptcy, insolvency, receivership and similar laws affecting creditors' rights from time to time in effect.

          (d) Consents and Approvals. To the Actual Knowledge of Contributee, no order, permission, consent, approval, license, authorization, registration or filing by or with any government agency having jurisdiction over any of the Contributee Property Owners is required for the consummation of the Closing, the contribution of the Non-Nomura Properties and the Contributed LLC Interests to Contributee in the manner set forth in the Closing Steps Summary, or the execution, delivery or performance by (i) any of the Contributee Property Owners of this Agreement or any other document or instrument to be executed and delivered by any of the Contributee Property Owners (in their respective individual capacities or as a partner, member or other equity holder of any other Person) in connection with the Closing and the consummation of the transactions contemplated by this Agreement or otherwise set forth in the Closing Steps
Summary and   (ii) each of WCPT and Whitehall of the Operating Agreement, as amended by the Operating Agreement Amendment, except for such orders, permissions, consents, approvals, licenses, authorizations, registrations and filings as have already been obtained, given or made.

          (e) No Violation. To the Actual Knowledge of Contributee, the execution, delivery and performance of this Agreement and the consummation of the Closing and the other transactions contemplated hereby and by the Closing Steps Summary by any of the Contributee Property Owners do not and will not (including with the giving of notice, lapse of time or both) (i) materially violate, materially conflict with, result in a material breach of any of the provisions of, or constitute a material default under, (1) any of the respective Organizational Documents of any Contributee Property Owner (including, without limitation, the Operating Agreement), (2) any bond, note or other evidence of Indebtedness, indenture, mortgage, deed of trust, loan agreement or similar instrument by which any one of the Contributee Property Owners, or their respective assets, is subject or bound (including, without limitation, the Term Loan Documents and the Revolving Credit Loan Documents); provided, however, that the foregoing provisions of this clause
(2) shall not apply to any documents evidencing or otherwise securing any portion of the Existing Non-Nomura Mortgage Indebtedness and/or the Lazard Mezzanine Loan, (3) any lease or any other material agreement or contract by which any one or more of the Contributee Property Owners, or their respective assets, is subject or bound; provided, however, that the foregoing provisions of this clause (3) shall not apply to any documents evidencing or otherwise securing any portion of the Existing Non-Nomura Mortgage Indebtedness and/or the Lazard Mezzanine Loan, (4) any applicable statute, law, order, rule or regulation of any court or governmental agency having jurisdiction over any one or more of the Contributee Property Owners, or their respective assets or (5) any term or provision of any judgment, decree, order, statute, writ, injunction, rule or regulation of any arbitrator, court or Governmental Authority binding on one or more of the Contributee Property Owners or their respective assets, or (ii) result in the creation of any Lien upon any of the Contributee Properties (except for any Liens expressly contemplated to be created by Contributee at the Closing in connection with securing the Term Loan and/or the Revolver Loan and/or refinancing the Existing Non-Nomura Mortgage Indebtedness and/or acquiring the Lazard Mezzanine Loan).

          (f) Disclosure. To the Actual Knowledge of Contributee, none of the information furnished or made available by or on behalf of Contributee or its representatives, subsidiaries, affiliates or agents to Contributor or its affiliates or representatives, concerning or relating to any of Contributee, the Term Loan Borrower, the Contributee Properties, the Term Loan (including the Term Loan Documents), the Revolving Credit Loan (including the Revolving Credit Loan Documents) or any transaction contemplated by this Agreement (including, without limitation, the consummation of Closing and the consummation of the actions to be taken at Closing as set forth in the Closing Steps Summary) is false or misleading in any material respect, contains any untrue statement of material fact or omits to state a material fact necessary to make the same not misleading, and except as heretofore disclosed to Contributor or its affiliates or representatives in writing, Contributee has no Actual Knowledge of any facts or circumstances that would have a material adverse effect on the operations, use or value of any Contributee Property. For purposes of this Agreement, whenever the term "delivered to Contributor" or any similar phrase is used in connection with the delivery of any documents to Contributor or its representatives (other than documents to be delivered by Contributee or any Contributee Property Owner at the Closing), such term shall be deemed to include "or made available to Contributor, its attorneys or consultants at the offices of Contributee's attorneys for study, review and copying."

          (g) Litigation. Other than as set forth on Schedule B-1, none of the Contributee Property Owners is a party to any legal action, suit, arbitration, inquiry or proceeding (and no investigation in respect of any of the Contributee Property Owners is pending) before any court, governmental authority or arbitrator, which, if adversely determined, would have a material adverse affect on the ability of Contributee to consummate the transactions contemplated hereby, and, to the Actual Knowledge of Contributee, no such action, suit, proceeding or investigation is threatened in each case.

          (h) Condition of each Contributee Property Owner. None of the Contributee Property Owners has filed (or is contemplating filing) any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against any of the foregoing. No general assignment of any assets of any Contributee Property Owner has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for any of the foregoing Persons or any of their respective assets. None of the Contributee Property Owners is insolvent and the consummation of the Closing and the transactions contemplated by this Agreement and the Closing Steps Summary will not render any of the Contributee Property Owners insolvent.

          (i) Ownership of Tenants. To the Actual Knowledge of Contributee, none of the Contributee Property Owners owns, directly or indirectly, (i) one percent (1%) or more of the total combined voting power of all classes of stock entitled to vote, or one percent (1%) or more of the total amount of shares of all classes of stock, partnership interests, member interests or beneficial interests of any Person that is a tenant of any Contributee Property or (ii) an interest of one percent (1%) or more in the assets or net profits of any such tenant, except that WCPT and its Subsidiaries and affiliates occupy approximately 5,000 rentable square feet in the Contributee Property known as 26 Main Street, Chatham, New Jersey.

          (j) Indebtedness. Upon the consummation of the transactions contemplated by this Agreement and the Closing Steps Summary, none of the Contributee Property Owners will be subject to any Indebtedness, other than
(i) the Nomura Loan, the Lazard Mezzanine Loan, the Term Loan, the Revolving Credit Loan and borrowings from time to time from Wellsford Real Properties Inc., (ii) any other Indebtedness contemplated to be entered into in connection with refinancing the Existing Non-Nomura Mortgage Indebtedness and/or any other Indebtedness that may be entered into if Contributee arranges to have a new lender acquire or otherwise refinance the Lazard Mezzanine Loan, (iii) real estate taxes, (iv) accounts payable or other indebtedness incurred in the ordinary course of business and which are substantially similar in nature and amount to those amounts payable or other indebtedness shown on the most recent financial statements of Contributee which have been delivered to Contributor prior to the date hereof, and (v) any other Indebtedness and/or Liens as shall be created by or at the direction of Contributee at or after the Closing or are otherwise specifically permitted by the terms of this Agreement.

          (k) Non-Imputation. To the Actual Knowledge of Contributee, none of the Contributee Property Owners has any knowledge of a defect in title that would allow the title insurance company insuring any Contributee Property as of the Closing Date to deny coverage of such defect based on knowledge of the insured.

          8.2 Additional Representations Relating to the Contributee Property Owners.

          (a) Subsidiaries. Contributee does not own any equity interest in any corporation, partnership or any other Person other than the Term Loan Borrower and certain other entities that are not engaged in any trade or business and, to the Actual Knowledge of Contributee, have no or de minimis assets.

          (b) Business Activities. Since the respective dates of their formation, none of the Contributee Property Owners have engaged in any business other than the ownership, operation, maintenance and financing of, or have owned, directly or indirectly, any real property, other than the Contributee Properties; 15 Broad Street, Boston, Massachusetts; 600 Atrium Drive, Franklin, New Jersey; 169 Lackawanna Avenue, Parsippany, New Jersey; 430 Mountain Avenue, Berkeley Heights, New Jersey; and the Garden State Convention Center, having an address at 50 Atrium Drive, Franklin, New Jersey.

          (c) Absence of Undisclosed Liabilities and Contractual Obligations. Except for (i) the Term Loan, the Revolving Credit Loan, and borrowings from Wellsford Real Properties, Inc., (ii) obligations under Leases relating to the Contributee Properties (all of which have been disclosed in writing to Contributor), (iii) obligations under service contracts relating to the Contributee Properties, (v) unpaid leasing brokerage obligations (all of which have been disclosed in writing to Contributor), (vi) real estate taxes and (vii) accounts payable or other indebtedness incurred in the ordinary course of business and which are substantially similar in nature and amount to those accounts payable or other indebtedness shown on the most recent financial statements of the Contributee Property Owners which have been delivered to Contributor prior to the date hereof, none of the Contributee Property Owners has any liabilities of any nature (other than de minimis liabilities incurred in the ordinary course of business), whether matured or unmatured, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, whether due or to become due, regardless of whether the disclosure thereof otherwise would be required by GAAP.

          (d)  Rights.  Except as set forth in the Operating Agreement or on
Exhibit I annexed hereto, there are no rights, options, warrants or convertible or exchangeable securities (or instruments exchangeable or convertible into any of the foregoing) or commitments, agreements, arrangements or undertakings of any kind (any or all of the foregoing for purposes of this subsection being referred to as "rights") to which Contributee or any Contributee Property Owner is a party or by which any of them is bound obligating any such entity (or its Subsidiaries) to issue, deliver, grant, sell or create, or cause to be issued, delivered, granted, sold or created, assets of such entity (or of its Subsidiaries) or additional partnership interests, membership interests, shares of capital stock or other voting or non-voting securities of or ownership interests in such entity (or its Subsidiaries) or equivalents of any of the foregoing (or instruments exchangeable or convertible into any of the foregoing) or obligating any such entity (or its Subsidiaries) to issue, deliver, grant, sell, create, extend or enter into any such rights. Except as set forth in the Operating Agreement or on Exhibit I annexed hereto, there are no outstanding contractual obligations of Contributee, or any Contributee Property Owner, or any of their respective Subsidiaries, to repurchase, redeem or otherwise acquire any partnership interests, membership interests, shares of capital stock or other voting or non-voting securities of or ownership interests in such entity (or its Subsidiaries).

          (e) Organizational Documents. Set forth on Schedule B-2 is a list of all Organizational Documents of Contributee, which Organizational Documents are in full force and effect and true and complete copies of such Organizational Documents have been delivered by Contributee to Contributor. No amendments or modifications to any of such Organizational Documents have been approved, other than the Operating Agreement Amendment. None of the members of Contributee is in material default of any of its obligations under the foregoing Organizational Documents, and no event has occurred or is continuing, and no condition exists, which, with the passage of time or the giving of notice, or both, would constitute a material default by any such member under such Organizational Documents or permit any other party thereto to terminate the rights of such defaulting party.

          (f)  Employees.  There are no employees of Contributee.

          (g) Taxes. Each Contributee Property Owner has paid, or made adequate provision for the payment of, all taxes which are due and payable on any assessment made against each Contributee Property Owner or any of its respective properties and all other taxes, assessments, fees, liabilities or other charges imposed on each Contributee Property Owner or any of the Contributee Properties by any Governmental Authority. Each Contributee Property Owner has filed all necessary tax returns that are required by law to be filed as of the date hereof.

     8.3  Representations of Contributee Regarding the Contributee
Properties.

          (a)  Leases.   (i)  To the Actual Knowledge of Contributee, the
rent roll for each Contributee Property annexed hereto as Schedule B-3 (each, a "Contributee Rent Roll" and collectively, the "Contributee Rent Rolls"), is a true, correct and complete list of all Tenants (as hereinafter defined) at such Contributee Property and the amount of rental payments and security deposits set forth on each Contributee Rent Roll is true and correct in all material respects. Set forth on Schedule B-4 is a true, accurate and complete list of all existing Leases for each Contributee Property, including all amendments or other modifications thereto, and there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of any of the Contributee Properties other than the Leases set forth on Schedule B-4. A true and complete copy of each Lease (including all amendments and modifications) for each Contributee Property has heretofore been delivered to Contributee. To the Actual Knowledge of Contributee, except as set forth on Schedule B-4, each Lease for the Contributee Properties is in full force and effect and has not been amended, modified, waived or changed in any manner. For purposes of this Section 8.3, "Tenant" means any Person occupying (or permitted to occupy) space at any Contributee Property pursuant to any lease, sublease, license, occupancy or other agreement to which any Contributee Property Owner (or its predecessor in interest) is a party, whether written or oral, covering or permitting the occupancy of space at such Contributee Property or any portion thereof (including any renewals, extensions, amendments or modifications thereof).

          (ii) Except as set forth in the Contributee Rent Rolls, the Leases or Schedule B-4, (A) to the Actual Knowledge of Contributee, the rents set forth in the Leases for the Contributee Properties are being collected on a current basis and there are no arrearages in excess of one month, (B) Contributee has no Actual Knowledge of, and has no Actual Knowledge of having received any notices with respect to, any termination, surrender, vacating, assignment, renewal options or exercise of any other similar rights under any Lease of any Contributee Property or that any Tenant intends either to cease such operation (other than temporarily due to casualty, remodeling, renovation or similar causes) or vacate any Contributee Property; (C) there are no security deposits relating to the Leases for the Contributee Properties (including letters of credit), all security deposits listed on the relevant Contributee Rent Roll are held in segregated accounts if and to the extent required pursuant to applicable law and regulation or the terms of the respective Leases, and except as set forth in Schedule B-4, none of the security deposits required to be deposited by a tenant under its Lease with the landlord has been applied in whole or in part by the landlord under such Lease (other than any such security deposits that have been replaced by such tenant(s)); (D) to the Actual Knowledge of Contributee, no Contributee Property Owner has sent or received any notice that there is any default or any condition which, with the giving of notice or the passage of time, or both, would constitute a default under any Lease (other than with respect to any default that has been cured and is not continuing), and to the Actual Knowledge of Contributee, no Tenant has asserted any claim, offset or defense which would in any way affect the collection of rent from such Tenant; (E) except for any collateral assignments of leases and rents which secure the Term Loan or the Revolving Credit Loan, no Contributee Property Owner has pledged, encumbered, assigned or otherwise transferred any Lease or their interest therein with respect to the Contributee Properties; (F) the Contributee Property Owners have the sole right to collect rents and all other amounts due under each Lease for the Contributee Properties; (G) to the Actual Knowledge of Contributee, there are no (and after the Closing, to the Actual Knowledge of Contributee, there will not be any) prepaid rentals or free rent periods; (H) no Tenant has any option, right of first offer or first refusal or other preferential right to purchase (or any other similar right to acquire any ownership or profit participation interest) or lease (including any renewal or of an existing lease or right of expansion or extension) any improvements at any Contributee Property or any portion thereof, and no Tenant has any right of termination of its Lease; (I) to the Actual Knowledge of Contributee, all liabilities and obligations relating to any lease "buy out" agreement, "take-over" agreements or assumed lease incurred in connection with any Lease with respect to the Contributee Properties have been fully performed, satisfied or paid; (J) to the Actual Knowledge of Contributee, all material obligations of the landlord to be performed prior to the date hereof under each Lease for the Contributee Properties have been performed; (K) except as set forth on Schedule B-5, all decorating, alterations and other work required to be performed by each Contributee Property Owner pursuant to each Lease for the Contributee Properties in order to prepare the premises demised thereunder for initial occupancy, or any cost thereof to be reimbursed to any such tenants as incident of such initial occupancy (including, without limitation, all tenant improvement allowances and similar tenant contributions), has been performed or reimbursed in full; (L) except as set forth on Schedule B-5, all free rent periods, rent concessions and abatement of rents which have been granted to Tenants have expired; and (M) Schedule B-5 sets forth, on a Lease-by-Lease basis, the unfunded tenant improvement allowance due by each Contributee Property Owner to each of its respective Tenants.

          (iii) Except as set forth in the brokerage contracts delivered to Contributor prior to the date hereof, to the Actual Knowledge of Contributee, no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any Lease and no real estate broker or other person has any interest in any Lease. Set forth on Schedule B-6 is a list of all leasing brokerage contracts to which any Contributee Property Owner is a party with respect to the Contributee Properties and, to the Actual Knowledge of Contributee, all other leasing brokerage contracts relating to the Contributee Properties to which any Contributee Property Owner is bound. Except as set forth on Schedule B-6, to the Actual Knowledge of Contributee, no brokerage or leasing commissions or other compensation is now, or at anytime hereafter will be, due and payable to any broker or finder with respect to any one or more of the Leases, other than in respect of any unexercised renewal options, expansion options, extension options, rights of first offer or first refusal or similar options which have not been exercised.

          (b) Physical Condition. Except as disclosed in the engineering reports listed on Schedule B-7 and delivered to Contributor prior to the date hereof, Contributee has no Actual Knowledge of (i) any structural or other material defect in or any damage to any Contributee Property, whether latent or otherwise, or (ii) any capital expenditure in excess of $100,000 which would need to be made at any individual Contributee Property within six (6) months of the date hereof, in order to maintain each Contributee Property in good repair and order.

          (c) Compliance with Laws. Except as set forth on Schedule B-8, to Contributee's Actual Knowledge, each Contributee Property Owner is in material compliance with all applicable laws and each of them has obtained and complied with all material consents, approvals, permits and licenses of Governmental Authorities required to conduct their respective businesses as presently operated, and such consents, approvals, permits and licenses have not been terminated. Except as set forth on Schedule B-8, no Contributee Property Owner has received any written notice from any Governmental Authority or insurer that a Contributee Property Owner or a Contributee Property is not in such compliance. Except as set forth on Schedule B-8, each Contributee Property Owner has delivered to Contributor true and complete copies of all certificates of occupancy in its possession pertaining to all or any portion of the Contributee Properties.

          (d) Condemnation Proceedings. To the Actual Knowledge of Contributee, no proceedings have been commenced or threatened by an authority having the power of eminent domain to condemn any part of any Contributee Property or any Improvements thereon or any property owned by a party to a reciprocal easement agreement affecting any Contributee Property.

          (e) Insurance. Attached hereto as Schedule B-9 is a true and correct copy of the certificates of insurance evidencing all of the existing insurance coverage for each of the Contributee Properties, such policies are in full force and effect and all premiums thereunder have been paid to the extent due, no notice of cancellation has been received with respect thereto and, to the Actual Knowledge of Contributee, no such cancellation has been threatened. Except as set forth on Schedule B-9 annexed hereto, no Contributee Property Owner has made any claim under any of such insurance policies which remains unpaid or outstanding. No Contributee Property Owner has made any claim under any of the title insurance policies relating to the relevant Contributee Property. Neither Contributee nor, to the Actual Knowledge of Contributee, any affiliate or representative of Contributee has received any written notice from any insurance company which has issued a policy with respect to any of the Contributee Properties or from any board of fire underwriters (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been cured or corrected,
(ii) requesting the performance of any repairs, alterations or other work which have not been performed or (iii) stating, in effect, that any of such policies will not be renewed or will be renewed at a higher premium than is presently payable therefor.

          (f) Easements and Restrictive Covenants. No Contributee Property Owner has received or been informed in writing of the receipt of any written notice still in effect that there exists, and, to the Actual Knowledge of Contributee, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting any Contributee Property, or any portion thereof, that would, under the terms of such instrument or agreement, permit any other party to, or any other beneficiary of, or owner of property benefitted by, any such easement, restrictive covenant or similar instrument or agreement to cancel its obligations under any such easement, restrictive covenant or similar instrument or agreement or to be relieved of its operating covenants thereunder.

          (g) Third-Party Rights. Except as set forth in the Leases, on the Contributee Rent Rolls annexed hereto as Schedule B-3, or in the Term Loan Documents or in the Revolving Credit Loan Documents, there are no agreements (and no Person other than the Contributee Property Owners has the right) to sell, mortgage or otherwise encumber any Contributee Property or any portion thereof or interest therein. Except as set forth in the Leases, or on the Contributee Rent Rolls annexed hereto as Schedule B-3, no Person has an option to purchase or right of first offer or right of first refusal (or any similar right) over all or any part of any Contributor Property (or any interest therein), or any right to participate in the profits or proceeds of any Contributee Property.

          (h) Environmental Matters. Except as set forth in the environmental reports previously provided to Contributee, a list of which is set forth on Schedule B-10: to the Actual Knowledge of Contributee, (i) none of the Contributee Property Owners has caused or permitted any Hazardous Substance (as defined below) to be maintained, released or disposed of on, under or at any of the Contributee Properties or any part thereof in violation of any applicable laws, (ii) the Contributee Properties and the Contributee Property Owners are in material compliance, and, have heretofore complied in all material respects, with all Environmental Laws,
(iii) none of Contributee Property Owners or affiliate of any of the foregoing has received any written notice with respect to any Contributee Property alleging any violation of, or liability under any Environmental Law, from any Governmental Authority, insurer or any tenant of any of the Contributee Properties, (iv) there are no administrative, regulatory or judicial proceedings pending or threatened against any Contributee Property Owner in connection with any of the Contributee Properties pursuant to, or alleging any material violation of, or material liability under, any Environmental Laws, (v) none of the Contributee Properties have been contaminated with any Hazardous Substance at levels which equal or exceed the minimum levels for reporting or remediation standards under applicable laws, (vi) there are no underground storage tanks located on any Contributee Property or asbestos which might be expected to require abatement, monitoring or remediation (other than in the event that tenant improvements or other construction is commenced at such Contributee Property), and (vii) Contributee has delivered to Contributor copies of all environmental reports, studies, sampling data, environmental permits and governmental submissions relating to Hazardous Substances or Environmental Laws with respect to the Contributee Properties that are in the possession or control of Contributee or its affiliates.

          (i) Independent Units. To the Actual Knowledge of Contributee, each Contributee Property is an independent unit that does not now rely on any facilities (other than facilities of municipalities or public utility and water companies) located on any property not included in such Contributee Property or otherwise controlled by the relevant Contributee Property Owner to fulfill any municipal or governmental requirement or for the furnishing to such Contributee Property of any essential building systems or utilities, except where such Contributee Property is served by a beneficial easement or other agreement of record (each, a "Utility Easement") that provides such Contributee Property with access to such facilities in a manner sufficient to fulfill such municipal or governmental requirements or to furnish building systems or utilities to such Contributee Property; and which respect to those Contributee Properties that are benefited by any such Utility Easement, each such Utility Easement is in full force and effect, has not been violated by any Contributee Property Owner or any Improvements located on the Land, and no Contributee Property Owner, nor any of their respective affiliates or representatives, has received any notice of any such violation. The Contributee Property Owners are entitled to the full benefit and rights granted under such Utility Easements.

          (j) Assessed Value. Except as set forth on Schedule B-11, no Contributee Property Owner has received any notice of, and Contributee has no Actual Knowledge of, any proposed change in the assessed value of all or any portion of any Contributee Properties, other than the customary scheduled increases in the state, county and city where such Contributee Property is located, or such change as would not have a material adverse effect on the owner of such Contributee Property or the value thereof. Except as set forth on Schedule B-11, no Contributee Property Owners or (to the Actual Knowledge of Contributee) any of their respective representatives, have received any written notice of any proposed or pending special assessments which affect any Contributee Property or any portion thereof, other than such special assessment that would not have a material adverse effect on the owner of such Contributee Property or the value thereof.

          (k) Separate Tax Parcel. Each of the Contributee Properties is separately assessed by all applicable governmental authorities for taxing purposes. Other than as set forth in Schedule B-11, to the Actual Knowledge of Contributee, there are no applications or proceedings before any governmental authority, department or agency with respect to the taxing of any of the Contributee Properties.

          (l) Zoning. No Contributee Property Owner, or any of their respective representatives, has made any currently pending application for variances, special permits or rezoning of any Contributee Property. To the Actual Knowledge of Contributee, (i) the present use of each of the Contributee Properties, and the specific uses identified in the Leases for the Contributee Properties, is not in material violation of the applicable zoning laws, ordinances and regulations pertaining to the Contributee Properties and (ii) all roads necessary for the utilization of each of the Contributee Properties have been completed and have been dedicated to public use and accepted by the appropriate Governmental Authorities.

          (m) No Public Commitments. To the Actual Knowledge of Contributee, no commitments have been made to any governmental authority, school board, church or other religious body, to any homeowners or homeowners' association, or to any other organization, group or individual, relating to any of the Contributee Properties which would impose an obligation upon any Contributee Property Owner to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature on or off any of the Contributee Properties. The provisions of this subparagraph shall not apply to any regular or non-discriminatory local real estate or school taxes assessed against any of the Contributee Properties.

          (n) Permits. To the Actual Knowledge of Contributee, Contributee has obtained all of the material permits and licenses necessary for the use and operation by the Contributee Property Owners of the Contributee Properties as the same are currently used and operated. All charges and fees currently due and payable for such permits and licenses have been paid in full.

          8.4 Representations and Warranties Concerning the Term Loan and the Revolving Credit Loan.

          (a) Term Loan and Revolving Credit Loan Documents. Exhibit F annexed hereto lists all of the material agreements, instruments and documents evidencing, securing or otherwise relating to the Term Loan, and Exhibit E annexed hereto lists all of the material agreements, instruments and documents evidencing, securing or otherwise relating to the Revolving Credit Loan. True and correct copies of the material Term Loan Documents and the material Revolving Credit Loan Documents have been delivered to Contributor. None of the Term Loan Documents or Revolving Credit Loan Documents have been modified or amended.

          (b) Balances. As of the date of this Agreement, to the Actual Knowledge of Contributee, the outstanding principal balance of the Term Loan is $107,925,000 and the outstanding principal balance of the Revolving Credit Loan is $38,984,000.

          (c) No Default. Each of the Term Loan Documents and the Revolving Credit Loan Documents is in full force and effect. No written notice of a default on the part of the Lender under any of the Term Loan Documents and/or the Revolving Credit Loan Documents has been sent by or on behalf of any Contributee Property Owner (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice (or both), would constitute a so-called "event of default" or conditional limitation under a Term Loan Document or a Revolving Credit Loan Document), other than a default notice setting forth a default which, as of the Closing Date, has been cured. No written notice of a default on the part of any Contributee Property Owner under any of the Term Loan Documents and/or the Revolving Credit Loan Documents has been received by or on behalf of any Contributee Property Owner (including, without limitation, a default notice describing an event which, with the passage of time or the giving of notice (or both), would constitute a so-called "event of default" or conditional limitation under a Term Loan Document or a Revolving Credit Loan Document), other than a default notice setting forth a default which, as of the Closing Date, has been cured. The Term Loan Borrower is in compliance with all of the material terms, covenants and conditions of the Term Loan Documents, and Contributee is in compliance with all of the material terms, covenants and conditions of the Revolving Credit Loan Documents.


          9. SURVIVAL OF CERTAIN REPRESENTATIONS; REMEDIES FOR INACCURACIES AND OTHER CHANGES TO REPRESENTATIONS.

          9.1  Certificates of Contributor and Contributee.

          (a) On the Closing Date, Contributee shall execute and deliver to Contributor an instrument by which Contributee shall certify to Contributor that (i) Contributee has no Actual Knowledge that the representations and warranties made pursuant to Article 8, and made as of the date of this Agreement, were untrue when made and (ii) Contributee has not knowingly and intentionally taken any action (and has not knowingly and intentionally failed to take any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributor, which would cause any of such representations and warranties to be untrue as of the Closing Date (or, alternatively, if Contributee states that it does have such Actual Knowledge and/or that it has knowingly and intentionally taken any such action (or that it has knowingly and intentionally failed to take any such action), then it shall describe with particularity the affected representations and/or warranties and/or the actions so taken (or failed to be so taken) in contravention of the terms of this Agreement). Such instrument is herein called "Contributee's Representation Certificate".

          (b) On the Closing Date, Contributor shall execute and deliver to Contributee an instrument by which Contributor shall certify to Contributee that (i) Contributor has no Actual Knowledge that the representations and warranties made pursuant to Article 7, and made as of the date of this Agreement, were untrue when made and (ii) Contributor has not knowingly and intentionally taken any action (and has not knowingly and intentionally failed to take any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributee, which would cause any of such representations and warranties to be untrue as of the Closing Date (or, alternatively, if Contributor states that it does have such Actual Knowledge and/or that it has knowingly and intentionally taken any such action (or that it has knowingly and intentionally failed to take any such action), then it shall describe with particularity the affected representations and/or warranties and/or the actions so taken (or failed to be so taken) in contravention of the terms of this Agreement). Such instrument is herein called "Contributor's Representation Certificate".

          9.2 Termination Remedies for Material Adverse Changes Discovered Prior to Closing.

          (a)  For purposes of this Article 9:

     (A)  a "Contributee Caused Material Adverse Change" shall mean

     (i) if (A) either (x) in Contributee's Representation Certificate Contributee states that on the date of this Agreement Contributee had Actual Knowledge that one or more representations and warranties made pursuant to Article 8, and made as of the date of this Agreement, were untrue when made, and describes the affected representations and warranties or (y) after the date of this Agreement Contributor discovers that on the date of this Agreement Contributee then had Actual Knowledge that one or more representations and warranties made pursuant to Article 8, and made as of the date of this Agreement, were untrue when made, and (B) Contributor had no Actual Knowledge that such representations and warranties were untrue when made, and the inaccuracy could not have been readily discovered by Contributor prior to the date hereof from information or facts contained in any Lease, brokerage agreement, management agreement, environmental report, structural report, title commitment (including copies of recorded title documents), documents included in closing binders, rent rolls, title policies or surveys, in each case which was delivered by Contributee to Contributor or its attorneys and representatives at least 10 Business Days prior to the date of this Agreement; and/or

     (ii) if either (x) in Contributee's Representation Certificate Contributee states that it has knowingly and intentionally taken any action (or that it has knowingly and intentionally failed to take any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributor, which would cause any of the representations and warranties set forth in Article 8 to be untrue as of the Closing Date or (y) after the date of this Agreement Contributor discovers that Contributee has knowingly and intentionally taken any action (or that it has knowingly and intentionally failed to take any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributor, which would cause any of the representations and warranties set forth in Article 8 to be untrue as of the Closing Date, and

     (iii) the damages suffered by Contributor, taken as a whole, exceeds five hundred thousand ($500,000) dollars in the aggregate, as a result of (x) one or more representations and warranties made by Contributee pursuant to Article 8 being untrue when made (other than those inaccuracies which were readily discoverable by Contributor prior to the date of this Agreement as set forth in Section 9.2(a)(A)(i) above) and/or (y) as the result of Contributee's knowingly and intentionally having taken any action (or Contributee's knowingly and intentionally failing to have taken any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributor, which cause any of the representations and warranties set forth in
     Article 8 to be untrue as of the Closing Date.

     (B)  a "Contributor Caused Material Adverse Change" shall mean
     (i) if (A) either (x) in Contributor's Representation Certificate Contributor states that on the date of this Agreement Contributor had Actual Knowledge that one or more representations and warranties made pursuant to Article 7, and made as of the date of this Agreement, were untrue when made, and describes the affected representations and warranties or (y) after the date of this Agreement Contributee discovers that on the date of this Agreement Contributor then had Actual Knowledge that one or more representations and warranties made pursuant to Article 7, and made as of the date of this Agreement, were untrue when made, and (B) Contributee had no Actual Knowledge that such representations and warranties were untrue when made, and the inaccuracy could not have been readily discovered by Contributee prior to the date hereof from information or facts contained in any Lease, brokerage agreement, management agreement, environmental report, structural report, title commitment (including copies of recorded title documents), documents included in closing binders, rent rolls, title policies or surveys, in each case which was delivered by Contributor to Contributee or its attorneys and representatives at least 10 Business Days prior to the date hereof; and/or

     (ii) if either (x) in Contributor's Representation Certificate Contributor states that it has knowingly and intentionally taken any action (or knowingly and intentionally failed to take any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributee, which would cause any of the representations and warranties set forth in Article 7 to be untrue as of the Closing Date or (y) after the date of this Agreement Contributee discovers that Contributor has knowingly and intentionally taken any action (or knowingly and intentionally failed to take any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributee, which would cause any of the representations and warranties set forth in Article 7 to be untrue as of the Closing Date, and

     (iii) the damages suffered by Contributee, taken as a whole, exceeds five hundred thousand ($500,000) dollars in the aggregate, as a result of (x) one or more representations and warranties made by Contributor pursuant to Article 7 being untrue when made (other than those inaccuracies which were readily discoverable by Contributee prior to the date of this Agreement as set forth in Section 9.2(a)(B)(i) above) and/or (y) as the result of Contributor's knowingly and intentionally having taken any action (or Contributor's knowingly and intentionally failing to have taken any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributee, which cause any of the representations and warranties set forth in
     Article 7 to be untrue as of the Closing Date.

          (b) The remedies of Contributor for any Contributee Caused Material Adverse Change, and the remedies of Contributee for any Contributor Caused Material Adverse Change, as the case may be, which are discovered prior to Closing, shall be as set forth in the following provisions of this
Section 9.2. Each of Contributor and Contributee hereby acknowledges that it has no right to terminate this Agreement under this Section 9.2 for any inaccuracy in any representations or warranties made to it pursuant to
Article 7 or Article 8 (as the case may be) and discovered prior to Closing, unless the same, taken as a whole, constitutes a Contributor Caused Material Adverse Change or a Contributee Caused Material Adverse Change, as the case may be.

          (c) If, after the date hereof and prior to the Closing, Contributor shall learn of one or more Contributee Caused Material Adverse Changes, then Contributor shall have the right to terminate this Agreement by written notice to Contributee at any time prior to the Closing. In such event, the Deposit, together with any interest accrued thereon, shall be paid to Contributor as liquidated damages hereunder, the Contributor Liquidated Damages Promissory Note shall be returned to Contributor, and the First Loan Note and the Second Loan Note shall be marked "cancelled" by the Escrow Agent and returned to Contributor, all pursuant to the provisions of
Article 3.3(d) above. Thereafter, neither party shall have any further rights or obligations hereunder other than those which, pursuant to Section
15.5 hereof, expressly survive the termination of this Agreement.

          (d) If, after the date hereof and prior to the Closing, Contributee shall learn of one or more Contributor Caused Material Adverse Changes, then Contributee shall have the right to terminate this Agreement by written notice to Contributor at any time prior to the Closing. In such event, the Deposit (together with any interest accrued thereon) and the First Loan Note and the Second Loan Note shall be released to Contributee, all pursuant to the provisions of Article 3.3(d) above. In addition, Contributee shall have liquidated damages of $1,000,000 against Contributor, and the Contributor Liquidated Damages Promissory Note shall be released to Contributee (pursuant to the provisions of Article 3.3(d) above) as evidence of Contributee's claim for liquidated damages on account thereof. Thereafter, neither party shall have any further rights or obligations hereunder other than those which, pursuant to Section 15.5 hereof, expressly survive the termination of this Agreement.
          (e) Notwithstanding any other provision of this Article 9 to the contrary, Contributor shall not have the right to make a claim for damages or otherwise terminate this Agreement based upon an inaccurate representation or warranty of Contributee under this Agreement where the inaccuracy could have been readily discovered by Contributor prior to the date hereof from information or facts contained in any Lease, brokerage agreement, management agreement, environmental report, structural report, title commitment (including copies of recorded title documents), documents included in closing binders, rent rolls, title policies or surveys, in each case which was delivered by Contributee to Contributor or its attorneys and representatives at least 10 Business Days prior to the date hereof. Similarly, and notwithstanding any other provision of this Article 9 to the contrary, Contributee shall not have the right to make a claim for damages or otherwise terminate this Agreement based upon an inaccurate representation or warranty of Contributor under this Agreement where the inaccuracy could have been readily discovered by Contributee prior to the date hereof from information or facts contained in any Lease, brokerage agreement, management agreement, environmental report, structural report, title commitment (including copies of recorded title documents), documents included in closing binders, rent rolls, title policies or surveys, in each case which was delivered by Contributor to Contributee or its attorneys and representatives at least 10 Business Days prior to the date hereof.

          9.3  Post-Closing Damage Claim for Certain Discovered
Inaccuracies.

                (a) If, at any time prior to the first anniversary of the Closing Date,

     (i) (A) Contributor shall first learn of one or more inaccuracies in any representations or warranties of Contributee (as set forth in Article 8 hereof) made as of the date of this Agreement, and provided that the inaccuracy could not have been readily discovered by Contributor prior to the date of this Agreement from information or facts contained in any Lease, brokerage agreement, management agreement, environmental report, structural report, title commitment (including copies of recorded title documents), documents included in closing binders, rent rolls, title policies or surveys, in each case which was delivered by Contributee to Contributor or its attorneys and representatives at least 10 Business Days prior to the date hereof, and/or (B) Contributor shall first learn that Contributee had, after the date of this Agreement and prior to the Closing, knowingly and intentionally taken any action (or knowingly and intentionally failed to have taken any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributor, which caused any of Contributee's representations and warranties (as set forth in Article 8 hereof) to be untrue as of the Closing Date; and

     (ii) the affected representation(s) or warranty(s) of Contributee expressly survives the Closing pursuant to Section 9.4 hereof; and

     (iii) Contributor has not terminated this Agreement prior to the Closing pursuant to Section 9.2 above; and

     (iv) the damages suffered by Contributor, taken as a whole, exceeds five hundred thousand ($500,000) dollars in the aggregate, as a result of (x) one or more representations and warranties made by Contributee pursuant to Article 8 being untrue when made (other than those inaccuracies which were readily discoverable by Contributor prior to the date of this Agreement as set forth in Section 9.3(a)(i)(A) above) and/or (y) as the result of Contributee's knowingly and intentionally having taken any action (or knowingly and intentionally failed to have taken any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributor, which cause any the representations and warranties set forth in Article 8 to be untrue as of the Closing Date, then Contributor shall have a post-Closing claim for all damages in excess of $500,000 (i.e., Contributee shall not be responsible for the first $500,000 of damages) on account thereof (as limited in amount pursuant to the provisions of subsection 9.3(c) below), but any such claim not brought within one (1) year after the Closing shall be deemed waived.

                (b) If, at any time prior to the first anniversary of the Closing Date,

     (i) (A) Contributee shall first learn of one or more inaccuracies in any representations or warranties of Contributor (as set forth in Article 7 hereof) made as of the date of this Agreement, and provided that the inaccuracy could not have been readily discovered by Contributee prior to the date of this Agreement from information or facts contained in any Lease, brokerage agreement, management agreement, environmental report, structural report, title commitment (including copies of recorded title documents), documents included in closing binders, rent rolls, title policies or surveys, in each case which was delivered by Contributor to Contributee or its attorneys and representatives at least 10 Business Days prior to the date hereof, and/or (B) Contributee shall first learn that Contributor had, after the date of this Agreement and prior to the Closing, knowingly and intentionally taken any action (or knowingly and intentionally failed to have taken any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributee, which caused any of Contributor's representations and warranties (as set forth in Article 7 hereof) to be untrue as of the Closing Date; and

     (ii) the affected representation(s) or warranty(s) of Contributor expressly survives the Closing pursuant to Section 9.4 hereof; and

     (iii) Contributee has not terminated this Agreement prior to the Closing pursuant to Section 9.2 above; and

     (iv) the damages suffered by Contributee, taken as a whole, exceeds five hundred thousand ($500,000) dollars in the aggregate, as a result of (x) one or more representations and warranties made by Contributor pursuant to Article 7 being untrue when made (other than those inaccuracies which were readily discoverable by Contributee prior to the date of this Agreement as set forth in Section 9.3(b)(i)(A) above) and/or (y) as the result of Contributor's knowingly and intentionally having taken any action (or knowingly and intentionally failed to have taken any action), other than as expressly permitted by this Agreement or otherwise consented to in writing by Contributee, which cause any the representations and warranties set forth in Article 7 to be untrue as of the Closing Date, then Contributee shall have a post-Closing claim for all damages in excess of $500,000 (i.e., Contributor shall not be responsible for the first $500,000 of damages) on account thereof (as limited in amount pursuant to the provisions of subsection 9.3(d) below), but any such claim not brought within one (1) year after the Closing shall be deemed waived.

               (c) Notwithstanding anything contained in this Agreement to the contrary, if Contributor shall have a post-Closing claim for damages pursuant to subsection 9.3(a) above, then:

     (i) if and to the extent that any such damage claim is based upon one or more inaccuracies in any of the Contributee Lower Limit
     Representations (as defined below), any resulting damage award shall not exceed Five Million ($5,000,000) Dollars in the aggregate as a result of any such inaccuracies,

     (ii) if and to the extent that any such damage claim is based upon one or more inaccuracies in any of the Contributee Upper Limit
     Representations (as defined below), any resulting damage award shall not exceed Twenty Nine Million ($29,000,000) Dollars in the aggregate as a result of any such inaccuracies, and

     (iii) the aggregate post-Closing damage award permissible under this Agreement for any inaccuracies of any representations or warranties of Contributee under this Agreement, to the extent that same survive the Closing, shall not exceed $29,000,000, it being agreed that Contributor hereby expressly waives the right to seek or enforce any judgment against Contributee in excess of $29,000,000 on account of any such inaccuracies.

     For purposes hereof, the term "Contributee Upper Limit Representations" shall mean the representations and warranties of Contributee contained in the following subsections of Article 8 hereof: 8.1(g); 8.1(j); 8.2(c); 8.2(d); 8.2(g); 8.3(a)(i) (with respect to the second and third sentences only); 8.3(a)(ii) (with respect to clauses (I), (K), (L) and (M) only); 8.3(a)(iii); and 8.4(a)-(c). The term "Contributee Lower Limit Representations" shall mean each of the representations and warranties of Contributee contained in Article 8 of this Agreement which expressly survive the Closing pursuant to the terms of Section 9.4(a) below, other than the Contributee Upper Limit Representations.

               (d) Notwithstanding anything contained in this Agreement to the contrary, if Contributee shall have a post-Closing claim for damages pursuant to subsection 9.3(b) above, then:

     (i) if and to the extent that any such damage claim is based upon one or more inaccuracies in any of the Contributor Lower Limit
     Representations (as defined below), any resulting damage award shall not exceed Five Million ($5,000,000) Dollars in the aggregate as a result of any such inaccuracies,

     (ii) if and to the extent that any such damage claim is based upon one or more inaccuracies in any of the Contributor Upper Limit
     Representations (as defined below), any resulting damage award shall not exceed Twenty Nine Million ($29,000,000) Dollars in the aggregate as a result of any such inaccuracies,

     (iii) the aggregate post-Closing damage award permissible under this Agreement for any inaccuracies of any representations or warranties of Contributor under this Agreement, to the extent that same survive the Closing, shall not exceed $29,000,000, it being agreed that Contributee hereby expressly waives the right to seek or enforce any judgment against Contributor in excess of $29,000,000 on account of any such inaccuracies, and

     (iv) any such post-Closing damage award shall be enforceable and collectible only as and to the extent set forth in Section 5.1(l) of the Operating Agreement (as amended by the Operating Agreement Amendment); it being agreed that any such post-closing allowed damage claim of Contributee against Contributor (x) shall be nonrecourse to the Persons constituting Contributor, (y) shall not create any personal liability of any of the Saracen Members, and (z) shall be limited only to the interests of the Saracen Members in Contributee as set forth in
     Section 5.1(l) of the Operating Agreement (as amended by the Operating Agreement Amendment).

     For purposes hereof, the term "Contributor Upper Limit Representations" shall mean the representations and warranties of Contributor contained in the following subsections and clauses of Article 7 hereof: 7.1(i) (with respect to the last sentence only); 7.1(l); 7.1(m); 7.2(c); 7.2(d); 7.2(g); 7.2(h); 7.3(a)(i) (with respect to the second and third sentences only); 7.3(a)(ii) (with respect to clauses (I), (K), (L) and (M) only); 7.3(a)(iii); 7.3(h) (as such representation relates to the Nomura Properties only, and not with respect to the Non-Nomura Properties); 7.3(r) (with respect to the third sentence only); 7.4(a)-(e); and 7.5. The term "Contributor Lower Limit Representations" shall mean each of the representations and warranties of Contributor contained in Article 7 of this Agreement which expressly survive the Closing pursuant to the terms of
Section 9.4(b) below, other than the Contributor Upper Limit
Representations.

          9.4  Representations and Warranties Which Survive Closing or
Termination.

          (a) The representations and warranties of Contributor set forth in the following subsections and clauses shall survive the Closing or earlier termination of this Agreement, for a period of one year from the Closing Date or the date of termination (as the case may be): 7.1(a); 7.1(b); 7.1(c); 7.1(d); 7.1(e); 7.1(g)(i) (with respect to clause (1) only) and 7.1(g)(ii); 7.1(h); 7.1(i); 7.1(j); 7.1(l); 7.1(m); 7.2(a) through 7.2(h);
7.3(a)(i), 7.3(a)(ii) (except that clauses (A),(D) and (G) do not survive) and 7.3(a)(iii); 7.3(d) (with respect to the third sentence only); 7.3(e); 7.3(f) (with respect to the last sentence only); 7.3(g); 7.3(h) (as such representation relates to the Nomura Properties only, and not with respect to the Non-Nomura Properties); 7.3(j); 7.3(l) (with respect to the last sentence only); 7.3(o); 7.3(q); 7.3(r); 7.4(a)-(e); and 7.5.

          (b) The representations and warranties of Contributee set forth in the following subsections and clauses shall survive the Closing or earlier termination of this Agreement, for a period of one year from the Closing Date or the date of termination (as the case may be): 8.1(a); 8.1(b); 8.1(c); 8.1(e)(i) (with respect to clause (1) only) and 8.1(e)(ii); 8.1(f); 8.1(g); 8.1(h); 8.1(j); 8.2(a) through 8.2(g); 8.3(a)(i), 8.3(a)(ii) (except that clauses (A),(D) and (G) do not survive) and 8.3(a)(iii); 8.3(d); 8.3(e) (with respect to the last sentence only); 8.3(f); 8.3(j) (with respect to the last sentence only); 8.3(m); and 8.4(a)-(c).


     10.  TRANSACTION COSTS.

          10.1  Transaction Costs Payable by Contributor.

     Contributor shall pay at the Closing:

               (a) the first $175,000 of all transfer taxes, sales taxes and/or deed stamps payable as a result of the contribution and conveyance of title to the Non-Nomura Properties and the contribution and conveyance of the Contributed LLC Interests to Contributee pursuant to this Agreement; in addition, if the total costs for all of the foregoing exceeds $350,000, Contributor shall pay one-half of all such costs in excess of $350,000;

               (b) one-half of the sum of (i) all fees and charges payable to Nomura Asset Capital Corporation and/or Nomura in connection with obtaining the any requisite Nomura consent to the transfer of the Contributed LLC Interests to Contributee and (ii) all out-of-pocket legal fees, fees and costs owed to or in connection with any rating agencies, title insurance premiums and survey costs incurred by Nomura and any other related costs owed to Nomura in connection with the contribution of the Contributed LLC Interests by Contributor to Contributee and the preparation, negotiation and execution by Nomura of the Nomura Loan Modification Documents (all of the foregoing fees, costs and other charges described in this sentence being herein collectively called the "Nomura Transfer Expenses"); provided, however, that the obligations of Contributor with respect to the Nomura Transfer Expenses shall not exceed $150,000 in the aggregate;

               (c) all brokerage fees and expenses which exceed $1,000,000 in the aggregate, owed to the Brokers in connection with the consummation of the transactions contemplated by this Agreement and the Closing Steps Summary (it being agreed that the first $1,000,000 of said brokerage fees will be paid by Contributee pursuant to Section 10.2(d) below);


               (d) all apportionment obligations of Contributor hereunder, if any; Contributor shall also shall be responsible for the cost of its legal counsel, environmental consultants, engineers, accountants, advisors and the other professionals and consultants employed by it in connection with the contribution of the Non-Nomura Properties to Contributee, the contribution of the Contributed LLC Interests to Contributee, and the consummation of the transactions contemplated by this Agreement and the Closing Steps Summary; provided, however, that notwithstanding the foregoing, Contributee shall be responsible for paying, at Closing, $500,000 of the aggregate fees owed by Contributor to its attorneys and accountants and incurred by Contributor in connection with the consummation of the transactions contemplated by this Agreement, pursuant to subsection 10.2(e) below; and

               (e) all other costs and expenses which, pursuant to the express terms of this Agreement, are the obligation of Contributor to pay at the Closing.

          10.2  Transaction Costs Payable by Contributee.

     Contributee shall pay at the Closing:

               (a) after Contributor has paid the first $175,000 of all transfer taxes, sales taxes and/or deed stamps payable as a result of the contribution and conveyance of title to the Non-Nomura Properties and the contribution and conveyance of the Contributed LLC Interests to Contributee pursuant to this Agreement (as provided in Section 10.1(a) above), Contributee shall be responsible for up to an additional $175,000 which is owed with respect to the foregoing taxes, deed stamps and costs; in addition, if the total costs for all of the foregoing exceeds $350,000, Contributee shall pay one-half of all such costs in excess of $350,000;

               (b) one-half of the Nomura Transfer Expenses, to the extent that the Nomura Transfer Expenses do not exceed $300,000 in the aggregate; and all Nomura Transfer Expenses in excess of $300,000 in the aggregate;

               (c) the cost of the title reports or abstracts issued by the Title Insurer in connection with the transactions contemplated by this Agreement, as well as all survey and search costs related thereto, and all title insurance premiums incurred in connection with the issuance of title insurance at Closing (other than any title insurance costs and premiums which are part of the Nomura Transfer Expenses);

               (d) the first $1,000,000 of brokerage fees and expenses owed to the Brokers in connection with the consummation of the transactions contemplated by this Agreement and the Closing Steps Summary (it being agreed that all such fees and expenses in excess of $1,000,000 owed to the Brokers will be paid by Contributor pursuant to subsection 10.1(c) above);

               (e) $500,000 of the aggregate fees owed by Contributor to its attorneys and accountants and incurred by Contributor in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Contributee at Closing (it being agreed that all such fees and expenses in excess of $500,000 owed by Contributor to such attorneys and accountants will be paid by Contributor pursuant to subsection 10.1(d) above):

               (f) all apportionment obligations of Contributee hereunder, if any; Contributee shall also shall be responsible for the cost of its legal counsel, environmental consultants, engineers, accountants, advisors and the other professionals and consultants employed by it in connection with the contribution of the Non-Nomura Properties to Contributee, the contribution of the Contributed LLC Interests to Contributee, and the consummation of the transactions contemplated by this Agreement and the Closing Steps Summary; and

               (g) all other costs and expenses which, pursuant to the express terms of this Agreement, are the obligation of Contributee to pay at the Closing.


     11.  TITLE AND PERMITTED EXCEPTIONS.

          11.1  Permitted Exceptions and Title Policy.

          (a) Permitted Exceptions. Contributor agrees to contribute and convey the Non-Nomura Properties to Contributee, and Contributee agrees to accept such contribution and conveyance, subject only to the Permitted Exceptions applicable to each of such properties. Contributor agrees to contribute and convey the Contributed LLC Interests, and Contributee agrees to accept such contribution and conveyance, with the Nomura Properties being subject only to the Permitted Exceptions applicable to each of such properties.

          (b) Title Reports. Contributor and Contributee have each received (i) a copy of each of the following numbered title reports from Commonwealth Land Title Insurance Company with respect to the Non-Nomura
Properties: 72 River Park - 971220-BOS; 60 Turner Street - 971219-BOS; 2331 Congress Street - 971235-BOS; 160 Wells Avenue - 971218-BOS; 150 Wells Avenue - 971217-BOS; 70 Wells Avenue - 971312-BOS; and 74 Turner Street - 971305-BOS; and (ii) a copy of each of the following title reports from Chicago Title Insurance Company with respect to the Nomura Properties:
Dedham Place - 9851-00019; 128 Technology Center - 9851-00018; 7-57 Wells Avenue - 9851-00016; 201 University Avenue - 9851-00015; 75/85/95 Wells
Avenue - 9851-00021; and 333 Elm Street - 9851-00017 (all of the foregoing title reports being herein collectively called the "Title Reports"). Contributee shall instruct each Title Insurer, in writing, to furnish copies of all title continuations to Contributee's counsel at the address set forth in Article 19 hereof.

          (c) Title Policy. If Contributee shall have paid the premiums for such title insurance, then at the Closing the following title insurance policies (the "Title Policies") shall each be issued, in the respective amounts for each Contributor Property equal to the portion of the Contribution Amount allocated to each Contributor Property as set forth on Exhibit G annexed hereto:

     (i) Commonwealth Land Title Insurance Company shall issue to Contributee, (at Contributee's expense), an ALTA extended coverage owner's title policy (10-17-92 Form), which title policy may consist of a marked up title report, with those title endorsements set forth in Exhibit AA annexed hereto and made a part hereof, insuring the entire fee simple title to each of the Non-Nomura Properties is vested in Contributee (or in the Term Loan Borrower with respect to those Non-Nomura Properties that Contributee elects to contribute to the Term Loan Borrower as set forth in the Closing Steps Summary, as the case may be), subject only to the applicable Permitted Exceptions, and

     (ii) Chicago Title Insurance Company shall issue to Contributee, (at Contributee's expense), an ALTA extended coverage owner's title policy (10-17-92 Form), which title policy may consist of a marked up title report, with those title endorsements set forth in Exhibit AA annexed hereto and made a part hereof, insuring the entire fee simple title to each of the Nomura Properties is vested in Wells Senior, subject only to the applicable Permitted Exceptions.

          (d) Reinsurance. Contributee shall have the right, at its sole cost and expense, to require the Title Insurers to obtain facultative reinsurance (together with agreements in a form and content reasonably satisfactory to Contributee providing the right of "direct access" against the reinsurance) with respect to the Title Policies. Any such reinsurance required by Contributee shall be with such title companies and in such amounts as Contributee determines in Contributee's sole discretion.

          11.2  Use of Cash Balance to Discharge Title Exceptions.

          If, at the Closing, there are any Title Exceptions which are not Permitted Exceptions and which Contributor is obligated by this Agreement or elects to pay and discharge, Contributor may use any portion of the Cash Balance and the Deposit (as adjusted pursuant to Article 4 hereof) to satisfy the same, provided that Contributor shall have delivered to the applicable Title Insurer at the Closing instruments in recordable form sufficient to satisfy such Title Exception of record, together with the cost of any applicable recording or filing fees. The existence of any such Title Exceptions shall not be deemed objections to title if Contributor shall comply with the foregoing requirements. Unpaid liens for taxes, water charges and assessments which are due and payable and are applicable to the period prior to the Closing Date shall not be objections to title if (i) the amount thereof plus interest and penalties thereon shall be deducted from the Cash Balance and (ii) payment of same to the Title Insurer at Closing will result in such items being omitted as an exception from the applicable Title Policies.

          11.3  Title Exceptions.

          (a) State of Title to be Transferred. Contributor shall contribute and otherwise convey title to each respective Contributor Property subject only to the Permitted Exceptions.

          (b) Voluntary Title Exceptions. If, from time to time prior to the Closing, either Contributor or Contributee shall become aware of any Voluntary Title Exceptions, then Contributor or Contributee shall promptly notify the other party thereof, which notice shall describe in reasonable detail the Voluntary Title Exceptions(s) at issue. Contributor shall discharge of record all Voluntary Title Exceptions on or prior to the Closing Date. As used in this subsection (b), the term "discharge of record" shall mean to discharge and eliminate the applicable Voluntary Title Exception(s) from title to the Property. The willingness of the Title Insurer to insure over or issue the Title Policy without exception for such Voluntary Title Exception(s) shall not by itself constitute discharging from title the Voluntary Title Exception(s); it being understood, however, that a discharge that occurs concurrently with the Closing shall be sufficient to discharge of record any such Voluntary Title Exception(s).

          (c) Liquidated Sum Title Exceptions. On or prior to the Closing Date, Contributor shall discharge all Liquidated Sum Title Exceptions. Contributor may discharge a Liquidated Sum Title Exception by (i) payment of a sum certain to the lienor in return for a discharge of lien delivered at or prior to Closing with respect to the related lien, and which is sufficient to satisfy the related lien of record, (ii) payment to the Title Insurer at Closing of a sum certain, for subsequent unconditional payment to the lienor, provided that payment of such sum to the lienor will be sufficient to obtain from the lienor a discharge of the related lien and satisfy such lien of record, or (iii) posting (at Contributor's sole cost and expense) an appropriate bond, as permitted by applicable law, which is sufficient to discharge the related lien of record with respect to the affected Contributor Property, provided that in each of the foregoing instances set forth in this subsection 11.3(c) the Title Insurer omits such Liquidated Sum Title Exception from the applicable Title Policy.

          Notwithstanding the foregoing, Contributor's obligations under this Section 11.3(c) shall be subject to and limited by the following provisions:

          (i) Notwithstanding the foregoing provisions of this Section 11.3(c), Contributor shall have no obligation to expend more than the Liquidated Sum Amount in the aggregate in order to cause such Liquidated Sum Title Exceptions to be discharged.

          (ii) If prior to the Closing, Contributor shall determine that the cost to discharge all then undischarged Liquidated Sum Title Exceptions shall exceed the Liquidated Sum Amount, then Contributor shall notify Contributee thereof (the "Contributor Liquidated Sum Title Exception Notice"), which notice shall describe in reasonable detail the Liquidated Sum Title Exceptions that are then in existence and have not been discharged. If Contributor shall give a Contributor Liquidated Sum Title Exception Notice to Contributee, then Contributee shall have the right to elect one of the following two alternatives:

          (A) Contributee may elect to close otherwise in accordance with this Agreement, notwithstanding the existence of such Liquidated Sum Title Exceptions. If Contributee so elects, then, subject to Contributee's rights with respect to any Voluntary Title Exceptions as set forth in Section 11.3(b) above, (1) Contributee shall be deemed to have waived all of the Liquidated Sum Title Exceptions that were not discharged on or prior to the Closing, and the same shall not be grounds for an objection to title, (2) Contributee shall not have any right of action against Contributor for or in connection with such undischarged Liquidated Sum Title Exceptions, at law or in equity and (3) Contributee shall receive a credit against the Cash Balance in an amount equal to the Liquidated Sum Amount; or

          (B) Contributee, by written notice given to Contributor on or prior to the Closing Date, may elect to terminate this Agreement. If this Agreement is terminated pursuant to this clause 11.3(c)(ii)(B), then (I) the Deposit (together with all accrued interest) shall be refunded to Contributee, the First Loan Note and the Second Loan Note shall be released to Contributee, and the Contributor Liquidated Damages Promissory Note shall be released to Contributor and (II) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement.

          (d) Contributee's Right to Accept Title. Notwithstanding the foregoing provisions of this Article 11, Contributee may at any time prior to the Closing Date, by an express written waiver executed by Contributee, accept such title as Contributor can convey, notwithstanding the existence of any Title Exceptions which are not Permitted Exceptions, without adjustment of the Contribution Amount or any claim or right of action against Contributor for damages or otherwise.

          11.4 Cooperation of Contributor and Contributee. Contributor and Contributee shall each cooperate with the Title Insurers in connection with the issuance of the Title Insurance Policies to be issued by the Title Insurers insuring title to the Contributor Properties subject only to the Permitted Exceptions. In furtherance and not in limitation of the foregoing, at or prior to the Closing, (i) Contributor shall deliver to the Title Insurers such affidavits, certificates and other instruments as are reasonably requested by the Title Insurers and customarily furnished to the title insurer by sellers of real property similar to the Contributor Properties and (ii) Contributee shall deliver to the Title Insurers such affidavits, certificates and other instruments as are reasonably requested by the Title Insurers and customarily furnished to the title insurer by purchasers of real property similar to the Contributor Properties. In addition, Contributor shall cause Dominic J. Saraceno and Kurt W. Saraceno to execute and deliver to Chicago Title Insurance Company a title affidavit substantially in the form of Exhibit AB annexed hereto in connection with the issuance by each of the Title Insurers of a "non-imputation" endorsement to the Title Policies.

     12.  CONDITIONS TO CLOSING.

          (a) Contributee's obligation to pay the Contribution Amount and accept the contribution of the Non-Nomura Properties and the Contributed LLC Interests is subject to the satisfaction of the following conditions prece-dent, any or all of which may be waived by Contributee, which waivers shall be expressly and specifically made in writing to be enforceable against
Contributee:

          (i) This Agreement shall be in full force and effect and there shall not then exist any event which would allow Contributee to terminate this Agreement pursuant to the express terms hereof;

          (ii) Contributor shall have performed all material covenants, undertakings and obligations required to be performed by Contributor under this Agreement, including, without limitation, all of Contributor's obligations under Article 6 hereof;

          (iii) Contributor shall have delivered to Contributee the tenant estoppel certificates required pursuant to subsection 6(u) hereof;

          (iv) Contributee shall have received from Nomura the Nomura Estoppel Certificate, substantially in the form of Exhibit L annexed hereto, executed by Nomura or its duly authorized representative (except that this condition shall be deemed satisfied even if the Nomura Estoppel Certificate does not include any one or more of items (4) through (9) set forth on Exhibit L, and/or does not expressly state that Contributor, Contributee, the Lender, BankBoston, N.A. and/or Goldman Sachs Mortgage Company may rely on the accuracy of the statements set forth in the Nomura Estoppel Certificate);

          (v) Contributee shall have received the Lazard Mezzanine Loan Estoppel Certificate, substantially in the form of Exhibit L-1 annexed hereto, executed by Lazard or its duly authorized representative (except that this condition shall be deemed satisfied even if the Lazard Mezzanine Loan Estoppel Certificate does not include any one or more of items (4) through (7) set forth on Exhibit L-1, and/or does not expressly state that Contributor, Contributee, the Lender, BankBoston, N.A. and/or Goldman Sachs Mortgage Company may rely on the accuracy of the statements set forth in the Lazard Mezzanine Loan Estoppel Certificate);

          (vi) Contributee shall have received (x) a pay-off letter and wiring instructions from the NACC Member (or its duly authorized representative) sufficient for Contributee to redeem the interest of the NACC Member in Wells Avenue Holdings LLC at Closing and (y) if requested by Contributee in writing not less than 10 Business Days prior to the Closing Date (which request shall state that Contributee intends to redeem the interests of the LF Member in Wells Avenue Holdings LLC and satisfy the Lazard Mezzanine Loan), a pay-off letter and wiring instructions from the LF Member (or its duly authorized representative) setting forth the amount that would be necessary, as of the Closing Date, if Contributee were to elect to redeem the interest of the LF Member in Wells Avenue Holdings LLC and pay off the Lazard Mezzanine Loan;

          (vii) the Asset Manager shall have executed and delivered to Contributee the Asset Management Agreement and the Property Manager shall have executed and delivered to Contributee the Property Management Agreement;

          (viii) Provided that (i) Contributee has obtained all consents from Nomura, Lazard, the NACC Member (to the extent applicable) and the LF Member which are necessary to consummate the transactions contemplated by this Agreement and the Closing Steps Summary and (ii) Contributee has taken each step or action which is a condition precedent to the next step or action to be taken by Contributor as set forth in the Closing Steps Summary, then Contributor shall have performed all of its obligations and actions set forth on, and in accordance with the terms of, items A(3), A(6), A(7), A(9), B(a)(1), B(b) through B(h) (except for the last sentence of each of items B(b) through B(h)) set forth on the Closing Steps Summary;

          (ix) Contributor shall have delivered the Contributor's Representation Certificate; and

          (x) Each of the Saracen Members shall have duly executed and delivered to Contributee the Operating Agreement Amendment.

          (b) Contributor's obligation to contribute the Non-Nomura Properties and the Contributed LLC Interests to Contributee is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Contributor, which waivers shall be expressly and specifically made in writing to be enforceable against Contributor:

          (i) This Agreement shall be in full force and effect and there shall not then exist any event which would allow Contributor to terminate this Agreement pursuant to the express terms hereof;

          (ii) Contributee shall have performed all material covenants, undertakings and obligations required to be performed by Contributee under this Agreement, including, without limitation, all of Contributee's obligations under Article 6 hereof;

          (iii) Contributee shall have paid the Cash Balance (as adjusted pursuant to the terms of this Agreement) to Contributor, and shall have issued the Membership Units and the Series A Preferred Membership Units that are to be issued to the Saracen Members pursuant to the terms hereof;

          (iv) Contributee shall have delivered to Contributor the tenant estoppel certificates required pursuant to subsection 6(v) hereof;

          (v) Provided that Contributor has taken each step or action which is a condition precedent to the next step or action to be taken by Contributor as set forth in the Closing Steps Summary, then Contributee shall have performed all of its obligations and actions set forth on, and in accordance with the terms of, items A(1), A(2), A(3), A(4), A(5), A(6), A(8), A(10), B(a)(2), and the last sentence of each of items B(b) through B(h), set forth on the Closing Steps Summary;

          (vi) Contributee shall have delivered the Contributee's Representation Certificate;

          (vii) Each of WCPT and Whitehall shall have duly executed and delivered to Contributee the Operating Agreement Amendment and the Saracen Members shall be admitted as members of Contributee;

          (viii) WCPT shall have executed and delivered the Registration Rights Agreement;

          (ix) Contributee, Wells Avenue Holdings LLC and 1275 K Street LLC (as applicable) shall have executed and delivered the Asset Management Agreement and the respective Property Management Agreements;

          (x) Contributee shall have caused Dominic J. Saraceno, Kurt W. Saraceno, William F. Rand III and the Saraceno Holding Trust General Partnership to have been released from their respective existing guarantee obligations with respect to the Lazard Mezzanine Loan;

          (xi) Dominic J. Saraceno, Kurt W. Saraceno, William R. Rand III and the Saraceno Holding Trust General Partnership shall have been released from the environmental indemnity given in connection with the Lazard Mezzanine Loan (provided, however, that if the holder of the Lazard Mezzanine Loan (or any successor thereto) refuses to so release such parties from the environmental indemnity, this condition shall be deemed satisfied if Contributee agrees to indemnify such parties from any liability arising under such environmental indemnity agreement); and

          (xii) Escrow Agent shall have delivered to Contributor the First Loan Note and the Second Loan Note (both marked "cancelled") and the Liquidated Damages Promissory Note.


     13.  COVENANTS.

          13.1 Operation of Premises. (a) Between the date hereof and the Closing Date, Contributor shall cause each of the Contributor Property Owners to (i) continue to maintain the Contributor Properties substantially in accordance with the annual budget for each such property delivered by Contributor to Contributee prior to the date hereof, and in accordance with the ordinary course and practices and procedures customarily followed by each of the Contributor Property Owners in the maintenance of each of the Contributor Properties prior to the date hereof (ordinary wear and tear and damage by fire, casualty or condemnation excepted), and (ii) continue to operate and manage each of the Contributor Properties in the same manner as such properties have been operated prior to the date hereof.

          (b) Between the date hereof and the Closing Date, Contributor shall not permit any of the Contributor Property Owners to enter into any new Service Contracts (or any amendment or modification to a Service Contract without the consent of Contributee, which consent will not be unreasonably withheld or delayed.

          (c) Between the date hereof and the Closing Date, Contributor shall cause each of the Contributor Property Owners to observe and keep in full force and effect all licenses and permits which are in effect as of the date hereof and which are necessary for the lawful operation and maintenance of each of the Contributor Properties as they are now being operated.

          (d) Between the date hereof and the Closing Date, Contributor shall maintain in full force and effect the insurance policies listed on Schedule A-10 hereto.

          13.2 Leases.

          (a) Between the date hereof and the Closing Date, Contributor shall cause each of the Contributor Property Owners to not enter into any new lease, or to renew, modify or extend any existing lease, for space in any of the Contributor Properties, without Contributee's prior written consent in each instance (which consent shall not be unreasonably withheld or delayed, provided that Contributor complies with the procedures set forth in subsection 13.2(b) below); provided, however, Contributor shall have the right, without Contributee's consent, to renew, modify or extend any existing lease pursuant to the exercise of any right of renewal or extension by the tenant under the existing terms of any such lease or that is otherwise required pursuant to the existing terms of any such lease, provided that Contributor provides Contributee with written notice of any such renewal, modification or extension within 5 Business Days after the date of execution thereof by the applicable Contributor Property Owner.

          (b) If any Contributor Property Owner shall desire to enter into, renew, extend or modify any Lease (other than any such renewal, extension or modification which does not require the consent of Contributee as provided in subsection 13.2(a) above), then prior to the commencement of any lease negotiations which are commenced after the date hereof (and with respect to any ongoing lease negotiations that have commenced prior to the date hereof, then prior to the execution of any applicable lease or lease amendment), Contributor shall cause such Contributor Property Owner to so notify Contributee (the "Lease Notice"). The Lease Notice shall be accompanied by
(i) a copy of the term sheet setting forth (x) all of the material business related terms and conditions of the proposed lease, renewal, extension or modification and (y) if a new lease, setting forth in reasonable detail the identity of the proposed tenant, the nature of its business and its use or proposed use of the demised premises, (ii) a copy of the applicable floor plan for the lease and (iii) if a new lease, a credit report for the proposed tenant and current financial information with respect to the proposed tenant.

          (c) If Contributor complies with the provisions of subsection 13.2(b) above, Contributee agrees that it shall not unreasonably withhold or delay its consent to any such lease, extension, renewal and/or modification, provided that with respect such proposed lease, renewal, extension or modification, (i) if it affects any one of the Nomura Properties, such proposed lease, renewal, extension or modification does not violate any of the terms of the Nomura Loan Documents (including, without limitation, being on the form of lease approved by Nomura), (ii) the economic terms thereof comply in all material respects with the most recent budget, for the applicable property in question, that has been received by Contributee prior to the date of this Agreement, (iii) it is on commercially reasonable terms for the demised premises in question, and (iv) it has been negotiated at arms length between the Contributor Property Owner and a tenant or proposed tenant that is not affiliated with any Saracen Person. If Contributee fails to disapprove any such proposed lease, renewal, extension or modification within five (5) days following receipt by Contributee of the Leasing Notice (accompanied by the materials required by subsection 13.2(b) above) and such other information relevant thereto as shall be reasonably requested by Contributee, then Contributee's consent to such proposed lease, renewal, extension or modification shall be deemed given.

          (d) If (i) at any time after the date of this Agreement but prior to Closing, any one or more of the Contributor Property Owners, with the consent or deemed consent of Contributee, shall enter into a new lease for all or a portion of the demised premises for one or more Contributor Properties and (ii) such lease shall obligate the Contributor Property Owner to (x) incur reasonable costs ("TI Costs") with respect to the construction of tenant improvements to the space demised thereunder (by obligating the landlord under the lease in question to perform such work or to make a contribution towards costs thereof incurred by the tenant thereunder) and/or
(y) to pay any fees or commissions to the tenant's broker with respect to such lease (the "Leasing Brokerage Fee"), then the TI Costs and Leasing Brokerage Fee with respect to each such lease shall be apportioned and prorated on the following basis: (x) Contributor shall be obligated to pay the portion of such TI Costs and Leasing Brokerage Fee equal to a fraction, the numerator of which is equal to the portion of the base rental under such lease that is payable prior to the date of Closing and the denominator of which is equal to the total amount of the base rental payable under such lease; and (y) Contributee shall be obligated to pay the portion of such TI Costs and Leasing Brokerage Fee equal to the fraction the numerator of which is equal to the portion of the base rental under such lease that is payable on or after the date of Closing and the denominator of which is equal to the total amount of the base rental payable under such lease.

          (e) Between the date hereof and the Closing Date, Contributor shall cause each of the Contributor Property Owners to not cancel, accept the surrender of, or terminate any Lease without Contributee's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. In addition, between the date hereof and the Closing Date, Contributor shall not allow any of the Contributor Property Owners to apply any of the security deposits under the Leases for the Contributor Properties, except (i) with respect to those Leases terminated with Contributee's consent pursuant to this subsection 13.2(e) or (ii) where Contributee has expressly consented in writing to such application of such security deposits (which consent shall not be unreasonably withheld or delayed).

          13.3 Estoppel Certificates. (a) Contributor shall, promptly after the date of this Agreement, cause each of the Contributor Property Owners to request estoppel certificates, in the form hereto attached as Exhibit "V", from each of the tenants of the Contributor Properties, and Contributor shall make diligent good faith efforts to obtain executed counterparts thereof from each of such tenants prior to Closing.

          (b) Contributee shall, promptly after the date of this Agreement, cause each of the Contributee Property Owners to request estoppel certificates, in the form hereto attached as Exhibit "V", from each of the tenants of the Contributee Properties, and Contributee shall make diligent good faith efforts to obtain executed counterparts thereof from each of such tenants prior to Closing.

          13.4 Concerning the Nomura Loan. (a) Contributor shall cause Wells Senior to perform all of its covenants and obligations under the Nomura Loan Documents and to keep the Nomura Loan and the Nomura Loan Documents in good standing and in full force and effect. Contributor shall not permit Wells Senior to amend or modify the Nomura Loan Documents (other than as contemplated by the Nomura Loan Modification Documents) or waive any provisions thereof, without the prior written consent of Contributee.

          (b) Promptly after the date hereof, Contributor shall request that Nomura execute and deliver to Contributor the Nomura Estoppel Certificate, substantially in the form hereto attached as Exhibit "L", and Contributor shall make diligent good faith efforts to obtain the executed Nomura Estoppel Certificate prior to Closing.

          13.5 Concerning the Lazard Mezzanine Loan and the Existing Non-Nomura Mortgage Indebtedness.

          (a) Contributor shall cause Wells Senior to perform all of its covenants and obligations under the Lazard Mezzanine Loan Documents, and shall keep the Lazard Mezzanine Loan and the Lazard Mezzanine Loan Documents in good standing and in full force and effect. Contributor shall not permit Wells Avenue Holdings LLC to amend or modify the Lazard Mezzanine Loan Documents or waive any provisions thereof, without the prior written consent of Contributee.

          (b) Contributor shall cause each of the Saracen Persons to perform all of their respective material covenants and obligations under each of the material documents evidencing and/or securing the Existing Non-Nomura Mortgage Indebtedness, such that there shall not be any default with respect thereto at or immediately prior to the Closing.

          (c) Contributor shall use reasonable good faith efforts to obtain from the holder of the Lazard Mezzanine Loan (or its duly authorized representative) an estoppel certificate, substantially in the form of Exhibit L-1 annexed hereto, executed by the holder of the Lazard Mezzanine Loan or its duly authorized representative.
          13.6 Operations of the Companies. Except as otherwise expressly contemplated by Section 13.8 below and the Closing Steps Summary, Contributor shall not (a) permit any amendment or modification to any of the respective Organizational Documents of any of the Companies, (b) transfer or assign (other than among the Saracen Members) or otherwise encumber any of the interests in or with respect to any of the respective Companies or (c) admit any new members or shareholders to any of the Companies. Between the date hereof and the Closing, Contributor shall continue to operate each of the Companies, and carry out their business, in the same manner as such Companies have been operated prior to the date hereof, except that such Companies shall not incur any new or additional Indebtedness, enter into any contracts (other than Service Contracts which can be terminated without penalty upon not more than 30 days notice) or incur any liabilities (other than in the ordinary course of business consistent with the budgets heretofore received by Contributee from Contributor).

          13.7 Condominium Documents. Contributor shall cause Wells Senior to (i) perform all of its material covenants and obligations under the Condominium Documents and (ii) keep the Condominium and the Condominium Documents in good standing and in full force and effect. Contributor shall not permit Wells Senior to amend or modify the Condominium Documents or waive any provisions thereof, without the prior written consent of Contributee. In addition, promptly after the date hereof, Contributor shall use reasonable efforts to obtain an estoppel certificate from Teachers Insurance and Annuity Association of America ("TIAA"), in its capacity as the holder of the first mortgage encumbering the hotel unit of the Condominium, stating that (i) TIAA has not sent any default notices with respect to such mortgage and (ii) all monthly debt service payments that are due and payable with respect to such mortgage have been paid in full.

          13.8 Closing Steps Summary Actions. At the Closing, Contributor shall perform all of the actions that are within Contributor's control and that are necessary to consummate the transactions described on the Closing Steps Summary. At the Closing, Contributee shall perform all of the actions that are within Contributee's control and that are necessary to consummate the transactions described on the Closing Steps Summary.

          13.9 Indemnity of Contributor. Contributor hereby covenants and agrees to indemnify and hold harmless Contributee, Wells Senior and Wells Avenue Holdings LLC (or any successor thereto) from and against any and all liabilities, obligations, damages and reasonable costs and expenses incurred by Contributee and/or Wells Senior and/or Wells Avenue Holdings LLC (or any successor thereto) from and after the Closing Date, and which arise out of or are related to the indemnification obligations of Wells Senior (as set forth in Section 3.1 of the operating agreement in effect on the date hereof for Wells Senior) to the Special Members, Additional Managers, Substitute Manager and Advising Managers (as all such capitalized terms are defined in the operating agreement for Wells Senior in effect on the date hereof), provided that such indemnification obligations of Wells Senior arise out of, or are related to, any events, actions, circumstances or costs which occurred prior to the Closing Date. The foregoing indemnification obligations of Contributor shall not apply to any indemnification obligations of Wells Senior which arise out of, or relate to, any events, actions, circumstances or costs which occur from and after the Closing Date (including, without limitation, any actions taken by or on behalf of Wells Senior or any member thereof on or after the Closing Date). The terms and provisions of this Section 13.9 shall survive the Closing.

          13.10     Concerning the Nomura Consent and the Lazard Consent.

          (a) Promptly after the date hereof, Contributee shall contact Nomura regarding (i) obtaining the Nomura Consent and (ii) modifying the Nomura Loan Documents to incorporate the items set forth in the Nomura Consent (as well as to incorporate such other changes as Contributee may reasonably request). Contributee shall provide to Contributor copies of all correspondence, proposals, requests and proposed modifications to the Nomura Loan Documents which Contributee delivers to or receives from Nomura, and shall keep Contributor appraised of the status of all discussions and negotiations with Nomura with respect to the Nomura Consent and any requested modifications to the Nomura Loan Documents. Contributor and Contributee agree that (i) Contributee shall control all discussions, processes, negotiations and document deliveries to Nomura in connection with obtaining the Nomura Consent and any desired modifications to the Nomura Loan Documents and (ii) Contributor shall reasonably cooperate in good faith with Contributee (and shall use all reasonable efforts to assist Contributee) in connection with the foregoing, including, without limitation and upon request from Contributee from time to time, attending meetings and participating in conferences and discussions with Contributee and representatives of Nomura or other applicable persons with respect to the foregoing.

          (c) Promptly after the date hereof, Contributee shall contact Lazard regarding (i) obtaining the Lazard Consent, (ii) modifying the Lazard Mezzanine Loan Documents to incorporate the items set forth in the Lazard Consent (as well as to incorporate such other changes as Contributee may reasonably request) and (iii) releasing Dominic J. Saraceno, Kurt W. Saraceno, William F. Rand III and Saraceno Holding Trust General Partnership from their respective guarantee obligations under the guaranty, dated as of December 31, 1996, in favor of Lazard with respect to the Lazard Mezzanine Loan, in return for a similar guarantee obligation from Contributee. Contributee shall provide to Contributor copies of all correspondence, proposals, requests and proposed modifications to the Lazard Mezzanine Loan Documents which Contributee delivers to or receives from Lazard, and shall keep Contributor appraised of the status of all discussions and negotiations with Lazard with respect to the Lazard Consent and any requested modifications to the Lazard Loan Documents. Contributor and Contributee agree that (i) Contributee shall control all discussions, processes, negotiations and document deliveries to Lazard in connection with obtaining the Lazard Consent and any desired modifications to the Lazard Mezzanine Loan Documents and (ii) Contributor shall reasonably cooperate in good faith with Contributee (and shall use all reasonable efforts to assist Contributee) in connection with the foregoing, including, without limitation and upon request from Contributee from time to time, attending meetings and participating in conferences and discussions with Contributee and representatives of Lazard or other applicable persons with respect to the foregoing.

     14.  CASUALTY AND CONDEMNATION.

          14.1 Casualty. If a fire, vandalism, act of God, or other casualty which causes damage or injury to a Contributor Property (herein called a "Casualty") shall occur prior to the Closing, Contributor shall deliver to Contributee a written notice describing the Casualty in question. Such notice shall be accompanied by a statement from Contributor stating whether any of the tenants of the affected Contributor Properties has/have a right to terminate their respective Leases as a result of such Casualty. In the event that a Casualty shall occur prior to the Closing Date, then (i) neither Contributor nor Contributee shall have any right to terminate this Agreement on account thereof and (ii) Contributor shall contribute the Nomura Properties and the Contributed LLC Interests to Contributee, and Contributee shall accept such contribution, with the respective Contributor Properties in their damaged condition, without reduction of or offset against the Contribution Amount. Contributor shall cause the Contributor Property Owner of each applicable property to assign to Contributee the right to receive any insurance proceeds payable to such Contributor Property Owner as a result of such fire or other casualty (including, without limitation, any rental interruption insurance proceeds attributable to any lost rental income for any period from and after the Closing). If prior to the Closing Contributor shall have received any such insurance proceeds in respect of any such Casualty, then at the Closing Contributor shall remit such insurance proceeds to Contributee. If, however, such casualty insurance proceeds will not be payable at or prior to the Closing, then Contributee shall receive a credit against the Cash Balance due at Closing to the extent of the damage as reasonably estimated by a licensed architect or licensed engineer mutually acceptable to Contributor and Contributee (less an amount equal to the applicable deductible which would apply under the applicable Contributor Property Owner's casualty insurance policy for the damaged Contributor Property(s)). In the event of such credit to Contributee, any such casualty insurance proceeds that are received shall be payable to Contributor.

          14.2 Condemnation. If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated with respect to any one or more of the Contributor Properties or any part thereof, then (i) neither Contributor nor Contributee shall have any right to terminate this Agreement on account thereof, (ii) Contributor shall not settle or compromise any claim with respect to such condemnation or eminent domain proceedings without the prior written consent of Contributor (which consent shall not be unreasonably withheld or delayed), and (iii) the parties hereto shall proceed to the Closing without reduction of or offset against the Contribution Amount. In such event, all of the right, title and interest of the applicable Contributor Property Owner (with respect to such Contributor Property in question) in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Contributee at the Closing (or shall be remitted to Contributee at the Closing, if such proceeds have been received by the Contributor Property Owner prior to the Closing).


     15.  DEFAULT; REMEDIES; SURVIVAL.

          15.1.     Default By Contributee Prior to Closing.  If Contributee
(i) defaults in its Closing obligations (i.e., defaults in the payment of the Cash Balance, the issuance of the Membership Units and/or the Series A Preferred Membership Units, or otherwise in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing
Date), or (ii) otherwise materially defaults hereunder and such other material default is not cured within the earlier of ten (10) days after notice thereof from Contributor to Contributee and the scheduled Closing Date, then, and in any of such events, Contributor may, as its sole remedy therefor, either (x) pursue an action for specific performance of this Agreement by Contributee or (y) terminate this Agreement by written notice to Contributee. If Contributor elects to terminate this Agreement on account of such default, then the Deposit, together with any interest accrued thereon, shall be paid to Contributor as liquidated damages hereunder, the Contributor Liquidated Damages Promissory Note shall be returned to Contributor, and the First Loan Note and the Second Loan Note shall be marked "cancelled" by the Escrow Agent and returned to Contributor, all pursuant to the provisions of Article 3.3(d) above. Thereafter, neither party shall have any further rights or obligations hereunder other than those which, pursuant to Section 15.5 hereof, expressly survive the termination of this Agreement. Contributor and Contributee agree that the aforesaid liquidated damages are a fair and reasonable amount to be retained by Contributor as agreed and liquidated damages in light of Contributor's removal of the Contributor Properties from the market and the costs incurred by Contributor and shall not constitute a penalty or a forfeiture.

          15.2.     Default By Contributor Prior to Closing.  If Contributor
(i) defaults in its Closing obligations (i.e., defaults in the performance of any of its obligations hereunder which are to be performed on, or as of, the Closing Date), or (ii) otherwise materially defaults hereunder and such material default is not cured within the earlier of ten (10) days after notice thereof from Contributor to Contributee and the scheduled Closing Date, then, and in either such event, Contributee may, as its sole remedy therefor, either (x) pursue an action for specific performance of this Agreement by Contributor or (y) terminate this Agreement by written notice to Contributor. If Contributee elects to terminate this Agreement on account of such default, then the Deposit (together with all accrued interest) shall be refunded to Contributee, the First Loan Note and the Second Loan Note shall be released to Contributee, and the Contributor Liquidated Damages Promissory Note shall be released to Contributee evidencing a $1,000,000 liquidated damages claim of Contributee against Contributor, all pursuant to the provisions of Article 3.3(d) above. Thereafter, neither party shall have any further rights or obligations hereunder other than those which, pursuant to Section 15.5 hereof, expressly survive the termination of this Agreement. Contributor and Contributee agree that the aforesaid $1,000,000 liquidated damages are a fair and reasonable amount to be paid by Contributor to Contributee as agreed and liquidated damages in light of the costs incurred by Contributee in connection with its due diligence activities and pursuit of the Contributor Properties, and shall not constitute a penalty or a forfeiture.

          15.3. Definition of Default. The term "default", as used herein, shall mean the failure to perform an obligation or covenant, and shall not be deemed to include an inaccuracy in any representation or warranty. Without limiting the generality of the foregoing, it is understood and agreed that Section 9.2 hereof sets forth the exclusive remedies of Contributor and Contributee for any claim which might arise out of any breach of a representation or warranty (and, accordingly, the provisions of Sections 15.1 and 15.2 shall not apply to any such claims).

          15.4. Provisions which Survive Closing. The provisions of Articles 4, 10, 16, 19 and 21 and Sections 3.2, 9.3, 9.4, 13.9, 15.4 and
17(b) of this Agreement shall survive the Closing.

          15.5. Provisions which Survive Termination. The provisions of Articles 15, 19 and 21 and Sections 3.3, 9.2 and 9.4 of this Agreement shall survive the termination of this Agreement.
     16. BROKERAGE. Contributee and Contributor each represents and warrants to the other that such party has not had any conversations or dealings with any broker, finder or other similar party in connection with the transactions contemplated hereby other than (i) Fallon Hines & O'Connor, Inc. and (ii) Vallace Associates (collectively, the "Brokers"). Contributee and Contributor (each, an "indemnifying party") shall indemnify, defend and hold the other harmless from and against any and all claims, liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses), arising out of a breach of the representation made by such indemnifying party pursuant to the immediately preceding sentence. If the Closing occurs, then (i) pursuant to the provisions of subsection 10.2(d), Contributee shall pay the first $1,000,000 of all commissions, fees and expenses owed to the Brokers in connection with this Agreement and the transactions contemplated hereby, and (ii) pursuant to the provisions of subsection 10.1(c) hereof, Contributor shall pay all other commissions, fees and expenses owed to the Brokers in connection with this Agreement and the transactions contemplated hereby pursuant to separate agreements between Contributor and the Brokers. The provisions of this
Section 16 shall survive the Closing.


     17.  TAX CERTIORARI PROCEEDINGS.

          (a) If any tax reduction proceedings in respect of any Contributor Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs, are pending at the time of the Closing, then Contributor agrees not to withdraw, settle or otherwise compromise any such tax reduction proceeding without the consent of Contributee, which consent shall not be unreasonably withheld or delayed.

          (b) If any tax reduction proceedings in respect of any Contributor Property, relating to the fiscal year in which the Closing occurs (or, to the extent applicable, relating to any fiscal year commencing after the Closing Date), are pending at the time of Closing, then (i) at the Closing Contributor shall assign over and transfer to Contributee all of Contributor's rights in and to such proceedings to Contributee, Contributee shall assume all obligations of Contributor thereunder arising from and after the Closing, and Contributee shall have the right to continue to prosecute and/or settle the same; provided, however, that Contributee shall not settle any such proceeding without Contributor's prior written consent, which consent shall not be unreasonably withheld or delayed.

          (c) Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the date of the Closing shall belong to and be the property of Contributor, and any refunds or savings in the payment of taxes applicable to the period from and after the date of the Closing shall belong to and be the property of Contributee; provided, however, that if any such refund creates an obligation to reimburse any tenants under Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Lease to such tenant) shall be paid to Contributee and Contributee shall, at Contributee's election, either (x) disburse the same to such tenants or (y) credit the tenants the same against the next installments of such tenant's Overage Rents (unless the requirements of the applicable Lease requires that such reimbursement be applied in a different manner, in which event Contributee shall apply such reimbursement amount according to the terms of the applicable Lease). All reasonable attorneys' fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Contributor and Contributee in proportion to the gross amount of such refunds or savings payable to Contributor and Contributee, respectively.

     18.  INSPECTION BY CONTRIBUTOR AND CONTRIBUTEE.

          (a) Contributor and its agents shall have the right to inspect each of the Contributee Properties during business hours of Business Days, and make surveys, studies and generally obtain such other information and data as shall be reasonably necessary to Contributor in connection with the transactions contemplated by this Agreement, provided that Contributor shall first give Contributee reasonable advance notice of Contributor's intention to conduct any such inspection or otherwise enter any of the Contributee Properties. Contributor's right of inspection of each of the Contributee Properties shall be subject to the rights of the tenants of each such property.

          (b) Contributee and its agents shall have the right to inspect each of the Contributor Properties during business hours of Business Days, and make surveys, studies and generally obtain such other information and data as shall be reasonably necessary to Contributee in connection with the transactions contemplated by this Agreement, provided that Contributee shall first give Contributor reasonable advance notice of Contributee's intention to conduct any such inspection or otherwise enter any of the Contributor Properties. Contributee's right of inspection of each of the Contributor Properties shall be subject to the rights of the tenants of each such property.

     19. NOTICES. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given: (a) upon delivery, if personally delivered; (b) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (c) one (1) business day after deposit with a nationally recognized overnight delivery service marked for delivery on the next business day, addressed to the party for whom it is intended at its address hereinafter set forth:

               To the Contributor:

               Saracen Companies, Inc.
               57 Wells Avenue
               Newton Centre, MA. 02159
               Attn: Mr. William F. Rand III

               with a copy to:

                Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, MA. 02109
               Att:  Ross D. Gillman, Esq.

               To the Contributee:

               Wellsford/Whitehall Properties, L.L.C.
               c/o Wellsford Commercial Properties Trust
               610 Fifth Avenue
               New York, New York 10020
               Att:  Mr. Edward Lowenthal

               with a copy to each of:

               Whitehall Street Real Estate Limited Partnership VII 85 Broad Street
               New York, New York 10004
               Attn: Mr. Ronald Bernstein

                    and

               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attn:  Alan Pearce, Esq.

               To the Escrow Agent:

               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attn:  Sandor A. Green, Esq.

or at such other address in the United States of America as may be designated by either of the parties in a written notice given in accordance with the provisions of this Section. The attorney for any party may send notices on that party's behalf.

     20. CONFIDENTIALITY. (a) Contributor and Contributee shall (and shall cause their respective Subsidiaries, affiliates, members, shareholders, partners and representatives to) hold this Agreement and the terms hereof in strict confidence, and in connection therewith neither party shall (or shall permit any of its Subsidiaries, affiliates, members, shareholders, partners or representatives to) show this Agreement (or any summary of the terms hereof) to any third party other than as set forth below. No press release or publicity notice or announcement of the terms of this Agreement, or the transactions contemplated hereby, shall be made by either Contributor or Contributee without the consent of the other, which consent shall not be unreasonably withheld or delayed. Contributor and Contributee shall each furnish to the other advance copies of any release or other publicity notice or announcement which it proposes to make public with respect to this Agreement and/or the transactions contemplated hereby.

          (b) Notwithstanding anything to the contrary contained herein, Contributee shall be entitled to disclose this Agreement, and any information related to the transactions contemplated hereby, (i) which was or becomes generally available to the public other than as a result of disclosure by Contributor or any of its employees, agents, representatives or consultants to the public or to any third party in violation of this Agreement; (ii) which becomes available to Contributee from a source other than Contributor or its representatives, provided that Contributee has no reason to believe (in its reasonable judgment) that such source is itself bound by any nondisclosure obligation in favor of Contributor; (iii) which was rightfully in the possession of Contributee prior to its receipt from Contributor or its representatives; (iv) which is independently developed by Contributee; (v) which Contributee is required to disclose by law or by court or governmental agency of competent jurisdiction, provided, to the extent practicable, Contributee shall provide Contributor with reasonable prior written notice of such disclosure obligation; (vi) to a Governmental Authority (including, without limitation, to the Securities and Exchange Commission and the American Stock Exchange pursuant to the terms and requirements of their respective rules and regulations); (vii) to Contributee's attorneys, accountants and other professionals engaged by Contributee, (viii) to Contributee's lenders and prospective lenders, and their representatives and counsel, and (ix) to Contributee's existing and prospective members, partners, shareholders, officers, directors, investors (both actual and prospective), and their respective representatives and counsel.

          (c) Notwithstanding anything to the contrary contained herein, Contributor shall be entitled to disclose this Agreement, and any information related to the transactions contemplated hereby (i) which was or becomes generally available to the public other than as a result of disclosure by Contributor or any of its employees, agents, representatives or consultants to the public or to any third party in violation of this Agreement; (ii) which becomes available to Contributor from a source other than Contributee or its representatives, provided that Contributor has no reason to believe (in its reasonable judgment) that such source is itself bound by any nondisclosure obligation in favor of Contributee; (iii) which was rightfully in the possession of Contributor prior to its receipt from Contributee or its representatives; (iv) which is independently developed by Contributor; (v) which Contributor is required to disclose by law or by court or governmental agency of competent jurisdiction, provided, to the extent practicable, Contributor shall provide Contributee with reasonable prior written notice of such disclosure obligation; (vi) to a Governmental Authority, (vii) to Contributor's attorneys, accountants and other professionals engaged by Contributor, (viii) to Contributor's lenders and prospective lenders, and their representatives and counsel, and (ix) to Contributor's existing and prospective members, partners, shareholders, officers, directors, investors (both actual and prospective), and their respective representatives and counsel.

     21.  MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflict of law provisions thereof.

          (b) Further Assurances. In addition to the obligations required to be performed hereunder by Contributor and Contributee at the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments, as may reasonably be requested in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this Section 21(b) shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligation (beyond that imposed upon on it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing).

          (c) Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Contributor and Contributee, their successors and permitted assigns.

          (d) No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Contributee, Contributor, the Escrow Agent and their permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Contributee, Contributor, the Escrow Agent and their respective permitted assigns any rights of any nature whatsoever.

          (e) Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, sets forth the entire agreement between Contributee and Contributor relating to the transactions contemplated hereby and all other prior agreements, understandings, representations or statements, oral or written, relating directly to the transactions contemplated herein are superseded hereby.

          (f) Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated into this Agreement by reference.

          (g) Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained herein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

          (h) Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Contributee and each of the Persons constituting Contributor.

          (i) Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

          (j) No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses (including reasonable attorneys' fees) incurred by the other by reason of a breach of the foregoing covenant.

          (k)  Captions; Interpretation.

               (i) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

               (ii) As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

               (iii) Both Contributor and Contributee have been represented by competent counsel in connection with the negotiation of this Agreement, and no canon of interpretation shall be applied so as to construe provisions against the party preparing the initial or subsequent drafts of this Agreement.

          (l) No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

          (m) Consent of Contributor. Whenever the consent, approval or decision of Contributor (or any of the Persons constituting Contributor, or any of the Companies) is required pursuant to any of the terms of this Agreement, such consent, approval or decision shall be deemed given by, and binding on, each of the respective Persons constituting Contributor and on each of the Companies if Contributee obtains the written consent, approval or decision of Saracen Properties, Inc., and each of the respective Persons constituting Contributor, and each of the respective Companies, hereby agrees that Saracen Properties, Inc. shall have the power and authority to grant any such written consent or approval, or make any such decision, on behalf of, and as the duly authorized agent and representative of, such respective Persons.

          (n) Exculpation of Contributee, WCPT and Whitehall. This Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and the transactions contemplated hereby have been executed by an officer or trustee of WCPT in his capacity as an officer or trustee of WCPT, and not individually. WCPT, in turn, is executing this Agreement in its capacity as the managing member of Contributee, and not on behalf of WCPT individually. None of WCPT, Whitehall, or the respective trustees, officers, shareholders, partners or members of WCPT or Whitehall shall be bound or have any personal liability hereunder or thereunder. Contributor shall look solely to the assets of Contributee for satisfaction of any liability, if any, of Contributee in respect of this Agreement and will not seek recourse or commence any action against WCPT, Whitehall, or any of the respective trustees, officers, shareholders, members or partners of WCPT or Whitehall, or any of their respective personal assets, for the performance or payment of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between or among the parties hereto.

          (o) Exculpation of Contributor. In the event that this Agreement has been terminated and Contributee seeks to enforce any claim for damages against Contributor arising out of or in connection with this Agreement, the sole remedy of Contributee hereunder shall be to seek recovery of the liquidated damages against Dominic J. Saraceno and Kurt Saraceno pursuant to the terms of the Contributor Liquidated Damages Promissory Note. In the event of any post-Closing claim against Contributor arising under this Agreement, Contributee agrees that it shall look only to the membership interests of the Saracen Members in Contributee (including the Membership Units, the Series A Preferred Membership Units, and any distributions otherwise payable by Contributee to the Saracen Members under the Operating Agreement as amended by the Operating Agreement Amendment). Except as set forth above, Contributee will not seek recourse or commence any action personally against any of the Persons constituting Contributor, or against any of the trustees, members, officers, shareholders or partners of any of such Persons, or any of their respective personal assets, for the performance or payment of any obligation or liability hereunder.

          (p) Modification of Saracen Companies, Inc. Lease. At the Closing, Contributor shall cause the Saracen Companies, Inc. to, and Contributee shall, amend that certain lease between Wells Senior and the Saracen Companies, Inc. dated June 1, 1991 with respect to approximately 5,540 square feet at 7-57 Wells Avenue (the "Saracen Lease") to provide, in substance, that for so long as the Asset Management Agreement shall remain in full force and effect, the tenant under the Saracen Lease shall not have the right to terminate or assign such Lease or to sublet all or any portion of the applicable leased premises (except that while the Asset Management Agreement is in effect, the tenant under the Saracen Lease may, from time to time, sublet portions of such leased premises pursuant to the terms of the Saracen Lease, for so long as the Asset Manager continues to maintain its principal management office within such leased premises).

          (q)  Exclusivity.        Until the earlier to occur of (i) the
Closing or (ii) the termination of this Agreement pursuant to its terms, Contributor covenants and agrees that it will not negotiate or enter into discussions with, or entertain or solicit offers from, any person or entity other than Contributee with respect to the sale, disposition or other direct or indirect transfer of any one or more of the Contributor Properties or the Companies or any direct or indirect interest therein.

          (r) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Contributee and Contributor shall bind Contributee and Contributor as if they had each executed the same counterpart.

          IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

               CONTRIBUTOR:


               SARACEN PROPERTIES, INC.
               a Massachusetts corporation

               By:/s/ William F. Rand, III
                   _____________________________
                   Name:  William F. Rand, III
                   Title: V.P. - Treasurer


               SARACENO HOLDING TRUST GENERAL PARTNERSHIP a Massachusetts general partnership

               By: Saraceno Holding Trust Limited Partnership I
                   General Partner

                   By: Saracen Properties, Inc.
                       its General Partner

                        By:/s/ William F. Rand, III
                          _______________________
                            Name:  William F. Rand, III
                            Title: V.P. - Treasurer


               /s/ Dominic J. Saraceno
               ____________________________
               DOMINIC J. SARACENO

               150 WELLS AVENUE REALTY TRUST
               a Massachusetts trust

               By:/s/ Dominic J. Saraceno
                   ____________________________
                   Name:  Dominic J. Saraceno
                   Title: Trustee

               RIVER PARK REALTY TRUST
               a Massachusetts trust

               By:/s/ Kurt W. Saraceno
                   ____________________________
                   Name:  Kurt W. Saraceno
                   Title: Trustee



               SEVENTY WELLS AVENUE LLC
               a Massachusetts limited liability company

               By: Seventy Wells Avenue Inc.
                   Manager

                   By:/s/ William F. Rand, III
                     _____________________________
                       Name:  William F. Rand, III
                       Title: V.P. Treasurer

               NEWTON ACQUISITION LLC I,
               a Massachusetts limited liability company

               By: Saracen Properties, Inc.
                   Manager

                   By:/s/ William F. Rand, III
                     _____________________________
                       Name:  William F. Rand, III
                       Title: V.P. Treasurer

               SARACEN PORTLAND L.L.C.
               a Maine limited liability company

               By: Saracen Properties, Inc.
                   Manager

                   By:/s/ William F. Rand, III
                     _____________________________
                       Name:  William F. Rand, III
                       Title: V.P. Treasurer


               KSA NEWTON ACQUISITION LIMITED PARTNERSHIP II a Massachusetts limited partnership

               By: Saracen Properties, Inc.
                   General Partner

                   By:/s/ William F. Rand, III
                     _____________________________
                       Name:  William F. Rand, III
                       Title: V.P. Treasurer

               KSA NEWTON LIMITED PARTNERSHIP I
               a Massachusetts limited liability company

               By:/s/ Dominic J. Saraceno
                   ____________________________
                   Name: Dominic J. Saraceno
                   Title: General Partner



               CONTRIBUTEE:

               WELLSFORD/WHITEHALL PROPERTIES, L.L.C.,
               a Delaware limited liability company


               By:  Wellsford Commercial Properties Trust,
                    managing member

                    By:/s/ Edward Lowenthal
                      ________________________________
                         Name: Edward Lowenthal
                         Title: President



RECEIPT BY ESCROW AGENT:

The undersigned Escrow Agent hereby acknowledges receipt of (i) the Deposit,
(ii) the First Loan Note, (iii) the Second Loan Note and (iv) the
Contributor Liquidated Damages Promissory Note, to be held in escrow pursuant to the provisions of Section 3.3 of this Agreement.

ROBINSON SILVERMAN PEARCE ARONSOHN & BERMAN LLP


By:  /s/ Sandor A. Green
     _____________________________
     Name:  Sandor A. Green, Esq.
     Title: Partner